                                  SCHEDULE 14A
                                 (Rule 14a-101)

                            SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    /X/  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             ECO SOIL SYSTEMS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /  No fee required.



/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.



    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

         $60,000,000
        ------------------------------------------------------------------------



    (5) Total fee paid:

         $12,000
        ------------------------------------------------------------------------


/ / Fee paid previously with preliminary materials.



/X/ Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.



    (1) Amount Previously Paid:

        $8,400
        ------------------------------------------------------------------------

    (2) Form, Schedule or Registration Statement No.:

        Schedule 14A
        ------------------------------------------------------------------------

    (3) Filing Party:

        Eco Soil Systems, Inc.
        ------------------------------------------------------------------------

    (4) Date Filed:

        May 24, 2000
        ------------------------------------------------------------------------

                             ECO SOIL SYSTEMS, INC.
                              10740 THORNMINT ROAD
                           SAN DIEGO, CALIFORNIA 92127
                    ----------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON [__________], 2000

TO THE SHAREHOLDERS OF ECO SOIL SYSTEMS, INC.:

             Notice is hereby given that the Annual Meeting of the Shareholders of Eco Soil Systems, Inc. ("Eco Soil"), will be held at Eco Soil's corporate offices located at 10740 Thornmint Road, San Diego, California 92127 on [__________], [__________], 2000 at [_:__] [p.m.][a.m.]
for the following purposes:



         1. To consider and vote upon the approval of an Amended and Restated Asset Purchase Agreement, dated April 5, 2000, as amended by the First Amendment to Amended and Restated Asset Purchase Agreement, dated as of June 9, 2000 (the "Amendment"), by and among Eco Soil, its subsidiary Turf Partners, Inc. ("Turf Partners") and J.R. Simplot Company ("Simplot") as amended, the "Purchase Agreement"), pursuant to which Turf Partners will sell substantially all of its assets to Simplot (the "Asset Sale"). The full text of the Purchase Agreement and the Amendment are included as Annex A and Annex B, respectively, to the attached proxy statement and incorporated herein by reference.



         2. To elect one director for a three-year term to expire at the 2003 Annual Meeting of Shareholders. The present Board of Directors of Eco Soil has nominated and recommends for election as director the following person:

                  Edward N. Steel

         3. To transact such other business as may be properly brought before the Annual Meeting or any adjournment thereof.

         ECO SOIL'S BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE PURCHASE AGREEMENT, HAS DETERMINED THAT THE ASSET SALE IS IN THE BEST INTERESTS OF ECO SOIL AND ITS SHAREHOLDERS AND RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL AND ADOPTION OF THE PURCHASE AGREEMENT AND THE ASSET SALE. ECO SOIL'S BOARD OF DIRECTORS ALSO RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE NOMINEE FOR DIRECTOR SET FORTH IN THE ATTACHED PROXY STATEMENT.


         The Board of Directors has fixed the close of business on June 5, 2000 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. A list of such shareholders will be open to the examination of any shareholder at the Annual Meeting and, during normal business hours, from [__________], 2000 to the date of the Annual Meeting at the offices of Eco Soil Systems, Inc., 10740 Thornmint Road, San Diego, California 92127.


         Accompanying this Notice is a Proxy. WHETHER OR NOT YOU EXPECT TO BE AT THE ANNUAL MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY. If you plan to attend the Annual Meeting and wish to vote your shares personally, you may do so at any time before the Proxy is voted.

         All shareholders are cordially invited to attend the meeting.

                                      BY ORDER OF THE BOARD OF DIRECTORS


                                      Dennis Sentz
                                      SECRETARY
San Diego, California
[__________], 2000

                             ECO SOIL SYSTEMS, INC.
                              10740 THORNMINT ROAD
                           SAN DIEGO, CALIFORNIA 92127

                              ---------------------

                                TABLE OF CONTENTS

                                                                                                           Page
  INTRODUCTION..............................................................................................

  SUMMARY...................................................................................................

  QUESTIONS AND ANSWERS ABOUT THE ASSET SALE................................................................

  RISK FACTORS..............................................................................................

  THE ANNUAL MEETING........................................................................................
      General...............................................................................................
      Matters to be Considered at the Annual Meeting........................................................
      Record Date...........................................................................................
      Voting and Revocation of Proxies......................................................................
      Vote Required.........................................................................................
      Solicitation of Proxies; Expenses.....................................................................
      Board Recommendation..................................................................................

  PROPOSAL NO. 1:  THE ASSET SALE...........................................................................
      Background of the Asset Sale..........................................................................
      Reasons for the Asset Sale............................................................................
      Purchase Price........................................................................................
      Assets to be Sold.....................................................................................
      Use of Proceeds.......................................................................................
      The Closing of the Asset Sale.........................................................................
      Representations and Warranties........................................................................
      Survival of Representations and Warranties and Indemnification........................................
      Conditions of the Asset Sale..........................................................................
      Termination...........................................................................................
      No Solicitation.......................................................................................
      Fees and Expenses.....................................................................................
      No Payment, Dividend or Distribution to Holders of Common Stock.......................................
      Certain Tax Consequences of the Asset Sale............................................................
      Accounting Treatment of the Asset Sale................................................................
      Opinion of Eco Soil's Financial Advisor...............................................................
      Conduct of Business...................................................................................
      Other Agreements with Simplot.........................................................................
      Where You Can Find Additional Information.............................................................
      Dissenter's Rights....................................................................................

                                       i

      Board Recommendation..................................................................................
      Pro Forma Consolidated Financial Information..........................................................

  PROPOSAL NO. 2:  ELECTION OF DIRECTORS....................................................................
      General...............................................................................................
      Information Regarding Directors.......................................................................
      Board Recommendation..................................................................................
      Board Meetings and Committees.........................................................................

  EXECUTIVE OFFICERS AND KEY EMPLOYEES OF ECO SOIL..........................................................

  EXECUTIVE COMPENSATION AND OTHER INFORMATION..............................................................
      Executive Compensation; Stock Option Grants; Option Exercises.........................................
      Employment Agreements.................................................................................
      Compensation Plans....................................................................................
      Compensation Committee Interlocks and Insider Participation...........................................
      Certain Transactions..................................................................................
      Compensation Committee Report on Executive Compensation...............................................

  PERFORMANCE GRAPH.........................................................................................

  SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT..........................................

  GENERAL...................................................................................................
      Independent Auditors..................................................................................
      Section 16(a) Beneficial Ownership Reporting Compliance...............................................
      Shareholder Proposals.................................................................................
      Annual Report.........................................................................................
      Other Matters.........................................................................................

  ANNEX A:  AMENDED AND RESTATED ASSET PURCHASE AGREEMENT...................................................



  ANNEX B:  FIRST AMENDMENT TO AMENDED AND RESTATED ASSET PURCHASE AGREEMENT................................



  ANNEX C:  FORM OF SHAREHOLDER VOTING AGREEMENT............................................................



  ANNEX D:  OPINION OF CIBC WORLD MARKETS CORP..............................................................



  ANNEX E:  NEBRASKA DISSENTER'S RIGHTS STATUTES............................................................




                             ECO SOIL SYSTEMS, INC.
                              10740 THORNMINT ROAD
                           SAN DIEGO, CALIFORNIA 92127
                                -----------------
                                 PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON [__________], 2000


                                  INTRODUCTION

         This Proxy Statement is being furnished to the shareholders of Eco Soil Systems, Inc., a Nebraska corporation ("Eco Soil"), in connection with the solicitation of proxies by Eco Soil's Board of Directors from holders of outstanding shares of common stock, $0.005 par value per share, of Eco Soil for use at the Annual Meeting of the Shareholders of Eco Soil to be held on [__________], [__________], 2000 at [_:__] [p.m.][a.m.], and any adjournments thereof (the "Annual Meeting").

         At the Annual Meeting, you will be asked to consider and vote upon the following matters:



         1. To consider and vote upon the approval of an Amended and Restated Asset Purchase Agreement, dated April 5, 2000, as amended by the First Amendment to Amended and Restated Asset Purchase Agreement, dated as of June 9, 2000 (the "Amendment"), by and among Eco Soil, its subsidiary
     Turf Partners, Inc. ("Turf Partners") and J.R. Simplot Company ("Simplot") (as amended, the "Purchase Agreement") pursuant to which Turf Partners will sell substantially all of its assets to Simplot (the "Asset Sale"). The full text of the Purchase Agreement and the Amendment are included as Annex A and Annex B, respectively, to the attached proxy statement and incorporated herein by reference.


         2. To elect one director for a three-year term to expire at the 2003 Annual Meeting of Shareholders. The present Board of Directors of Eco Soil has nominated and recommends for election as director the following person:

                  Edward N. Steel

         3. To transact such other business as may be properly brought before the Annual Meeting or any adjournment thereof.

         ECO SOIL'S BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE PURCHASE AGREEMENT, HAS DETERMINED THAT THE ASSET SALE IS IN THE BEST INTERESTS OF ECO SOIL AND ITS SHAREHOLDERS AND RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL AND ADOPTION OF THE PURCHASE AGREEMENT AND THE ASSET SALE. ECO SOIL'S BOARD OF DIRECTORS ALSO RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE NOMINEE FOR DIRECTOR SET FORTH BELOW.

                                     SUMMARY

         THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION CONTAINED IN THIS PROXY STATEMENT AND MAY NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. TO UNDERSTAND THE ASSET SALE MORE FULLY AND FOR A MORE COMPLETE DESCRIPTION OF THE LEGAL TERMS OF THE ASSET SALE, YOU SHOULD READ CAREFULLY THE ENTIRE PROXY STATEMENT AND THE OTHER DOCUMENTS TO WHICH WE HAVE REFERRED YOU. SEE "WHERE YOU CAN FIND ADDITIONAL INFORMATION" ON PAGE [___] OF THIS PROXY STATEMENT.

THE ANNUAL MEETING

         Time, Date and Place:         The Annual Meeting will be held at Eco
                                       Soil's corporate offices at
                                       10740 Thornmint Road, San Diego,
                                       California 92127 on [__________],
                                       [__________], 2000 at [_:__]
                                       [p.m.][a.m.].


         Record Date:                  Shareholders of record of Eco Soil's
                                       common stock as of the close of business on June 5, 2000 will be entitled to vote at the meeting.




         Purpose:                      1.  To consider and vote upon the
                                           approval of an Amended and Restated
                                           Asset Purchase Agreement, dated April
                                           5, 2000, as amended by the First
                                           Amendment to Amended and Restated
                                           Asset Purchase Agreement, dated
                                           as of June 9, 2000 (the "Amendment"),
                                           by and among Eco Soil, its subsidiary
                                           Turf Partners, Inc. ("Turf Partners")
                                           and J.R. Simplot Company ("Simplot"),
                                           pursuant to which Turf Partners will
                                           sell substantially all of its assets
                                           to Simplot (the "Asset Sale").



                                       2.  To elect one director for a
                                           three-year term to expire at the 2003
                                           Annual Meeting of Shareholders.

                                       3.  To transact such other business as
                                           may be properly brought before the
                                           Annual Meeting or any adjournment
                                           thereof.

         Board Recommendation:         Eco Soil's Board of Directors has
                                       unanimously approved the Purchase
                                       Agreement, has determined that the
                                       Asset Sale is in the best interests
                                       of Eco Soil and its shareholders and
                                       recommends that shareholders vote FOR
                                       approval and adoption of the Purchase
                                       Agreement and the Asset Sale. Eco Soil's
                                       Board of Directors also recommends that
                                       shareholders vote FOR the nominee for
                                       director set forth below.

         Required Vote:                The Purchase Agreement and the Asset Sale
                                       must be approved by the holders of a
                                       majority of the outstanding shares of Eco
                                       Soil common stock.  Abstentions and
                                       broker non-votes will be counted as votes against the approval and adoption of the Purchase Agreement and the Asset Sale.
                                       The nominee for election to Eco Soil's
                                       Board of Directors receiving the highest number of affirmative votes of the shares present in person or represented by proxy and entitled to vote shall be elected as director.


THE ASSET SALE

         Assets to be Sold:            Turf Partners will sell to Simplot
                                       substantially all of the assets it uses
                                       in the operation of its business.  See
                                       "Proposal No. 1 - The Asset Sale - Assets to be Sold" on page [__].


         Purchaser:                    The purchaser of the assets of Turf
                                       Partners will be the J.R. Simplot
                                       Company, a Nevada corporation
                                       ("Simplot"), headquartered at 999

                                       Main Street, Suite 1300, Boise, Idaho,
                                       83702. Simplot is a privately held
                                       corporation engaged in the business of
                                       food processing, fertilizer
                                       manufacturing, agriculture and related
                                       business. Simplot may assign its rights
                                       under the Purchase Agreement to a
                                       subsidiary, so long as Simplot remains
                                       obligated to perform its obligations
                                       under the Purchase Agreement.



         Purchase Price:               Simplot has agreed to purchase Turf
                                       Partners' assets for a purchase price of $23,000,000. Simplot will pay the purchase price, net of an amount in respect of certain expenses incurred by Eco Soil in connection with the Asset
                                       Sale, to Turf Partners at the closing
                                       of the Asset Sale, which is expected to
                                       occur in late July 2000. Simplot also
                                       will assume Turf Partners' liabilities
                                       associated with its existing vendor
                                       payables, contracts and leases, and will assume amounts outstanding under Turf
                                       Partners' credit facility with Coast
                                       Business Credit.


                                       On the closing of the Asset Sale,
                                       Eco Soil will use a portion of the
                                       purchase price to repay all amounts
                                       outstanding on the $3,000,000
                                       loan to be made by Simplot to Eco Soil
                                       and Turf Partners pursuant to the Term
                                       Loan Agreement executed between Eco
                                       Soil, Turf Partners and Simplot on
                                       April 12, 2000.

                                       See "Proposal No. 1 - The Asset Sale -
                                       Purchase Price" on page [_].



      Other Agreements with Simplot:   The Purchase Agreement calls for Eco Soil
                                       and Simplot to enter into separate
                                       agreements pursuant to which Simplot will sell Eco Soil proprietary products into turf and agricultural markets and commence field trials of Eco Soil's proprietary products on its potato fields. Under the agreement relating to agricultural markets, Eco Soil's proprietary products would be distributed through Simplot's Soilbuilders organization.




                                       In connection with the execution of the
                                       Amendment, Eco Soil, Turf Partners and
                                       Simplot also agreed to the terms of a
                                       Corporate Management Agreement, pursuant to which Simplot will manage the business of Turf Partners pending the closing of the Asset Sale. A form of the Shareholder Voting Agreement is attached to this Proxy Statement as Annex C.





                                       In addition, as an inducement to Simplot to enter into the Amendment, the members of Eco Soil's Board of Directors entered into Shareholder Voting Agreements, pursuant to which they agreed to vote their shares of Eco Soil common stock in favor of the Purchase Agreement and the Asset Sale. A form of the Shareholder Voting Agreement is attached to this Proxy Statement as Annex C.

                                       See "Proposal No. 1 - The Asset Sale -
                                       Other Agreements With Simplot" on
                                       page [ ].




         Opinion of Eco Soil's         In connection with its approval of the
           Financial Advisor           Purchase Agreement and the Asset Sale,
                                       Eco Soil's Board of Directors
                                       received an opinion of Eco Soil's
                                       financial advisor, CIBC World Markets
                                       Corp., as to the fairness, from a
                                       financial point of view, to Eco Soil of
                                       the consideration to be received in the
                                       Asset Sale. The full text of CIBC World
                                       Markets' written opinion dated
                                       June 9, 2000 is attached to this Proxy
                                       Statement as Annex D. We encourage you to read this opinion carefully in its entirety for a description of the assumptions made, matters considered and limitations on the review undertaken. CIBC WORLD
                                       MARKETS' OPINION IS ADDRESSED TO ECO
                                       SOIL'S BOARD OF DIRECTORS AND DOES NOT
                                       CONSTITUTE A RECOMMENDATION TO ANY
                                       SHAREHOLDER AS TO HOW TO VOTE WITH
                                       RESPECT TO MATTERS RELATING TO THE
                                       ASSET SALE.

         Reasons for the Sale:         Eco Soil's Board of Directors chose to
                                       recommend the Purchase Agreement and
                                       Asset Sale because it views the Asset
                                       Sale as beneficial to Eco Soil and its
                                       shareholders for several reasons,
                                       including the increased financial
                                       flexibility it will provide Eco Soil
                                       through the addition of working
                                       capital and reduction of debt while
                                       expanding the turf and agricultural
                                       markets for Eco Soil's proprietary
                                       products.

                                       In reaching its decision to recommend and approve the Purchase Agreement and the Asset Sale, Eco Soil's Board of Directors considered, among other things, the financial performance and future prospects of the Turf Partners business, current economic and market conditions in the agricultural supply industry, and the price and other terms of the Asset Sale.

                                       See "Proposal No. 1 - The Asset Sale -
                                       Reasons for the Asset Sale" on page [_].

         Conduct of Business After     After the Asset Sale, Eco Soil will
           the Assets Sale:            continue to develop, market and sell
                                       proprietary biological products that
                                       provide solutions for a wide variety of
                                       turf and crop problems in the golf and
                                       agricultural industries. Eco Soil has
                                       developed a portfolio of microbial
                                       programs to be applied via standard spray procedures in the case of the FreshPack
                                       -TM- product line, or through Eco Soil's patented BioJect-Registered Trademark-system. These naturally occurring microbes complement or reduce the need for many chemical products currently used in golf and agricultural markets.
                                       After the Asset Sale, Eco Soil also
                                       will continue to market and sell
                                       traditional chemical products and other
                                       supplies in agricultural markets.



         Use of Proceeds:              Eco Soil plans to use a portion of the
                                       proceeds to fund transaction expenses
                                       related to the Asset Sale. Eco Soil
                                       intends to use the remaining proceeds
                                       of the Asset Sale to repay long-term
                                       indebtedness of Eco Soil, including to
                                       repay a $3,000,000 loan to be made by
                                       Simplot to Eco Soil prior to closing,
                                       and for Eco Soil's working capital
                                       purposes.



         Dissenters Rights:            Nebraska law provides dissenters rights
                                       to shareholders in transactions involving the sale or exchange of all, or substantially all, of the property of a corporation other than in the usual and regular course of business if the shareholder is entitled to vote on the sale or exchange. As described below, Eco Soil's Board of Directors has determined that since the Asset Sale may qualify as a sale of all or substantially all of Eco Soil's assets, the prudent course was to seek shareholder approval of the Purchase Agreement and the Asset
                                       Sale. If (i) the Asset Sale is deemed to be a sale of all or substantially all of Eco Soil's asset, (ii) you do not vote for the Asset Sale and (iii) you comply with the procedures required by the Nebraska Business Corporation Law you may have the right to receive payment for the fair value of your shares. See "Proposal
                                       No. 1 - The Asset Sale - Dissenter's
                                       Rights" on page [_].

         Retention of Certain          The Purchase Agreement provides that some
           Assets:                     of Turf Partners' assets will not be sold
                                       to Simplot in the Asset Sale. In
                                       addition, Simplot will have the option
                                       to exclude certain of Turf Partners'
                                       leases from the

                                       Asset Sale. Eco Soil does not expect
                                       any of the retained assets to have a
                                       material adverse effect on its future
                                       results of operations or financial
                                       condition.

         The Closing:                  The closing of the Asset Sale is
                                       expected to occur two business days
                                       following the satisfaction or waiver of
                                       all of the conditions to each party's
                                       obligations under the Purchase Agreement, or on another date as the parties mutually agree. It is currently anticipated that the closing will occur in late July 2000.


         Closing Conditions:           The Purchase Agreement contains closing
                                       conditions that are customary to
                                       transactions similar to the Asset Sale,
                                       including approval of the shareholders of Eco Soil, expiration of the applicable waiting periods under the HSR Act and the receipt of third-party consents. See
                                       "Proposal No. 1 - The Asset Sale -
                                       Conditions of the Asset Sale" on page
                                       [__].




         Termination:                  The Purchase Agreement may be terminated
                                       under certain circumstances set forth in the Purchase Agreement, including by mutual written consent of Turf Partners or Simplot, by either party upon a material breach by the other party, and in certain circumstances, by Turf Partners or Simplot if the Closing has not occurred on or before August 31, 2000. See "Proposal
                                       No. 1 - The Asset Sale - Termination of
                                       the Asset Sale" on page [__].



         Certain Federal Income Tax    Turf Partners will recognize gain or loss
           Consequences:               for federal income tax purposes on the
                                       sale of the Turf Partners business in the Asset Sale. Turf Partners' gain or loss will be determined based upon the amount of purchase price (increased by the liabilities of Turf Partners properly accrued as of the Closing Date, to the extent assumed by Simplot) allocated to each asset and Turf Partners' tax basis for each asset. To the extent that the purchase price (as increased) allocated to an asset exceeds its tax basis, Turf
                                       Partners will recognize gain on the
                                       disposition of the asset, and vice versa.
                                       Because Turf Partners will be included in Eco Soil's consolidated federal income tax return for the taxable year that includes the sale, all gains and losses recognized by Turf Partners will be included on Eco Soil's federal income tax return for the taxable year that includes the sale. The Asset Sale may also result in state or local, income, franchise, sales, use or other tax liabilities in state or local tax jurisdictions in which Turf Partners files returns.

                                       Holders of Eco Soil common stock will not recognize any gain or loss due to the Asset Sale. However, if a shareholder chooses to sell his or her shares or to exercise dissenters' rights if available, that shareholder may owe taxes at that time. Shareholders are encouraged to contact their own tax advisor.


         Accounting Treatment of the   The Asset Sale will be accounted for as
           Sale:                       a sale of assets transaction.

         Payments to Holders of        Holders of Eco Soil common stock will not
         Shares of Eco Soil            receive any payment as a
         Common Stock:                 result of the Asset Sale. Any
                                       determination to pay dividends or other
                                       payments to Eco Soil shareholders in the future will be at the discretion of Eco
                                       Soil's Board of Directors and will
                                       depend upon numerous factors, including
                                       Eco Soil's results of operations,
                                       financial condition, capital requirements and contractual restrictions.

         Interests of Certain Persons  All of Eco Soil's executive officers and
           in the Asset Sales:         directors own shares of Eco Soil common
                                       stock and/or options to purchase shares
                                       of Eco Soil common stock and, to that
                                       extent, their interest in the sale is the same as that of other shareholders of Eco
                                       Soil.

                   QUESTIONS AND ANSWERS ABOUT THE ASSET SALE


  Q:   WHO IS SOLICITING MY PROXY?

  A:   The Board of Directors of Eco Soil Systems, Inc.

  Q:   WHY IS THE ECO SOIL BOARD OF DIRECTORS RECOMMENDING THE ASSET SALE?

  A: After considering a number of factors, including the financial performance and future prospects of the Turf Partners business, current economic and market conditions in the turf products industry, and the price and other terms of the Asset Sale, Eco Soil's Board of Directors determined that the Asset Sale is in the best interests of Eco Soil and its shareholders. See "Proposal No. 1 - The Asset Sale - Reasons for the Asset Sale" on page [_].

  Q:   WHEN DO YOU EXPECT THE ASSET SALE TO BE COMPLETED?

  A: We are working toward completing the sale as quickly as possible. We expect the sale to occur two business days following the satisfaction or waiver of all of the conditions to the sale, including approval of the shareholders of Eco Soil, expiration of the applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), the receipt of third-party consents and the absence of any material adverse change in the Turf Partners business. If necessary or desirable, Eco Soil, Turf Partners and Simplot may agree to a later date. We currently expect to complete the sale in late July 2000.

  Q:   WHAT WILL ECO SOIL RECEIVE FOR THE ASSETS IT IS SELLING TO SIMPLOT?



  A: Simplot has agreed to purchase the assets for a purchase price of $23,000,000. Simplot also will assume Turf Partners' liabilities associated with its existing vendor payables, contracts and leases, and will assume amounts outstanding under Turf Partners' credit facility with Coast Business Credit. See "Proposal No. 1 - The Asset
       Sale - Purchase Price" on page [_].





  Q.   HOW AND WHEN WILL THIS MONEY BE PAID TO ECO SOIL?



  A. Simplot will pay the $23,000,000 Purchase Price to Turf Partners by wire transfer, net of an amount in respect of certain expenses incurred by Eco Soil in connection with the Asset Sale, on the closing of the Asset Sale. On the closing of the Asset Sale, Eco Soil will use a portion of the purchase price to repay all amounts outstanding on the $3,000,000 loan to be made by Simplot to Eco Soil and Turf Partners pursuant to the Term Loan Agreement executed between Eco Soil, Turf Partners and Simplot on April 12, 2000. See "Proposal No. 1 -
       The Asset Sale - Purchase Price" on page [_].





  Q:   WHAT WILL ECO SOIL'S BUSINESS BE FOLLOWING THE ASSET SALE?

  A: Eco Soil will continue to develop, market and sell proprietary biological products that provide solutions for a wide variety of turf and crop problems in the golf and agricultural industries. Eco Soil has developed a portfolio of microbial programs to be applied via standard spray procedures in the case of the FreshPack-TM- product line, or through Eco Soil's patented BioJect-Registered Trademark-system. These naturally occurring microbes complement or reduce the need for many chemical products currently used in golf and agricultural markets. After the Asset Sale, Eco Soil also will continue to market and sell traditional chemical products and other supplies in agricultural markets.

  Q:   WHAT WILL ECO SOIL DO IF THE ASSET SALE IS NOT APPROVED BY THE
       SHAREHOLDERS?

  A: If Eco Soil's shareholders do not approve the Purchase Agreement and the Asset Sale, Eco Soil will continue to supply proprietary and traditional chemical products to golf courses through the Turf Partners distribution channel. Eco Soil, however, will have an acute need for additional capital if the transaction is not consummated. Eco Soil may not be successful in obtaining additional financing on acceptable terms or at all, which would materially adversely affect Eco Soil's ability to meet its business objectives and continue as a going concern.

       If Eco Soil were unable to secure such financing, it would at a minimum be forced to revise its 2000 operating plan. In addition, if Eco Soil does not repay in full by July 31, 2000 its Senior Subordinated Notes due 2003, it will be obligated to issue to the holders of the notes a number of shares equal to five percent of Eco Soil's then-outstanding common stock on a fully diluted basis. If Eco Soil does not receive the contemplated proceeds of the Asset Sale, it will not have sufficient resources to repay the notes.

       In addition, Eco Soil has received a notice from the Nasdaq Stock Market that its net tangible assets at December 31, 1999 did not meet Nasdaq's $4,000,000 net tangible assets requirement for continued listing on the Nasdaq National Market. Accordingly, Nasdaq has advised Eco Soil that it is reviewing Eco Soil's eligibility for continued listing. In correspondence with Nasdaq, Eco Soil has indicated that completion of the Asset Sale will bring Eco Soil back into compliance with Nasdaq's net tangible assets requirement. If the Asset Sale is not completed, Eco Soil may not succeed in maintaining its Nasdaq listing. If Eco Soil's stock is delisted, the price of the common stock would, in all likelihood, decline. In addition, it would be an event of default under Eco Soil's Convertible Subordinated Debentures if Eco Soil's shares where delisted from Nasdaq.

  Q:   WILL I RECEIVE ANY PAYMENT AS A RESULT OF THE ASSET SALE?

  A: No, you will not receive any payment as a result of the Asset Sale. We will use the net proceeds to repay long-term indebtedness of Eco Soil and for Eco Soil's working capital purposes.

  Q:   CAN I STILL SELL MY SHARES OF ECO SOIL COMMON STOCK?

  A: Yes, neither the Purchase Agreement nor the Asset Sale will affect your right to sell or otherwise transfer your shares of Eco Soil common stock.

  Q:   WHO MUST APPROVE THE PURCHASE AGREEMENT AND ASSET SALE?

  A: In addition to the approvals by the Simplot Board of Directors, the Turf Partners Board of Directors and the Eco Soil Board of Directors, which have already been obtained, the Purchase Agreement and the Asset Sale must be approved by the holders of Eco Soil common stock.

  Q: WHY ARE ECO SOIL'S SHAREHOLDERS VOTING ON THE SALE OF ASSETS OF ONE OF ECO SOIL'S SUBSIDIARIES?

  A. Section 21-21,136 of the Business Corporation Act of Nebraska requires shareholder approval of a sale of all, or substantially all, of the property of a corporation. Since the Turf Partners business represents 38% of Eco Soil's consolidated assets based on Eco Soil's March
       31, 1999 balance sheet, Eco Soil's Board of Directors determined that the Asset Sale may qualify as a sale of all or substantially all of Eco Soil's assets and that the most prudent course was to seek shareholder approval of the Purchase Agreement and the Asset Sale.

  Q: WHAT IS THE REQUIRED SHAREHOLDER VOTE TO APPROVE THE PURCHASE AGREEMENT AND ASSET SALE?

  A: The affirmative vote of the holders of a majority of the outstanding shares of Eco Soil's common stock is required to approve the Purchase Agreement and the Asset Sale.

  Q:   WHAT DO I NEED TO DO NOW?

  A: We urge you to read this proxy statement carefully, including the annexes, and consider how the Asset Sale affects you as a shareholder. You may also want to review the documents referenced under "Where You Can Find Additional Information" on page [___].

  Q:   HOW DO I VOTE?

  A: You should indicate on your proxy card how you want to vote, and sign and mail your proxy card in the enclosed return envelope as soon as possible so that your shares may be represented at the Annual Meeting. If you sign and mail a proxy that does not indicate how you want to vote, your proxy will be voted for approval of the Purchase Agreement and the Asset Sale.

  Q: IF MY SHARES ARE HELD IN A BROKERAGE ACCOUNT, WILL BROKER VOTE MY SHARES FOR ME?

  A: No, your broker will not vote your shares for you unless you provide instructions on how to vote. It is important that you follow the directions provided by your broker regarding how to instruct your broker to vote your shares.

  Q:   MAY I CHANGE MY VOTE?

  A: Yes, you may change your vote at any time before your proxy is voted at the Annual Meeting. To change your vote, simply send a written revocation or a later-dated, completed and signed proxy card before the Annual Meeting or attend the Annual Meeting and vote in person.

  Q:   WHEN AND WHERE IS THE ANNUAL MEETING?

  A: The Annual Meeting will be held at Eco Soil's corporate offices located at 10740 Thornmint Road, San Diego, California 92127 on [__________], [__________], 2000 at [_:__] [p.m.][a.m.].

  Q:   WILL I OWE ANY FEDERAL INCOME TAX AS A RESULT OF THE ASSET SALE?

  A: No, you will not owe any federal income as a result of the Asset Sale. However, if you choose to sell your shares or to exercise dissenters' rights if available, you may owe taxes at that time.

  Q:   WILL I HAVE DISSENTERS' RIGHTS?

  A: If (i) the Asset Sale is deemed to be a sale of all or substantially all of Eco Soil's assets, (ii) you do not vote for the Asset Sale and
       (iii) you comply with the procedures required by the Nebraska Business Corporation Law you may have the right to receive payment for the fair value of your shares.

  Q:   WHOM SHOULD I CALL WITH QUESTIONS?

  A: If you have questions about the sale, please call Ann Strobel, in Eco Soil's Investor Relations office, at (858) 675-1660.

                                  RISK FACTORS

         YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS RELATING TO THE ASSET SALE BEFORE YOU DECIDE WHETHER TO VOTE OR APPROVE THE PURCHASE AGREEMENT AND THE ASSET SALE. YOU SHOULD ALSO CONSIDER THE OTHER INFORMATION IN THE PROXY STATEMENT AND THE ADDITIONAL INFORMATION IN ECO SOIL'S OTHER REPORTS ON FILE WITH THE SECURITIES AND EXCHANGE COMMISSION AND IN THE OTHER DOCUMENTS INCORPORATED BY REFERENCE IN THE PROXY STATEMENT. SEE "WHERE YOU CAN FIND MORE INFORMATION" ON PAGE [___].

AFTER THE ASSET SALE, ECO SOIL WILL HAVE A MORE NARROWED FOCUS OF BUSINESS.

         After the sale of the Turf Partners business, Eco Soil will be substantially smaller. It is expected that a large portion of Eco Soil's sales will be generated through the sale and distribution of its proprietary products to turf and agricultural markets, as well as irrigation products through its Agricultural Supply distribution network. The agricultural products and supply business does not historically represent a large portion of Eco Soil's business or revenues. The growth of Eco Soil's sales of proprietary and other products in agricultural markets depend heavily upon the strength of the domestic and international agricultural economies. If these economies weaken, demand for Eco Soil's proprietary and other products may decline and its business or future financial results could suffer. Eco Soil also intends to sell its proprietary products into turf markets through Simplot's distribution channels, including those acquired from Eco Soil in the Asset Sale, pursuant to the distribution agreements contemplated in the Purchase Agreement. There can be no assurance that the sale of Eco Soil's products through Simplot's distribution channels will result in sales equal to those historically recorded by Turf Partners.

THERE IS CURRENTLY NO PLAN TO DISTRIBUTE ANY OF THE PROCEEDS OF THE ASSET SALE TO SHAREHOLDERS OF ECO SOIL.

         Eco Soil intends to repay certain indebtedness of Eco Soil and pay various transaction related costs from the gross proceeds of the Asset Sale. In connection with the Asset Sale, Eco Soil does not currently intend to adopt a plan of liquidation to distribute to its shareholders any portion of the net proceeds from the Asset Sale after paying the expenses described above. No assurance can be given that any plan of liquidation will ever be adopted or that any distribution will ever be made to Eco Soil's shareholders from the proceeds of the Asset Sale. Prior to any distribution to Eco Soil's shareholders, Eco Soil's Board of Directors will consider the facts and circumstances existing at that time to determine whether a distribution is in the best interest of Eco Soil and its shareholders at that time, and the timing and amount of any such distribution.

THE PURCHASE AGREEMENT WILL EXPOSE ECO SOIL TO CONTINGENT LIABILITIES.

         Under the Purchase Agreement, Eco Soil has agreed to indemnify Simplot for the breach of Eco Soil's representations and warranties contained in the Purchase Agreement and for other matters. See "Proposal No. 1-The Asset Sale - Survival of Representations and Warranties and Indemnification." For example, an indemnification claim by Simplot might result if representations by Eco Soil about the Turf Partners business made in the Purchase Agreement are later proved to be materially incorrect. Significant indemnification claims by Simplot could materially and adversely affect Eco Soil's financial condition and results of operations.

ECO SOIL HAS A HISTORY OF OPERATING LOSSES AND AN ACCUMULATED DEFICIT, AND MAY NOT ACHIEVE OR MAINTAIN PROFITABILITY IN THE FUTURE.

         At March 31, 2000, Eco Soil had an accumulated deficit of $48.4 million. Eco Soil's loss before interest, depreciation and amortization for the quarter ended March 31, 2000 was $3.0 million. Eco Soil has historically experienced losses due to significant expenditures for product development, sales, marketing and administrative costs, as well as amortization costs associated with Eco Soil's acquisitions of turf and agricultural products dealers.

IF ECO SOIL IS UNABLE TO SUCCESSFULLY ENTER NEW MARKETS, ITS BUSINESS WILL BE ADVERSELY AFFECTED.

         Sales of Eco Soil's proprietary products recently have declined. These products remain in the early stages of market introduction and are subject to the risks inherent in the commercialization of new product concepts, particularly with respect to agricultural applications. There can be no assurance that Eco Soil's efforts to increase sales of proprietary products to turf and agricultural crop and ornamental markets will prove successful, that marketing partnerships will be established and will become successful, or that Eco Soil's intended customers will purchase its systems and products instead of competing products. In addition, there can be no assurance that Eco Soil will be able to obtain significant customer satisfaction or market share with its proprietary products. Failure to reverse the decline in sales of proprietary products would have a material adverse effect on Eco Soil's business, financial condition and results of operations.

ECO SOIL HAS AN ACUTE NEED FOR ADDITIONAL CAPITAL, AND THE REPORT OF ITS INDEPENDENT ACCOUNTANTS ACCOMPANYING ITS FINANCIAL STATEMENTS CONTAINS AN EXPLANATORY PARAGRAPH REGARDING ECO SOIL'S ABILITY TO CONTINUE AS A GOING CONCERN.



         Primarily because of Eco Soil's history of operating losses and because it may not be able to satisfy financial covenants contained in its long-term debt instruments, there is substantial doubt about Eco Soil's ability to continue as a going concern unless it is able to obtain additional financing. Eco Soil anticipates that without additional financing it would likely run out of cash to fund its operations during the third quarter of 2000. In addition to the Purchase Agreement, Eco Soil has entered into a Term Loan Agreement dated as of April 12, 2000 with Simplot, under which Simplot has agreed to loan Eco Soil $3,000,000, upon satisfaction of various closing conditions. The loan would provide working capital to Turf Partners pending the closing of the Asset Sale.



         Eco Soil currently does not have any arrangements to obtain other sources of financing. Eco Soil also cannot give you any assurance that the Asset Sale will be completed. In the event that the Asset Sale is not consummated, Eco Soil will need to obtain additional financing to repay its outstanding long-term debt and to finance continuing operating losses. Eco Soil also will need additional capital to continue commercialization of its products, to support testing of its products and the other costs associated with obtaining governmental approval, and for marketing of its products. Eco Soil may not be successful in obtaining additional financing on acceptable terms or at all, which would result in a material adverse effect on its ability to meet its business objectives and continue as a going concern. If Eco Soil were unable to secure such financing, it would at a minimum be forced to revise its 2000 operating plan. Eco Soil also would be forced to delay the expansion of its business, sell some of its assets or refinance or restructure its debt, any of which could have a material adverse effect on Eco Soil's business, prospects and financial condition.

ECO SOIL MAY NOT SATISFY ALL OF THE APPLICABLE FINANCIAL COVENANTS IN ITS DEBT DOCUMENTS, AND IF ECO SOIL DOES NOT MEET THESE COVENANTS, IT WOULD BE IN DEFAULT AND ITS OBLIGATIONS COULD BE DECLARED IMMEDIATELY DUE AND PAYABLE.

         Eco Soil has received a term loan and its subsidiaries have received lines of credit from financial institutions, and Eco Soil has received debt financing from institutional investors through the issuance of convertible debentures and senior subordinated notes. The loan documents to which Eco Soil and its subsidiaries are parties, including the senior subordinated notes, contain restrictions on Eco Soil's activities and financial covenants with which Eco Soil and its subsidiaries must comply. Among other things, the financial covenants require Eco Soil and its subsidiaries to satisfy net worth requirements, debt service coverage ratios and other financial tests. In the past, Eco Soil has obtained waivers and an amendment of the senior subordinated notes to remain in compliance with the financial covenants and avoid default. For example, for the quarter ended September 30, 1999, Eco Soil's failure to comply with these covenants resulted in a default under the senior subordinated notes, which was subsequently waived by the note holders. There can be no assurance that Eco Soil and its subsidiaries will satisfy all of the applicable financial covenants in future quarters. To the extent Eco Soil or any of its subsidiaries does not satisfy these requirements, Eco Soil would be in default and its obligations could be declared immediately due and payable. To avoid a default, Eco Soil may be required to obtain waivers from third parties, which might not be granted. A default on indebtedness from one lender could result in the acceleration of indebtedness from other lenders. In addition, Eco Soil also can give no assurance that its cash flow and capital resources will be sufficient to repay its indebtedness or that Eco Soil will be successful in obtaining alternate financing. In the event Eco Soil or any of its subsidiaries is unable to repay their debts, Eco Soil may be forced to delay the expansion of its business, sell some of its assets, obtain additional equity capital or refinance or restructure its debt, any of which could have a material adverse effect on Eco Soil's business, prospects and financial condition.

RESTRICTIONS IN ECO SOIL'S CONVERTIBLE DEBENTURES AND WARRANTS PURCHASE AGREEMENT MAY IMPAIR ITS ABILITY TO RAISE ADDITIONAL EQUITY CAPITAL.

         Eco Soil's agreement with the holders of its 7% Senior Convertible Debentures prohibits Eco Soil from selling any shares of its capital stock or securities convertible into shares of its capital stock for a period of 180 days after January 24, 2000 except (i) pursuant to the exercise of outstanding warrants, or options issued pursuant to any shareholder-approved stock option plan, (ii) to any strategic partner, the purpose of which is not primarily to raise money, or (iii) the sale of shares of common stock at a price of not less than $2.50 per share with warrant coverage of up to 40% for aggregate proceeds of up to $3,500,000. In addition, until 12 months after January 24, 2000, Eco Soil must give such holders (i) a right of first refusal to purchase shares of Eco Soil's capital stock or capital stock equivalents on the same terms on which Eco Soil is prepared to sell them to other investors and (ii) if such holders do not exercise their right of first refusal, the further right to exchange their convertible debentures and warrants for an equivalent dollar amount of the new securities Eco Soil offers. These restrictions may impair Eco Soil's ability to raise equity capital on satisfactory terms, if at all - particularly during the first 180 days after January 24, 2000. During such 180-day period, Eco Soil would be able to sell equity securities only pursuant to one of the exceptions listed above or with the consent of the holders of its convertible debentures. Eco Soil's inability to raise needed funds would have a material adverse effect on its business, financial condition and results of operations.

IF ECO SOIL FAILS TO MANAGE GROWTH EFFECTIVELY, ITS BUSINESS MAY SUFFER.

         Eco Soil has experienced significant growth. This growth has placed, and will continue to place, significant strains on Eco Soil's resources. Eco Soil's ability to manage future growth, should it occur, will require Eco Soil to implement and continually expand operational and financial systems, recruit additional employees and train and manage both current and new employees. In particular, Eco Soil's success depends in large part on its ability to attract and retain qualified technical, sales, financial and management personnel. Eco Soil faces competition for these persons from other companies, academic institutions, government entities and other organizations. No assurance can be given that Eco Soil will be successful in recruiting or retaining personnel of the requisite caliber or in adequate numbers to enable it to conduct its business as it proposes to be conducted.

IF ECO SOIL FAILS TO SUCCESSFULLY IMPLEMENT AND MAINTAIN ITS SALES AND DISTRIBUTION NETWORK, IT MAY BE UNABLE TO SELL SUFFICIENT PRODUCTS TO MAKE A PROFIT.

         Eco Soil distributes and sells its products through distributors and dealers it has acquired and through independent dealers and distributors. Achieving the anticipated benefits of such acquisitions will depend on a variety of factors, including whether the integration of such dealers and distributors with Eco Soil's organization can be accomplished in an efficient and effective manner and whether the acquired sales force can effectively sell its proprietary products. Any failure to identify future hires or acquisition candidates properly, any large expenditures on acquisitions that prove to be unprofitable or any difficulties encountered in selling Eco Soil's proprietary products through the existing distribution system could have a material adverse effect on its business, financial condition and results of operations.

PATENTS AND OTHER PROPRIETARY RIGHTS PROVIDE UNCERTAIN PROTECTION OF ECO SOIL'S PROPRIETARY INFORMATION AND ITS INABILITY TO PROTECT A PATENT OR OTHER PROPRIETARY RIGHT MAY IMPACT ECO SOIL'S BUSINESS AND OPERATING RESULTS.

         Eco Soil's success will depend in large measure upon its ability to obtain and enforce patent protection for Eco Soil's proprietary products, maintain confidentiality of its trade secrets and know-how and operate without infringing upon the proprietary rights of third parties. Eco Soil has been granted three U.S. patents for the technology relating to the BioJect-Registered Trademark- system. Eco Soil does not have foreign patent protection with respect to the claims covered by the two U.S. patents issued in 1993, and Eco Soil is precluded from obtaining these foreign rights due to the expiration of the period for filing such claims. However, in connection with a U.S. patent granted in 1995, Eco Soil applied for foreign patent protection with respect to the BioJect-Registered Trademark- system in selected countries. To date, Eco Soil has successfully patented the technology relating to the BioJect-Registered Trademark- system in several of these foreign countries. In addition, Eco Soil has registered a number of trademarks used in its business, including "BioJect" and "FreshPack" and has applied for registration of a number of additional trademarks. Eco Soil also relies on trade secrets and proprietary know-how. Eco Soil generally enters into confidentiality and nondisclosure agreements with its employees and consultants and attempts to control access to and distribution of its confidential documentation and other proprietary information.

         Despite the precautions described above, it may be possible for a third party to copy or otherwise use Eco Soil's products or technology without authorization, or to develop similar products or technology independently. No assurance can be given that Eco Soil's patent or trademark applications will be granted, that the way Eco Soil protects its proprietary rights will be adequate or that its competitors will not independently develop similar or competing products. Furthermore, there can be no assurance that Eco Soil is not infringing other parties' rights. If any of Eco Soil's patents are infringed upon or if a third party alleges that Eco Soil is violating their proprietary rights, Eco Soil may not have sufficient resources to prosecute a lawsuit to defend its rights. In addition, an adverse determination in any litigation could subject Eco Soil to significant liabilities to third parties, require Eco Soil to seek licenses from or pay royalties to third parties or prevent Eco Soil from manufacturing, selling or using its products, any of which could have a material adverse effect on its business, financial condition and results of operations. Even if Eco Soil prevailed in litigation to protect its intellectual property rights, this litigation could result in substantial costs and diversion of resources and could have a material adverse effect on Eco Soil's business, financial condition and results of operations.

ECO SOIL DEPENDS ON THIRD PARTY CONTRACT MANUFACTURERS AND SUPPLIERS.

         Eco Soil currently does not have any manufacturing capability and relies on third parties to manufacture its products and components. Eco Soil has more than one supplier for the manufacture of most of its products and components; however, Eco Soil obtains some products or components from only one source. Although Eco Soil believes that it will be able to contract production with alternate suppliers, no assurance can be given that this will be the case or that the need to contract with additional suppliers will not delay Eco Soil's ability to have its products and components manufactured. No assurance can be given that existing or future manufacturers will meet Eco Soil's requirements for quality, quantity and timeliness, and any such failure could have a material adverse effect on its business, financial condition and results of operations.

ECO SOIL MAY BE UNABLE TO ACQUIRE RIGHTS TO ADDITIONAL MICROBIAL PRODUCTS.

         Eco Soil plans to obtain the rights to additional microbial products. Eco Soil currently does not engage in its own research and development with respect to the discovery of microbial products. As a result, Eco Soil seeks to license or acquire rights to microbial products discovered by others. No assurance can be given that Eco Soil will be successful in obtaining licenses for, or otherwise acquiring rights to, additional microbial products on acceptable terms, or at all. If Eco Soil fails to acquire rights to additional products Eco Soil's business, financial condition and results of operations could be materially adversely affected.

THE MICROBIOLOGICAL COLLECTIONS ECO SOIL ACQUIRED FROM AGRIUM OR MAY ACQUIRE IN THE FUTURE MAY NOT RESULT IN MARKETABLE PRODUCTS.

         In September of 1999, Eco Soil acquired the Agricultural Biological Division (AgBio) of Canadian-based Agrium, Inc. Among other things, the acquisition included a microbiological collection in excess of 2,500 unique biocontrol and growth-promoting microorganisms. Eco Soil has increased its research and development efforts to determine which microbes will be suitable for distribution through the BioJect-Registered Trademark- system or as a new FreshPack-TM-product. Eco Soil may not be successful, however, in identifying microbes that will be suitable for commercial deployment or in creating products comprised of these microbes. Even if Eco Soil does identify product candidates, EPA approval of the products will be needed to market them as pesticides. In order to market a microbial product as a pesticide, Eco Soil must obtain EPA approval of a particular product containing that microbe, including EPA approval of the claims made in the product label and the method of application. In addition, if a microbe is sold as a pesticide for use on crops, Eco Soil must also seek to have a tolerance level set by the EPA which would define the acceptable limit on the amount of microbes that could be present on a given raw agricultural commodity at the time of harvest. Registration of microbial products as pesticides is a lengthy and expensive process that may or may not result in EPA approval. Also, third parties may develop superior products or have proprietary rights that preclude us from marketing our products. If research and testing is not successful or regulatory approval is not obtained, Eco Soil may be unable to sell products based on the microbes obtained from Agrium or any other microbes.

POTENTIAL PRODUCT LIABILITY OR ENVIRONMENTAL CLAIMS COULD ADVERSELY AFFECT ECO SOIL'S FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

         Eco Soil may be exposed to product liability or environmental liability resulting from the commercial use of its products. Eco Soil currently carries liability insurance, which covers, among other things, product liability and environmental liability. A product liability, environmental or other claim with respect to uninsured liabilities or in excess of insured liabilities could have a material adverse effect on Eco Soil's business, financial condition and results of operations.

         Eco Soil has obtained insurance of such types and in such amounts as Eco Soil believes is necessary, including casualty insurance and workers' compensation insurance. However, Eco Soil is exposed to certain risks that are not covered by its insurance policies and its policies are subject to limits, exceptions and qualifications. Consequently, no assurance can be given that any losses will be covered by insurance, that any covered losses will be fully insured against or that any claim Eco Soil makes will be approved for payment by the insurer.

ECO SOIL IS SUBJECT TO ENVIRONMENTAL LIABILITY.

         The federal government and some states have laws imposing liability for the release of fertilizers and other agents into the environment in certain manners or concentrations. Such liability could include, among other things, responsibility for cleaning up the damage resulting from such a release. In addition, the federal Comprehensive Environmental Response, Compensation and Liability Act (CERCLA), commonly known as the "Superfund" law, and other applicable laws impose liability on certain parties for the release into the environment of hazardous substances, which might include fertilizers and water treatment chemicals. Eco Soil also is subject to certain other federal environmental laws, including the National Environmental Policy Act, the Toxic Substance Control Act, the Resource Conservation and Recovery Act, the Clean Air Act and the Clean Water Act and their state equivalents and may be subject to other present and potential future federal, state or local regulations. As noted above, Eco Soil maintains insurance for environmental claims which might result from the release of its products into the environment, but there can be no assurance that any losses covered by insurance will be adequately covered. Thus, a claim for environmental liability could have a material adverse effect on Eco Soil's business, financial condition and results of operations.

ECO SOIL'S PRODUCTS ARE SUBJECT TO GOVERNMENTAL REGULATIONS AND APPROVALS.

         Eco Soil is subject to laws and regulations administered by federal, state and foreign governments, including those requiring registration or approval of fertilizers, pesticides, water treatment products and product labeling. Some of Eco Soil's current products are subject to regulation by the EPA, the USDA and by certain state environmental and agricultural departments. Prior to 1998, Eco Soil had only one registered pesticide with the EPA, BACILLUS THURINGIENSIS, and had marketed it as well as other microbial products only as soil inoculants. In 1998, Eco Soil received two EPA approvals. First, Eco Soil registered PSEUDOMONAS AUREOFACIENS TX-1 (Spot-less-TM-) with the EPA as a biofungicide for use in turf across the United States and received EPA approval of the BioJect as a means of application of the microbe. Second, Eco Soil received EPA approval to use XANTHOMONAS CAMPESTRIS pv poaannua (Xpo) as a bioherbicide in experimental use permit trials for use in turf across the United States. Eco Soil is in the final process of receiving EPA approval on PSEUDOMONAS HORORAPHIS, STRAIN 63-28 (AtEze-TM-) for use as a biofungicide on greenhouse and agricultural plants. No assurance can be given that Eco Soil will obtain EPA approval for sales of additional microbial products as biopesticides. In order to market a microbe as a pesticide, Eco Soil must obtain EPA approval of a particular product containing that microbe, including EPA approval of the claims made in the product label and the method of application. Registration of Eco Soil's microbial products as pesticides likely will be a lengthy and expensive process that may or may not result in EPA approval. Without the desired EPA approvals, Eco Soil will not be able to market such unregistered microbes as pesticides, and its sales efforts will be limited to discussions of the soil inoculant features of the microbe. If the EPA determines that a microbial product has no significant commercially valuable use other than use as a pesticide, however, Eco Soil will be precluded from selling the product entirely unless it is approved by the EPA.

         In addition, if Eco Soil intends to sell a microbe as a pesticide for use on crops, Eco Soil must also seek to have a tolerance level set by the EPA which would define the acceptable limit on the amount of microbes that could be present on a given raw agricultural commodity (food crop) at the time of harvest. Eco Soil also may petition the EPA for tolerance exemptions that would not limit the residues of the microbial products on crops. If the EPA does not issue a tolerance exemption, Eco Soil would be required to obtain a separate tolerance for each food product on which it intends to make its microbial pesticides available for use. As a result, Eco Soil would incur costly application fees for each tolerance. No assurance can be given that Eco Soil will be successful in seeking such tolerances or tolerance exemptions, and any failure to obtain such tolerances or exemptions would prevent Eco Soil from selling microbes as pesticides for use on crops.

         Eco Soil may be subject to regulation in foreign countries. Compliance with such requirements likely would result in additional cost to Eco Soil and delays in introducing its products in such foreign countries.

         Compliance with EPA and state environmental regulations as well as other laws and regulations will increase Eco Soil's costs and time necessary to allow it to operate successfully and may affect it in other ways not currently foreseeable. In addition, more stringent requirements for regulation or environmental controls may be imposed, which could have a material adverse effect on Eco Soil's business, financial condition and results of operations.

THE INDUSTRY IN WHICH ECO SOIL COMPETES IS EXTREMELY COMPETITIVE AND IF ECO SOIL IS NOT ABLE TO COMPETE EFFECTIVELY ITS BUSINESS MAY SUFFER.

         The BioJect-Registered Trademark- system and Eco Soil's FreshPack-TM- products compete against traditional chemical insecticides and fungicides, chemical soil penetrants, acid injection systems and the direct, manual application of cultured microbial products. Many of Eco Soil's competitors have substantially greater financial, technical and personnel resources than Eco Soil does. Eco Soil's competitors include such well-established companies as Novartis Corporation, Rhone-Poulenc AG Company, the Dow Chemical Company, O.M. Scotts & Sons, Inc., Lesco, Inc., and The Toro Company, as well as a number of smaller local and regional competitors. Eco Soil competes against traditional technologies on the basis of its delivery mechanism and bioaugmentation expertise. Eco Soil believes that the long-term competitiveness of the BioJect-Registered Trademark- system may be affected by the timing and extent of Eco Soil's penetration into golf and agricultural markets compared to the market penetration achieved by companies offering competing products for microbial distribution. This timing, in turn, will be based on the effectiveness with which

Eco Soil or the competition can complete product testing and approval processes and supply products to the marketplace. Competition among microbial distribution products is expected to be based on, among other things, product effectiveness, safety, reliability, cost, market capability and patent protection.

         In markets for traditional chemical products, Eco Soil competes against well-established distributors of such products. Many of these competitors have substantially greater financial, technical and personnel resources than Eco Soil and include such companies as Lesco, Inc., Terra Companies, Inc., Con-Agra, Inc. and Wilbur-Ellis Company. Eco Soil competes with distributors of traditional chemical products on the basis of price, name recognition, convenience and customer service.

ECO SOIL'S BUSINESS IS DEPENDENT IN LARGE PART UPON THE GROWTH AND CONTINUED POPULARITY OF GOLF.

         Although Eco Soil believes that golf markets will continue to grow, a decrease in the number of golfers, reduced participation rates or reduced consumer spending on golf could have a material adverse effect on Eco Soil's golf course customers and, in turn, on Eco Soil. Specifically, the success of efforts to attract and retain members at private country clubs and the number of rounds played at public golf courses historically have been dependent upon discretionary spending by consumers, which may be adversely affected by general and regional economic conditions. In addition, the construction of additional golf courses is dependent upon growth in the number of golfers. If customer tastes or economic conditions cause golf courses to reduce their budgets or slow the development of additional golf courses, Eco Soil may see a correlative decrease in sales of the BioJect-Registered Trademark- system and Eco Soil's other products.

ECO SOIL'S EFFORTS TO SELL ITS PROPRIETARY PRODUCTS FOR USE IN MICRO IRRIGATION AND GREENHOUSE APPLICATIONS MIGHT NOT PROVE SUCCESSFUL.

         Eco Soil began selling its proprietary products to growers who will apply them to crops using micro irrigation methods. In addition, Eco Soil has formed a strategic relationship with Cebeco Seeds Group to sell its proprietary products in European greenhouse markets. Eco Soil's proprietary products have not been widely applied using micro irrigation methods or in greenhouses and Eco Soil may not achieve significant market share in these markets. No assurances can be given that Eco Soil's revenues from sales of its proprietary products for application using micro irrigation methods or in greenhouses will exceed the sales, marketing and development costs Eco Soil has incurred in an effort to penetrate these markets.

ECO SOIL'S EFFORTS TO SELL ITS PRODUCTS OUTSIDE THE UNITED STATES HAVE HAD LIMITED SUCCESS TO DATE AND MAY NOT BE SUCCESSFUL IN THE FUTURE.

         Eco Soil has devoted substantial resources to developing markets for its products outside the United States, particularly in Mexico. In addition, Eco Soil's strategic relationship with Cebeco Seeds Group calls for Eco Soil to sell its proprietary products to the European greenhouse markets. To date, Eco Soil's operations outside the United States have generated limited revenues, which have not been sufficient to cover its costs in seeking to penetrate foreign markets. While Eco Soil is continuing to explore opportunities to sell its products outside the United States, no assurance can be given that Eco Soil will be successful. Eco Soil's international sales efforts are subject to risks associated with operations in foreign countries that may increase its costs, lengthen its sales cycle and require significant management attention. These risks include:

         - fluctuations in currency exchange rates, which may make Eco Soil's products more expensive;

         -        general economic conditions in international markets;

         -        political risks;

         - additional costs of compliance with local regulations, including costs associated with unexpected changes in regulatory requirements resulting in unanticipated costs and delays;

         -        tariffs, export controls and other trade barriers; and

         - longer accounts receivable payment cycles and difficulties in collecting accounts receivable.

The costs related to Eco Soil's international operations could adversely affect its operations and financial results in the future.

ECO SOIL'S STOCK PRICE HAS BEEN AND WILL CONTINUE TO BE VOLATILE.

         Eco Soil's common stock currently is quoted on the Nasdaq National Market. The market price of Eco Soil's common stock could be subject to significant fluctuations in response to operating results and other factors. In addition, the stock market in recent years has experienced extreme price and volume fluctuations that often have been unrelated or disproportionate to the operating performance of companies. These fluctuations, as well as general economic and market conditions, may adversely affect the market price of Eco Soil's common stock. In addition, in the event the listing of the common stock were discontinued for any reason, the liquidity and price of Eco Soil's common stock would be adversely affected.

ECO SOIL MAY NOT MEET NASDAQ'S NET TANGIBLE ASSETS REQUIREMENT FOR CONTINUED LISTING ON THE NASDAQ NATIONAL MARKET.



         Eco Soil has received a notice from the Nasdaq Stock Market that its net tangible assets at December 31, 1999 did not meet Nasdaq's $4,000,000 net tangible assets requirement for continued listing on the Nasdaq National Market. Accordingly, Nasdaq has advised Eco Soil that it is reviewing Eco Soil's eligibility for continued listing. For Nasdaq purposes, net tangible assets equal total assets minus total liabilities minus goodwill minus redeemable securities. Based on a review of Eco Soil's Annual Report on Form 10-K, Nasdaq calculated Eco Soil's net tangible assets at December 31, 1999 to be $3,044,089. If Nasdaq were to apply the same calculation to Eco Soil's March 31, 2000 balance sheet, its net tangible assets would be even less. Nasdaq asked Eco Soil to submit a specific plan to achieve and sustain compliance with all Nasdaq National Market listing requirements. On May 23, 2000, Eco Soil submitted such a plan, in which Eco Soil outlined, among other things, how completion of the Asset Sale would bring Eco Soil back into compliance with the net tangible assets requirement. To date, Eco Soil has not received any correspondence from Nasdaq responding to this plan. If Nasdaq determines that Eco Soil's plan does not adequately address Nasdaq's concerns, Nasdaq may immediately send a formal notice of deficiency and commence the delisting process. If Nasdaq were to begin delisting proceedings against Eco Soil, it could reduce the level of liquidity currently available to Eco Soil's shareholders. If Eco Soil's common stock were delisted, the price of the common stock would, in all likelihood, decline. In addition, it would be an event of default under Eco Soil's Convertible Subordinated Debentures if Eco Soil's shares were delisted from Nasdaq.



         If Eco Soil's common stock is delisted from the Nasdaq National Market, Eco Soil could apply to have the common stock quoted on the Nasdaq SmallCap Market. The Nasdaq SmallCap Market has a similar set of criteria for initial and continued quotation. Eco Soil may not, however, meet the requirements for initial or continued quotation on the Nasdaq SmallCap Market. If Eco Soil were not able to meet the requirements of the Nasdaq SmallCap Market, trading of its common stock could be conducted on an electronic bulletin board established for securities that do not meet the Nasdaq SmallCap Market listing requirements, in what is commonly referred to as the "pink sheets."

ECO SOIL'S OPERATING RESULTS MAY FLUCTUATE SIGNIFICANTLY, AND ANY FAILURE TO MEET FINANCIAL EXPECTATIONS MAY DISAPPOINT SECURITIES ANALYSTS OR INVESTORS AND RESULT IN A DECLINE IN ITS STOCK PRICE.

         Eco Soil's operating results vary from quarter to quarter as a result of seasonality and various factors. Virtually all of Eco Soil's customers are located in the Northern Hemisphere and purchase greater quantities of microbes and distributed products during the spring, summer and fall months. As a result of low customer activity during the winter, Eco Soil typically markets the BioJect-Registered Trademark- system during the fourth and first quarters. As a result of these marketing efforts, Eco Soil typically receives orders during the first and second quarters and installs BioJect-Registered Trademark- systems during the second and third quarters. BioJect-Registered Trademark- revenues generally occur in the second and third quarters of the year. Because of this sales cycle, Eco Soil expects to recognize a significant portion of its revenues during its second and third quarters. Operating expenses have tended to be independent of the quarterly sales cycle. As a result, operating expenses generally represent a higher percentage of sales in the first and fourth quarters as compared to the second or third quarters, and Eco Soil may experience losses in the first and fourth quarters. Accordingly, results for any quarter are not necessarily indicative of results for any future period. The sales cycle for the BioJect-Registered Trademark- system also makes it difficult to predict the number of BioJect-Registered Trademark- systems that will be employed and the quantity of microbial products that Eco Soil will sell until it receives orders during the first half of the year. Sales of Eco Soil's products also depend to some extent on the severity of weather patterns in the geographic areas it serves. Given these factors, it is difficult for Eco Soil to accurately predict the level of demand for its products.

         It is likely that in one or more future quarters Eco Soil's financial results will fall below the expectations of analysts and investors. If this happens, the trading price of Eco Soil's common stock would likely decrease. Many of the factors that cause Eco Soil's quarter to quarter financial results to be unpredictable are largely beyond Eco Soil's control.

LOSS OF KEY PERSONNEL COULD HURT ECO SOIL'S BUSINESS.

         Eco Soil is dependent upon the active participation of William B. Adams, the chairman of Eco Soil's Board of Directors and its chief executive officer. The loss of the services of Mr. Adams could have a material adverse effect upon Eco Soil's business, financial condition and results of operations. Eco Soil has entered into an employment agreement with Mr. Adams, which provides for his continued employment with Eco Soil through December 31, 2000. Eco Soil does not have key person life insurance on any of its key employees.

A SMALL NUMBER OF SHAREHOLDERS MAY BE ABLE TO EXERCISE EFFECTIVE CONTROL OVER ECO SOIL.



         As of June 9, 2000, Eco Soil's current principal shareholders and management owned more than 20% of the outstanding shares of Eco Soil's common stock, assuming the exercise of all outstanding options and warrants held by them and no exercise of options or warrants held by others. Accordingly, even though Eco Soil currently has cumulative voting, the current principal shareholders and management, if voting in concert, may have the ability to effectively control the election of a majority of Eco Soil's directors or any other major decisions involving Eco Soil's assets or Eco Soil.



ECO SOIL HAS A LARGE NUMBER OF OUTSTANDING WARRANTS AND OPTIONS, WHICH COULD HARM ITS ABILITY TO ACQUIRE ADDITIONAL CAPITAL.

         As of December 31, 1999, there were 7,073,291 shares of common stock subject to issuance pursuant to options and warrants Eco Soil previously issued. Holders of warrants and options are likely to exercise them when, in all likelihood, Eco Soil could obtain additional capital on terms more favorable than those provided by the warrants and options. While the warrants and options are outstanding, they may adversely affect the terms on which Eco Soil can obtain additional capital.

ANTI-TAKEOVER PROVISIONS OF ECO SOIL'S CHARTER AND NEBRASKA LAW COULD LIMIT THE ABILITY OF ANOTHER PARTY TO ACQUIRE ECO SOIL, WHICH COULD CAUSE ECO SOIL'S STOCK PRICE TO DECLINE.

         Certain provisions of Eco Soil's articles of incorporation, including provisions creating a staggered Board of Directors, and certain provisions of Nebraska law, including the Nebraska Shareholders Protection Act, could have the effect of deterring or delaying a takeover or other change in control of Eco Soil, could deny shareholders the receipt of a premium on their common stock and could result in a decline in the market price of Eco Soil's common stock. In addition, Eco Soil's Board of Directors is authorized, without any action by Eco Soil's shareholders, to issue up to 5,000,000 shares of authorized but undesignated preferred stock and to fix the powers, preferences, rights and limitations of this preferred stock or any class or series thereof. Persons acquiring preferred stock could have preferential rights with respect to voting, liquidation, dissolution or dividends over existing shareholders.

ABSENCE OF DIVIDENDS COULD REDUCE ECO SOIL'S ATTRACTIVENESS TO INVESTORS.

         Eco Soil has never paid or declared any cash dividends on its common stock and does not intend to pay dividends on its common stock in the foreseeable future. Eco Soil is currently prohibited from paying dividends by the terms of a loan agreement it has with Coast Business Credit. Eco Soil intends to retain any earnings for use in the operation and expansion of Eco Soil's business.

YOU SHOULD NOT RELY ON FORWARD-LOOKING STATEMENTS IN THIS PROXY STATEMENT.

         This proxy statement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements relating to Eco Soil or its operations that are preceded by terms such as "expects," "believes," "anticipates," "intends" and other similar words. These forward-looking statements are not guarantees of future performance and involve known and unknown risks and uncertainties that may cause Eco Soil's actual results, performance or achievements to differ materially from the results, performance or achievements expressed in, or implied by, these forward-looking statements. Important factors that Eco Soil believes might cause such differences include: Eco Soil's reliance on Turf Partners' business for a substantial portion of its business, the cyclicality and competitiveness of Eco Soil's industry, the potential for substantial fluctuations in Eco Soil's results of operations and its need for additional capital. In assessing forward-looking statements contained herein, you are urged to read carefully all cautionary statements contained in this proxy statement.

                               THE ANNUAL MEETING

GENERAL

         The Board of Directors of Eco Soil Systems, Inc., a Nebraska corporation ("Eco Soil") is soliciting the enclosed Proxy for use at the Annual Meeting of Shareholders of Eco Soil to be held on [_________], 2000 (the "Annual Meeting"), and at any adjournments thereof. This Proxy Statement will be first sent to shareholders on or about [_________], 2000.

         As of [__________], 2000, [__________] shares of Eco Soil's common stock, $.005 par value per share, were outstanding, representing the only voting securities of Eco Soil. Each share of Eco Soil's common stock is entitled to one vote.

         Eco Soil's mailing address is 10740 Thornmint Road, San Diego, California 92127.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

         At the Annual Meeting, you will be asked to consider and vote upon the following matters:



         1. To consider and vote upon the approval of an Amended and Restated Asset Purchase Agreement, dated April 5, 2000, as amended by the First Amendment to Amended and Restated Asset Purchase Agreement, dated as of June 9, 2000 (the "Amendment"), by and among Eco Soil, its subsidiary Turf Partners, Inc. ("Turf Partners") and J.R. Simplot Company ("Simplot") (as amended, the "Purchase Agreement") pursuant to which Turf Partners will sell substantially all of its assets to Simplot (the "Asset Sale"). The full text of the Purchase Agreement and the Amendment are included as Annex A and Annex B, respectively, to this proxy statement and incorporated herein by reference.



     2. To elect one director for a three-year term to expire at the 2003 Annual Meeting of Shareholders. The present Board of Directors of Eco Soil has nominated and recommends for election as director the following person:

                  Edward N. Steel

         3. To transact such other business as may be properly brought before the Annual Meeting or any adjournment thereof.

         Section 21-21,136 of the Business Corporation Act of Nebraska requires shareholder approval of a sale of all, or substantially all, of the property of a corporation. Since the Turf Partners business represents 38% of Eco Soil's consolidated assets based on Eco Soil's March 31, 2000 balance sheet, Eco Soil's Board of Directors determined that the Asset Sale may qualify as a sale of all or substantially all of Eco Soil's assets and that the most prudent course was to seek shareholder approval of the Purchase Agreement and the Asset Sale.

RECORD DATE


         Shareholders of record at the close of business on June 5, 2000 (the "Record Date") will be entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.


VOTING AND REVOCATION OF PROXIES

         Votes cast by Proxy or in person at the Annual Meeting will be counted by the persons appointed by Eco Soil to act as Inspectors of Election for the Annual Meeting. The Inspectors of Election will treat shares represented by Proxies that reflect abstentions or include "broker non-votes" as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Abstentions or "broker non-votes" do not constitute a vote "for" or "against" any matter and thus will be disregarded in the calculation of "votes," and will effectively be counted as votes cast against the approval and adoption of the Purchase Agreement and the Asset

Sale. Any unmarked Proxies, including those submitted by brokers or nominees, will be voted in favor of the nominee of the Board of Directors, as indicated in the accompanying Proxy card.



         As an inducement to Simplot to enter into the Amendment, all of Eco Soil's directors have entered into Shareholder Voting Agreements pursuant to which they have agreed to vote their shares of Eco Soil common stock in favor of the Asset Sale. A form of the Shareholder Voting Agreement is attached to this Proxy Statement as Annex C.



         A Proxy may be revoked by written notice to the Secretary of Eco Soil at any time prior to the Annual Meeting, by executing a later dated Proxy or by attending the Annual Meeting and voting in person.

         UNLESS CONTRARY INSTRUCTIONS ARE INDICATED ON THE PROXY, ALL SHARES REPRESENTED BY VALID PROXIES RECEIVED PURSUANT TO THIS SOLICITATION (AND NOT REVOKED BEFORE THEY ARE VOTED) WILL BE VOTED FOR THE ASSET SALE AND FOR THE ELECTION OF THE BOARD'S NOMINEE FOR DIRECTOR. As to any other business which may properly come before the Annual Meeting and be submitted to a vote of the shareholders, Proxies received by the Board of Directors will be voted in accordance with the best judgment of the holders thereof.

SOLICITATION OF PROXIES; EXPENSES


         Eco Soil will bear the cost of solicitation of Proxies. In addition to the use of mails, Proxies may be solicited by personal interview, telephone or telegraph, by officers, directors, and other employees of Eco Soil. Eco Soil will also request persons, firms, and corporations holding shares in their names, or in the names of their nominees, which are beneficially owned by others to send or cause to be sent Proxy material to, and obtain Proxies from, such beneficial owners and will reimburse such holders for their reasonable expenses in so doing. Eco Soil has retained Morrow & Company, Inc. for assistance in connection with the solicitation of proxies for the Annual Meeting at a cost of approximately $6,500.


BOARD RECOMMENDATION

         Eco Soil's Board of Directors has unanimously approved the Purchase Agreement, has determined that the Asset Sale is in the best interests of Eco Soil and its shareholders and recommends that shareholders vote FOR approval and adoption of the Purchase Agreement and the Asset Sale. Eco Soil's Board of Directors also recommends that shareholders vote FOR the nominee for director set forth below.

                                   PROPOSAL 1

                             THE ASSET SALE PROPOSAL

BACKGROUND OF THE ASSET SALE

         Eco Soil continually evaluates its strategic focus and reviews its progress in meeting organizational goals. Since the establishment of its Turf Partners and Agricultural Supply subsidiaries, Eco Soil has sought to expand each of their product distribution networks and product offerings.

         In an effort to expand the products offered by Turf Partners through its distribution network, Kevin Lyons, Jack Wilson, Nick Spardy, Dave Schermerhorn and Alex Cannon, Turf Partners' Chief Executive Officer, Chief Financial Officer and regional managers, held discussions with Wayne Burk and Don Johnson, the Chief Executive Officer and marketing manager of Simplot's Best-Registered Trademark- Fertilizer Division in late spring of 1999. These discussions centered on possible distribution opportunities for Simplot fertilizer through Turf Partners' distribution network in the Midwest, Southwest, Southeast and East. Discussions between the parties continued throughout the summer of 1999. By the fall of 1999, Simplot concluded that Turf Partners was best suited to distribute its fertilizer in these regions.

         Bill Adams and Doug Gloff, representatives of Turf Partners, met with representatives of Simplot in early October 1999 and discussed a distribution agreement that would allow Turf Partners to distribute Simplot's Best-Registered Trademark- and Jacklin-Registered Trademark- brand fertilizers throughout Turf Partners' trade areas. At this meeting, Ray Sasso and Tom Stoesser, representatives of Simplot, also discussed the expansion of the companies' relationship, including a proposal that Simplot make an equity investment in Eco Soil, a proposal that Simplot provide expanded distribution opportunities for Turf Partners' and Agricultural Supply's products in Simplot's nationwide network of retail agricultural stores, and an agreement by Simplot to perform trials of Eco Soil's BioJect-Registered Trademark- system on its potato fields.

         Later in October 1999, Eco Soil and Simplot executed the distribution agreement relating to Simplot's Best-Registered Trademark- and Jacklin-Registered Trademark- brand fertilizers. The parties also signed a letter of intent providing for additional involvement by Agricultural Supply in the companies' relationship and a commitment for Simplot to make an equity investment in Eco Soil. Eco Soil announced the signing of the distribution agreement and the parties' intent to begin trials of the BioJect-Registered Trademark- system on commercial potato production and waste water reclamation.

         During November and December 1999, Bill Adams and Mark Buckner, Eco Soil's Chief Executive Officer and Chief Financial Oficer, met with Ray Sasso, Tom Stoesser and Christine Nicholas, Simplot's representatives, and held numerous additional meetings focussed on Simplot's investment in Eco Soil. During these meetings, Mr. Sasso informed Eco Soil of Simplot's desire to acquire all of Turf Partners from Eco Soil. Mr. Adams responded that Eco Soil felt that 1999 was not a good barometer of Turf Partners' value and that Eco Soil was not interested in such a transaction at that time.

         At Turf Partners' Annual Sales Meeting held in January 2000, representatives of Turf Partners presented the Simplot team to the Turf Partners sales force, describing Simplot's potential investment in Eco Soil. At the meeting, the parties discussed their mutual interest in completing the investment transaction and aggressively marketing and distributing Simplot's products in Turf Partners' distribution network.

         At meetings held on January 24 and 25, 2000, Eco Soil and Simplot agreed to the terms of a second letter of intent, which reflected Simplot's proposed acquisition of $20 million in shares of a newly issued class of preferred stock of Eco Soil that would be convertible into common stock of either Eco Soil or Turf Partners. The letter of intent set forth the terms of definitive documents to govern the investment, which would include (i) an agreed upon value for Turf Partners of six times Turf Partners 2000 EBITDA from the sale of Turf Partners' distributed products, (ii) Simplot receiving an option to acquire, under certain circumstances, additional equity ownership of Turf Partners, (iii) an agreement between the parties relating to the operation of Turf Partners pending the sale of its stock to Simplot,
(iv) an agreement between the parties relating to the distribution of Eco Soil's proprietary products by Turf Partners and through Simplot's distribution channels and (v) an agreement by Simplot to test Eco Soil's BioJect-Registered Trademark- system on its potato fields. The letter of intent called for the transactions to close at the end of March 2000.

         On February 8, 2000, Eco Soil and Simplot issued a joint press release announcing the letter of intent, the plan for a broadened distribution agreement relating to the sales of Eco Soil proprietary products through Simplot's distribution channels and for an agreement relating to Simplot's field trials of Eco Soil's BioJect-Registered Trademark- system.

         At the Golf Course Superintendents Association of America meetings held on February 18 and 19, 2000, Bill Adams, Doug Gloff and Nick Spardy and Wayne Burk, Doyle Jacklin and Tom Stoesser, representatives of Turf Partners and Simplot, respectively, continued their discussions, focussing on the appropriate territories to be covered by the distribution agreement, timing of the arrangements as well as the competitive impacts of the transactions, and necessary discussions to be held the next day with representatives of the Anderson Company. Mr. Adams, Mr. Gloff and Mr. Spardy met with Mike Anderson, Rick Anderson and Matt Anderson, the Anderson's management team, to discuss the possible distribution of both product lines from Simplot and the Anderson Company.

         Between March 7 and 9, 2000, Ray Sasso and Bill Adams met and discussed Simplot's desire to acquire Turf Partners outright or at least majority control of Turf Partners rather than Simplot making an equity investment in Eco Soil. Simplot cited concerns about Eco Soil's financial viability as its reasons for backing away from the structure described in the letter of intent. Bill Adams and Mark Buckner of Eco Soil proposed a valuation analysis based on Turf Partners 2000 EBITDA, which the parties used as the basis for their discussion in March 2000. Upon further evaluation of the proposal, Mr. Sasso informed Eco Soil during telephone conference calls that Simplot was not inclined to purchase a portion of Turf Partners pending approval by Eco Soil's shareholders of the sale of the entire subsidiary. Mr. Sasso also informed Eco Soil's representatives that Simplot would acquire Turf Partners only through an asset purchase transaction, not a stock purchase or merger.

         Latham & Watkins, counsel to Eco Soil and Turf Partners, circulated a draft Asset Purchase Agreement to the management of both companies on March 13, 2000. Following negotiations of the document by representatives of

Simplot, Eco Soil and Turf Partners, the management of Eco Soil, Turf Partners and Simplot approved and executed a revised draft Asset Purchase Agreement on March 27, 2000, pending approval of the Boards of Directors of Eco Soil and Turf Partners. On March 28, 2000, Eco Soil announced the signing of a definitive agreement.



         Under the definitive agreement executed on March 27, 2000, Simplot agreed to purchase Turf Partners' assets for an amount equal to six (6) times Turf Partners' 2000 earnings before interest, taxes, depreciation and amortization, commonly referred to as EBITDA, from the sale of its distributed products, less certain balance sheet adjustments. Simplot agreed to make a down payment of $20,000,000 at the closing of the Asset Sale. The down payment was subject to adjustment based on Turf Partners' net tangible assets at June 30, 2000, the EBITDA generated by Turf Partners during the first six months of 2000, Turf Partners' ability to meet certain financial tests using its June 30, 2000 balance sheet and the amount outstanding under Turf Partners' credit facility with Coast Business Credit (the "Coast Loan"). Simplot agreed to pay the balance of the purchase price on March 1, 2001. The final payment was subject to adjustment based on a final determination of the specified financial tests and the average outstanding balance under the Coast Loan during 2000. Simplot also agreed to assume Turf Partners' liabilities associated with its existing vendor payables, contracts and leases and the amount outstanding under the Coast Loan.




         Eco Soil's Board of Directors met on March 28, 2000 to discuss and approve the Asset Purchase Agreement. Representatives of Latham & Watkins discussed the terms of the Asset Purchase Agreement with Eco Soil's Board and responded to questions about the agreement. Also at this meeting, representatives of CIBC World Markets reviewed with the Eco Soil Board of Directors its financial analysis of the consideration to be received by Eco Soil in the Asset Sale. The Eco Soil Board of Directors then discussed with its advisors the fact that the proposed Asset Purchase Agreement did not permit Eco Soil to respond to an unsolicited bid to acquire all of Eco Soil and the risks associated with the absence of such a provision. Following discussions, the Eco Soil Board approved the Asset Purchase Agreement and the Asset Sale, subject to further negotiation of a provision permitting Eco Soil, in the exercise of its fiduciary duties, to respond to an unsolicited acquisition proposal for the company and subject to receipt of CIBC World Markets' opinion. The Turf Partners Board of Directors also approved the Asset Purchase Agreement, on the same terms as the Eco Soil Board of Directors on March 28, 2000.



         During the week following the meeting of the Eco Soil Board, the parties held further discussions relating to amending the Asset Purchase Agreement in a way that would allow Eco Soil to participate in negotiations with any third party that might in the future submit an unsolicited proposal to acquire all of Eco Soil. On April 5, 2000, the parties executed an Amended and Restated Asset Purchase Agreement, and CIBC World Markets rendered to the Eco Soil Board of Directors its opinion to the effect that, as of that date and based on and subject to the matters described in its opinion, the consideration to be received by Eco Soil in the Asset Sale was fair, from a financial point of view, to Eco Soil.


         Messrs. Adams and Sasso met several times between May 22 and May 30, 2000 to discuss the status of the Asset Sale. During the course of these meetings, they discussed the impact that Eco Soil's and Turf Partners' difficulty in obtaining adequate working capital was having on Turf Partners' ability to generate EBITDA, and the effect the absence of working capital would have on the ultimate purchase price Simplot would pay for Turf Partners' assets. The parties ultimately agreed that the lack of working capital would reduce Turf Partners' 2000 EBITDA and therefore reduce the purchase price to be received by Turf Partners below the range originally contemplated by the parties.




         On May 30, 2000, representatives of Eco Soil, Turf Partners and Simplot agreed to revise the Purchase Agreement (i) to provide for a fixed purchase price of $23,000,000 to be paid in cash at the closing of the Asset Sale and (ii) to eliminate Turf Partners' rights to terminate the Purchase Agreement if it did not obtain adequate working capital. Simplot agreed that the revisions would not eliminate its agreement to assume Turf Partners' liabilities in the Asset Sale, as contemplated by the Purchase Agreement.



      In addition to the modifications to the Purchase Agreement, the discussions between the parties in late May 2000 also resulted in the following:


         - Simplot agreed to revise the conditions to its obligations under the Term Loan Agreement executed between Eco Soil, Turf Partners and Simplot on April 12, 2000 to arrange a letter of credit to secure Eco Soil's obligations under the Coast
              Loan so that Eco Soil can use the assets previously securing that loan to obtain additional working capital from another lender;


         - Simplot agreed to revise the conditions to its obligations to lend Eco Soil $3,000,000 pursuant to the Term Loan Agreement executed between Eco Soil, Turf Partners and Simplot on
              April 12, 2000;

         - Simplot and Eco Soil agreed to the final terms of the supply and distribution and field trial agreements called for by the Purchase Agreement;


         - Simplot and Eco Soil agreed to the terms of a Corporate Management Agreement pursuant to which Simplot will manage the day-to-day operations of Turf Partners pending the closing of the Asset Sale; and


         - Eco Soil's directors agreed to enter into Shareholder Voting Agreements pursuant to which they have agreed to vote their shares of Eco Soil common stock in favor of the Asset Sale.


         A draft First Amendment to Amended and Restated Asset Purchase Agreement was circulated to the parties on June 1, 2000. Following negotiations of the terms of the Agreement by representatives of Eco Soil, Turf Partners and Simplot, the managements of Eco Soil, Turf Partners and Simplot agreed to the terms of a revised draft First Amendment to Amended and Restated Asset Purchase Agreement on June 9, 2000.



         Eco Soil's Board of Directors met on June 9, 2000 to discuss and approve the Amendment. Representatives of Latham & Watkins discussed the terms of the Amendment with Eco Soil's Board of Directors and responded to questions about its effect on the terms of the Asset Sale. Also at the meeting, representatives of CIBC World Markets reviewed with Eco Soil's
Board of Directors its financial analysis with respect to the revised consideration in the Asset Sale and rendered its opinion to the Eco Soil Board of Directors to the effect that, as of that date and based on and subject to the matters described in its opinion, the revised consideration to be received by Eco Soil in the Asset Sale was fair, from a financial point of view, to Eco Soil. Following the discussions, the Eco Soil Board of Directors approved the Amendment and the Asset Sale, as modified by the Amendment, and resolved to recommend that Eco Soil's shareholders approve them. Turf Partners' Board of Directors also approved the Amendment and the Asset Sale, as modified by the Amendment.



REASONS FOR THE ASSET SALE

         Eco Soil's Board of Directors chose to recommend the Purchase Agreement and Asset Sale because it views the Asset Sale as beneficial to Eco Soil and its shareholders for several reasons, including the increased financial flexibility it will provide Eco Soil through the addition of working capital and reduction of debt while expanding the turf and agricultural markets for Eco Soil's proprietary products.

         In reaching its decision to recommend and approve the Purchase Agreement and the Asset Sale, Eco Soil's Board of Directors consulted with its advisors and considered a number of factors, including the following:

         - Information regarding the financial performance, business operations, capital requirements and future prospects of Eco Soil and the Turf Partners business. The Board reviewed the likelihood of realizing a long-term value equal to or greater than the value offered by Simplot if the Turf Partners business was not sold. The Board determined that the ability to obtain such value would depend on numerous factors, many of which were speculative, uncertain and out of Eco Soil's control. These factors include the need for significant capital investments in the Turf Partners business and the volatile nature of the turf products industry. In light of these uncertainties, the Board determined that the interests of Eco Soil's shareholders were better served by the sale of the Turf Partners business to Simplot.

         - The terms of the Purchase Agreement, including the price, the proposed structure of the Asset Sale and Simplot's financial strength, the fact that financing is not a condition to the Asset Sale and the fact that the Purchase Agreement requires that Eco Soil and Simplot enter into distribution agreements whereby Eco Soil's proprietary products will be distributed and sold into turf and agricultural markets through Simplot's nationwide network of retail stores.

         - The process engaged by Eco Soil's management in evaluating the Asset Sale, which included discussions with several parties regarding potential strategic investments or acquisitions of Eco Soil and/or Turf Partners, and the view of Eco Soil's Board of Directors that it was unlikely that a superior offer for the Turf Partners business would arise and be consummated.

         - A review of alternatives to a sale of the Turf Partners business, including alternative sources of financing and alternative strategic partnerships arrangements, and the time, costs and capital expenditure requirements associated with each alternative.

         - CIBC World Markets' financial presentation and its written opinion as to the fairness, from a financial point of view and as of the date of the opinion, to Eco Soil of the consideration to be received by Eco Soil in the Asset Sale, as described below under the caption "Opinion of Eco Soil's Financial Advisor."

         - That the Purchase Agreement permits Eco Soil to participate in negotiations with any third party that has submitted an unsolicited proposal to acquire all of Eco Soil and, if the Board determines that its fiduciary duties require, permits the Board to withdraw its recommendation to the shareholders of Eco Soil to vote in favor of the Asset Sale.

         The foregoing addresses the material information and factors considered by Eco Soil's Board of Directors in its consideration of the Asset Sale. In view of the variety of factors and the amount of information considered, Eco Soil's Board of Directors did not find it practicable to provide specific assessments of, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination. The determination to recommend that Eco Soil's shareholders approve the Purchase Agreement and the Asset Sale was made after consideration of all of the factors taken as a whole. In addition, individual members of the Board may have given different weights to different factors.

PURCHASE PRICE


         Simplot has agreed to purchase Turf Partners' assets for a purchase price of $23,000,000. Simplot will pay the purchase price to Turf Partners by wire transfer, net of an amount in respect of certain expenses incurred by Eco Soil in connection with the Asset Sale, on the closing of the Asset Sale, which is expected to occur in late July 2000. Simplot also will assume Turf Partners' liabilities associated with its existing vendor payables, contracts and leases, and will assume amounts outstanding under the Coast Loan.

ASSETS TO BE SOLD

         Except as provided below, Turf Partners will sell to Simplot all of the right, title and interest in the business, properties, assets and rights of any kind, whether tangible or intangible, real or personal that are used primarily in Turf Partners' business whether owned by Turf Partners or in which Turf Partners has an interest. The following assets will not be sold to Simplot:

         - any right, title or interest of Turf Partners in any BioJect-Registered Trademark- systems;

         - any right, title or interest of Turf Partners in any intellectual property relating to BioJect-Registered Trademark- systems, FreshPack-TM- products, CleanRack products and other proprietary products;

         - all licenses, permits, approvals, authorizations, consents of, or filings with, any governmental authority, or any other person, necessary or desirable for the conduct of the Turf Partners' business, to the extent not transferable;

         - all claims of any kind against any person or entity arising out of or relating to the assets not to be sold to Simplot in the Asset Sale;

         - all intercompany receivables of Turf Partners which are owed by Eco Soil or any affiliate of Eco Soil or Turf Partners;

         - all of Turf Partners' real property leases that Simplot elects not to assume, as provided by the Purchase Agreement; and

         - all employee benefit plans of Eco Soil or Turf Partners and all assets relating to those employee benefit plans.

         Simplot may assign its rights under the Purchase Agreement to a subsidiary, so long as Simplot remains obligated to perform its obligations under the Purchase Agreement.

USE OF PROCEEDS



         Eco Soil plans to use a portion of the proceeds to fund transaction expenses related to the Asset Sale. Eco Soil estimates that the expenses incurred in connection with the Asset Sale (including accounting, legal, financial advisory services, filing and printing fees) will aggregate approximately $1.6 million. Eco Soil intends to use the remaining proceeds of the Asset Sale to repay the $3,000,000 loan that Simplot intends to make to Eco Soil and Turf Partners pursuant to a Term Loan Agreement dated as of April 12, 2000 among Simplot, Eco Soil and Turf Partners, to repay long-term indebtedness of Eco Soil and for Eco Soil's working capital purposes.



THE CLOSING OF THE ASSET SALE

         The closing is expected to occur two business days following the satisfaction or waiver of all of the conditions to each party's obligations under the Purchase Agreement, or on another date as the parties mutually agree. It is currently anticipated that the closing will occur in late July 2000.

REPRESENTATIONS AND WARRANTIES

         The Purchase Agreement contains various representations and warranties of Turf Partners and Eco Soil related to, among other things, corporate organization and similar corporate matters; authorization and enforceability of the Purchase Agreement; government approvals and filings; contracts; obligations and commitments; litigation; employees and labor matters; compliance with law; ownership, title to and condition of the tangible assets; registrations; permits, approvals and similar consents; tax matters; insurance; accounts receivable; inventory and compliance with environmental laws.

         The Purchase Agreement contains various representations and warranties of Simplot related to, among other things, corporate organization and similar corporate matters; authorization and enforceability of the Purchase Agreement; requisite consents and approvals and brokers.

SURVIVAL OF REPRESENTATIONS AND WARRANTIES AND INDEMNIFICATION

         All representations and warranties of the parties contained in the Purchase Agreement will survive the closing of the Asset Sale for a period of one year following the closing of the Asset Sale, except that the representations and warranties made by Turf Partners relating to employee benefits plans, tax matters and compliance with environmental laws survive until the expiration of the applicable statutes of limitations.

         Eco Soil and Turf Partners have agreed to indemnify Simplot and its affiliates and subsidiaries from and against all losses, damages, claims and expenses incurred in connection with, arising out of or incident to:

         - the breach of any representation or warranty made by Eco Soil or Turf Partners in or pursuant to the Purchase Agreement;

         - the breach of any covenant or agreement by Turf Partners in or pursuant to the Purchase Agreement;

         -    the liabilities excluded from the Asset Sale; or

         - any liability imposed upon Simplot by reason of its status as transferee of Turf Partners' assets and the Turf Partners business.

         Simplot has agreed to indemnify Eco Soil, Turf Partners and their respective affiliates and subsidiaries from and against all losses, damages, claims and expenses incurred in connection with, arising out of or incident to:

         - the breach of any representation or warranty made by Simplot in or pursuant to the Purchase Agreement;

         - the breach of any covenant or agreement by Simplot in or pursuant to the Purchase Agreement; or

         - after the closing of the Asset Sale, any liability assumed by Simplot in the Asset Sale.

         Under the Purchase Agreement, Simplot may withhold and set off against any amounts otherwise due Turf Partners any amount by which Turf Partners is obligated to indemnify Simplot under the Purchase Agreement. Each party will not be liable for any indemnification claim under the Purchase Agreement until either the amount of any individual claim exceeds $100,000 or the amount of all claims exceed $200,000.

CONDITIONS OF THE ASSET SALE

         Turf Partners' obligations to consummate the Asset Sale are subject to the satisfaction or waiver of some conditions, including the following:

         - the representations of Simplot being true and correct in all material respects as of the closing of the Asset Sale;

         - Simplot having performed and satisfied in all material respects all agreements and covenants required to be performed by it prior to or on the closing of the Asset Sale;

         - receipt of all permits, consents, approvals and waivers of governmental authorities and other parties necessary for the consummation of the Asset Sale, including the expiration of the waiting periods under the HSR Act;

         - the release of specified liens covering some of Turf Partners' assets;

         - Simplot having executed separate agreements assuming the Turf Partners liabilities to be assumed in the Asset Sale; calling for Simplot to sell Eco Soil's proprietary products into turf and agricultural markets through its retail distribution network and calling for Simplot to perform field trials of Eco Soil's BioJect-Registered Trademark- system on its potato fields; and

         - the shareholders of Eco Soil having approved the Purchase Agreement and the Asset Sale.

         Simplot's obligations to consummate the Asset Sale are subject to the satisfaction or waiver of some conditions, including the following:

         - the representations of Turf Partners being true and correct in all material respects as of the closing of the Asset Sale;

         - Turf Partners having performed and satisfied in all material respects all agreements and covenants required to be performed by it prior to or on the closing of the Asset Sale;

         - receipt of all permits, consents, approvals and waivers of governmental authorities and other parties necessary for the consummation of the Asset Sale, including the expiration of the waiting periods under the HSR Act;

         - the release of specified liens covering some of Turf Partners' assets;




         - the shareholders of Eco Soil having approved the Purchase Agreement and the Asset Sale.

TERMINATION OF THE ASSET SALE



         The Purchase Agreement may be terminated at any time prior to the closing of the Asset Sale: (a) by mutual written consent of Turf Partners or Simplot; (b) by Simplot upon a material breach in Turf Partners' representations and warranties or in Turf Partners or Eco Soil's covenants, or the failure, or the occurrence of an event that would result in the failure of any condition to Simplot's obligations to consummate the transaction; (c) by Turf Partners upon a material breach in Simplot's representations and warranties or covenants, or the failure, or the occurrence of an event that would result in the failure of any condition to Turf Partners and Eco Soil's obligations to consummate the transaction and
(d) by either party if the closing of the Asset Sale does not occur on or before August 31, 2000 (unless the other party has the right to terminate the Purchase Agreement pursuant to (b) or (c) above, as the case may be).



NO SOLICITATION

         The Purchase Agreement prohibits Eco Soil from soliciting, negotiating, encouraging or responding to any inquiries or proposals related to the acquisition of the Turf Partners assets or the Turf Partners business. However, the Purchase Agreement permits Eco Soil to participate in negotiations with any third party that has submitted an unsolicited proposal to acquire all of Eco Soil and, if the Board determines that its fiduciary duties require, the Purchase Agreement permits the Board to withdraw its recommendation to the shareholders of Eco Soil to vote in favor of the Asset Sale. If the Board withdraws its recommendation to vote in favor of the transaction following negotiations with a third party regarding an unsolicited proposal to acquire Eco Soil, the Purchase Agreement requires that Eco Soil pay Simplot (a) a break-up fee in the amount of $250,000 plus Simplot's actual expenses incurred in respect to its environmental due diligence, and (b) a fee equal to five percent (5%) of the acquisition price offered by a third party attributable to the assets of Turf Partners. The Purchase Agreement requires that such fee is to be paid upon the earlier of (i) a mutual agreement between Eco Soil, Turf Partners and Simplot to terminate the Purchase Agreement in light of the transaction related to the acquisition of all of Eco Soil; (ii) upon termination of the Purchase Agreement by Simplot pursuant to the rights described in (b) and (d) of "Termination of the Asset Sale" above; or (iii) the date of the Annual Meeting, if Eco Soil's shareholders fail to approve the Purchase Agreement and the Asset Sale,

FEES AND EXPENSES

         Turf Partners, Eco Soil and Simplot are required to pay their own legal, accounting, out-of-pocket and other expenses incident to the Purchase Agreement and to any action taken by such party in preparation for carrying the Purchase Agreement into effect; provided, however, that Turf Partners has agreed to reimburse Simplot for one half of the filing fee required under the HSR Act.

NO PAYMENT, DIVIDEND OR DISTRIBUTION TO HOLDERS OF COMMON STOCK

         The shareholders of Eco Soil will not receive any payments, whether as a dividend or distribution in liquidation, as a result of the Asset Sale. Any determination to pay dividends in the future will be at the discretion of Eco Soil's Board of Directors and will be dependent upon Eco Soil's results of operations, financial condition, capital requirements, contractual restrictions and other factors deemed relevant by the Board of Directors. The Board of Directors does not intend to declare dividends in the foreseeable future, but instead intends to retain earnings, if any, for use in Eco Soil's business.

CERTAIN TAX CONSEQUENCES OF THE SALE

         The following summary describes the principal United States federal income tax consequences of the Asset Sale. This summary is based upon the Internal Revenue Code of 1986, as amended to the date of this proxy statement (the "Code"), existing and proposed United States Treasury Regulations promulgated under the Code, published rulings, administrative pronouncements and judicial decisions, changes to which could affect the tax consequences described in this offer (possibly on a retroactive basis).

         CONSEQUENCES TO TURF PARTNERS. Turf Partners will recognize gain or loss for federal income tax purposes on the sale of the Turf Partners business in the Asset Sale. Turf Partners' gain or loss will be determined based upon the amount of purchase price (increased by the liabilities of Turf Partners properly accrued as of the closing of the asset sale, to the extent assumed by Simplot) allocated to each asset and Turf Partners' tax basis for each asset. To the extent that the purchase price (as increased) allocated to an asset exceeds its tax basis, Turf Partners will recognize gain on the disposition of the asset, and vice versa. Because Turf Partners will be included in Eco Soil's consolidated federal income tax return for the taxable year that includes the sale, all gains and losses recognized by Turf Partners will be included on Eco Soil's federal income tax return for the taxable year that includes the sale. The Asset Sale may also result in state or local, income, franchise, sales, use or other tax liabilities in state or local tax jurisdictions in which Turf Partners files returns.

         CONSEQUENCES TO ECO SOIL'S SHAREHOLDERS. Holders of Eco Soil common stock will not recognize any gain or loss due to the Asset Sale. However, if a shareholder chooses to sell his or her shares or to exercise dissenters' rights if available, that shareholder may owe taxes at that time.
Shareholders are encouraged to contact their own tax advisor.

ACCOUNTING TREATMENT OF THE SALE

         The Asset Sale will be accounted for as a sale of assets transaction.

OPINION OF ECO SOIL'S FINANCIAL ADVISOR


         Eco Soil engaged CIBC World Markets to act as its exclusive financial advisor in connection with the Asset Sale. On March 28, 2000, at a meeting of Eco Soil's Board of Directors held to evaluate the Purchase Agreement and the Asset Sale, CIBC World Markets reviewed with Eco Soil's Board of Directors its financial analysis of the consideration to be received in the Asset Sale. On April 5, 2000, the date on which the Amended and Restated Asset Purchase Agreement was executed, CIBC World Markets delivered to Eco Soil's Board of Directors a written opinion to the effect that, as of the date of the opinion and based on and subject to the matters described in its opinion, the consideration to be received in the Asset Sale was fair, from a financial point of view, to Eco Soil. On June 9, 2000, at a meeting of Eco Soil's Board of Directors held to evaluate the revised terms of the Asset Sale, CIBC World Markets rendered to Eco Soil's Board of Directors an oral opinion, confirmed by delivery of a written opinion dated June 9, 2000, to the effect that, as of that date and based on and subject to the matters described in its opinion, the revised consideration to be received in the Asset Sale was fair, from a financial point of view, to Eco Soil. In connection with its opinion dated June 9, 2000, CIBC World Markets updated its analyses performed in connection with its earlier opinion and reviewed the assumptions on which the analyses were based and the factors considered in connection with its opinion.




         The full text of CIBC World Markets' written opinion dated June 9, 2000, which describes the assumptions made, matters considered and limitations on the review undertaken, is attached as Annex D and is incorporated herein by reference. CIBC WORLD MARKETS' OPINION IS ADDRESSED TO ECO SOIL'S BOARD OF DIRECTORS, RELATES ONLY THE FAIRNESS, FROM A FINANCIAL POINT OF VIEW, TO ECO SOIL OF THE CONSIDERATION TO BE RECEIVED BY ECO SOIL IN THE ASSET SALE, AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY SHAREHOLDER AS TO HOW TO VOTE WITH RESPECT TO MATTERS RELATING TO THE

ASSET SALE. THE SUMMARY OF CIBC WORLD MARKETS' OPINION DESCRIBED BELOW IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF ITS OPINION.

         In arriving at its opinion, CIBC World Markets:

         -        reviewed the Purchase Agreement;

         - reviewed audited financial statements for Eco Soil for the fiscal years ended December 31, 1997, December 31, 1998 and December 31, 1999;


         - reviewed unaudited financial statements for Eco Soil for the fiscal quarter ended March 31, 1999;

         - reviewed financial projections for Turf Partners' business prepared by the management of Eco Soil;

         - held discussions with the senior management of Eco Soil with respect to Eco Soil, Turf Partners' business and their prospects for future growth, including the near-term liquidity needs of, and capital resources available to, Eco Soil and Turf Partners' business;

         - reviewed and analyzed publicly available financial data for companies with operations CIBC World Markets deemed comparable to Turf Partners' business;

         - reviewed and analyzed publicly available information for transactions that CIBC World Markets deemed comparable to the Asset Sale;

         - reviewed public information concerning Turf Partners' business; and

         - performed other analyzes and reviewed other information as it deemed appropriate.


         In rendering its opinion, CIBC World Markets relied on and assumed, without independent verification or investigation, the accuracy and completeness of all of the financial and other information provided to or discussed with it by Eco Soil and its employees, representatives and affiliates. With respect to forecasts of the future financial condition and operating results of Turf Partners' business provided to or discussed with CIBC World Markets, CIBC World Markets assumed, at the direction of Eco
Soil's management, without independent verification or investigation, that the forecasts were reasonably prepared on bases reflecting the best available information, estimates and judgments of the management of Eco Soil. In addition, Eco Soil's management advised CIBC World Markets that, on or before the closing of the Asset Sale, Eco Soil and Simplot, or their affiliates, would enter into agreements providing for, among other things, the distribution, sale and testing by Simplot of Eco Soil's proprietary products and transitional services to be provided to Simplot by Eco Soil. To the extent material to CIBC World Markets' analysis, CIBC World Markets assumed, with Eco Soil's consent, that the transactions contemplated by those agreements would be consummated in accordance with the terms discussed with CIBC World Markets by Eco Soil's management.


         CIBC World Markets did not make or obtain any independent evaluations or appraisals of the assets or liabilities, contingent or otherwise, of Turf Partners' business. CIBC World Markets expressed no opinion as to the underlying valuation, future performance or long-term viability of Turf Partners' business. In connection with its engagement, CIBC World Markets was not requested to, and did not, solicit third party indications of interest with respect to the acquisition of all or a part of Turf Partners' business. CIBC World Markets' opinion was necessarily based on the information available to CIBC World Markets and general economic, financial and stock market conditions and circumstances as they existed and could be evaluated by CIBC World Markets on the date of its opinion. Although subsequent developments may affect its opinion, CIBC World Markets does not have any obligation to update, revise or reaffirm its opinion. Eco Soil imposed no other instructions or limitations on CIBC World Markets with respect to the investigations made or the procedures followed by it in rendering its opinion.

         This summary is not a complete description of CIBC World Markets' opinion to Eco Soil's Board of Directors or the financial analyses performed and factors considered by CIBC World Markets in connection with its opinion. The preparation of a fairness opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a fairness opinion is not readily susceptible to summary description. CIBC World Markets believes that its analyses and this summary must be considered as a whole and that selecting portions of its analyses and factors, without considering all analyses and factors, could create a misleading or incomplete view of the processes underlying CIBC World Markets' analyses and opinion.

         In performing its analyses, CIBC World Markets considered industry performance, general business, economic, market and financial conditions and other matters existing as of the date of its opinion, many of which are beyond the control of Eco Soil. No company, business or transaction used in such analyses as a comparison is identical to Eco Soil, Turf Partners' business or the Asset Sale, and an evaluation of the results of those analyses is not entirely mathematical. Rather, the analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies, business segments or transactions analyzed.

         The estimates contained in CIBC World Markets' analyses and the ranges of valuations resulting from any particular analysis are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than those suggested by its analyses. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Accordingly, CIBC World Markets' analyses and estimates are inherently subject to substantial uncertainty.

         CIBC World Markets' opinion and financial analyses were only one of many factors considered by Eco Soil's Board of Directors in its evaluation of the Asset Sale and should not be viewed as determinative of the views of Eco Soil's Board of Directors or management with respect to the Asset Sale or the consideration payable in the Asset Sale. The type and amount of consideration payable in the Asset Sale was determined through negotiation between Eco Soil and Simplot. Although CIBC World Markets provided financial advice to Eco Soil during the course of negotiations, the decision to enter into the Asset Sale was solely that of Eco Soil's Board of Directors.


         The following is a summary of the material financial analyses presented by CIBC World Markets to Eco Soil's Board of Directors in connection with its opinion dated June 9, 2000.


         SELECTED COMPANIES ANALYSIS. CIBC World Markets compared financial and stock market information for Eco Soil and the following nine selected publicly held companies in the turf products industry:

       -    AG Services of America, Inc.        -    Terra Industries Inc.
       -    The Andersons, Inc.                 -    The Toro Company
       -    Central Garden & Pet Company        -    U.S. Home & Garden Inc.
       -    LESCO, Inc.                         -    Verdant Brands, Inc.
       -    The Scotts Company


CIBC World Markets reviewed enterprise values, calculated as equity market value, plus debt, less cash, as multiples of, among other things, latest 12 months and estimated calendar years 2000 and 2001 EBITDA. CIBC World Markets then applied selected multiples of latest 12 months and estimated calendar years 2000 and 2001 EBITDA derived from the selected companies to corresponding financial data of Turf Partners' business. Estimated calendar year 2000 EBITDA data was not considered meaningful due to operating losses of Turf Partners' business for this operational measure. All multiples were based on closing stock prices on June 8, 2000. Estimated financial data for the selected companies were based on publicly available research analysts' estimates and estimated financial data for Turf Partners' business, including amounts related to the estimated consideration to be received by Eco Soil in the Asset Sale, were based on internal estimates of the management of Eco Soil. This analysis indicated an implied enterprise reference range for Turf Partners business' of approximately $12,309,000 to $20,710,000, as compared to the estimated consideration, including assumption of the Coast Loan and other liabilities of Eco Soil, to be received by Eco Soil in the Asset Sale of $39,862,000.


         SELECTED TRANSACTIONS ANALYSIS. CIBC World Markets reviewed the purchase prices and implied transaction multiples in the following three selected transactions in the turf products industry:


               Acquiror                                          Target
               --------                                          ------
      -   Cenex/Land O'Lakes Agronomy Company           Terra Industries Inc. (Distribution Business)
      -   The Scotts Company                            Monsanto Company (Consumer Lawn and Garden
                                                           Businesses)
      -   U.S. Home & Garden Inc.                       Weatherly Consumer Products Group, Inc.


CIBC World Markets reviewed enterprise values in the selected transactions as multiples of, among other things, latest 12 months EBITDA. CIBC World Markets then applied selected multiples of latest 12 months EBITDA derived from the selected transactions to corresponding financial data of Turf Partners' business. All multiples for the selected transactions were based on publicly available information at the time of announcement of the relevant transaction and estimated financial data for Turf Partners' business, including amounts related to the estimated consideration to be received by Eco Soil in the Asset Sale, were based on internal estimates of the management of Eco Soil.
This analysis indicated an implied enterprise reference range for Turf
Partners' business of approximately $15,929,000 to $26,442,000, as compared to the estimated consideration, including assumption of the Coast Loan and other liabilities of Eco Soil, to be received by Eco Soil in the Asset Sale of $39,862,000.


         OTHER FACTORS. In rendering its opinion, CIBC World Markets also reviewed and considered other factors, including:

         - historical market prices and trading volumes of Eco Soil common stock and the relationship between movements in Eco Soil common stock, movements in an index comprised of the common stock of the selected companies and movements in the S&P Mid-Cap 400 Index; and

         -        selected research analysts' reports on Eco Soil.


         MISCELLANEOUS. Eco Soil has agreed to pay CIBC World Markets for its financial advisory services upon completion of the Asset Sale an aggregate fee of $1.15 million. In addition, Eco Soil has agreed to reimburse CIBC World Markets for its reasonable out-of-pocket expenses, including reasonable fees and expenses of its legal counsel, and to indemnify CIBC World Markets and related parties against liabilities, including liabilities under the federal securities laws, relating to, or arising out of, its engagement.


         Eco Soil selected CIBC World Markets based on CIBC World Markets' reputation, expertise and familiarity with Eco Soil. CIBC World Markets is an internationally recognized investment banking firm and, as a customary part of its investment banking business, is regularly engaged in valuations of businesses and securities in connection with acquisitions and mergers, underwritings, secondary distributions of securities, private placements and valuations for other purposes. CIBC World Markets and its affiliates have in the past provided services to Eco Soil unrelated to the proposed Asset Sale, for which services CIBC World Markets and its affiliates have received compensation. In the ordinary course of business, CIBC World Markets and its affiliates may actively trade the securities of Eco Soil for their own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

CONDUCT OF BUSINESS

         After the Asset Sale, Eco Soil will continue to develop, market and sell proprietary biological products that provide solutions for a wide variety of turf and crop problems in the golf and agricultural industries. Eco Soil has developed a portfolio of microbial programs to be applied via standard spray procedures in the case of the FreshPack-TM- product line, or through Eco Soil's patented BioJect-Registered Trademark- system. These naturally occurring microbes complement or reduce the need for many chemical products currently used in golf and agricultural markets. After the Asset Sale, Eco Soil also will continue to market and sell traditional chemical products and other supplies in agricultural markets

OTHER AGREEMENTS WITH SIMPLOT

         The Purchase Agreement calls for Eco Soil and Simplot to enter into separate agreements pursuant to which Simplot will sell Eco Soil's proprietary products into turf and agricultural markets and commence field trials of Eco Soil's proprietary products on its potato fields. Under the agreement relating to agricultural markets, Eco Soil's proprietary products would be distributed through Simplot's Soilbuilders organization.




         In connection with the execution of the Amendment, Eco Soil, Turf Partners and Simplot also agreed to the terms of a Corporate Management Agreement, pursuant to which Simplot will manage the day-to-day business of Turf Partners pending the closing of the Asset Sale. The Corporate Management Agreement will provide Simplot the right to take the following actions:

         - Designate a Chief Financial Officer and general manager of Turf Partners that will oversee the day-to-day operation of Turf Partners;

         -        Maintain direct supervisions of Turf Partners employees;

         - Enter into contracts in the name of Turf Partners in the ordinary course of business; and

         - Advance working capital to Turf Partners on terms that do not violate existing agreements of Turf Partners.

         In addition, as an inducement to Simplot to enter in to the Amendment, the members of Eco Soil's Board of Directors entered into Shareholder Voting Agreements, pursuant to which they agreed to vote their shares of Eco Soil common stock in favor of the Purchase Agreement and the Asset Sale. A form of the Shareholder Voting Agreement is attached to this Proxy Statement as Annex C.



WHERE YOU CAN FIND ADDITIONAL INFORMATION

         Eco Soil files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information that Eco Soil files at the Securities and Exchange Commissions public reference rooms in Washington, D.C., New York and Chicago, Illinois. Please call the Securities and Exchange Commission at 1-800-SEC 0330 for further information on the public reference rooms. Securities and Exchange Commission filings are also available to the public from commercial document retrieval services and at the Web site maintained by the Securities and Exchange Commission at "http://www.sec.gov."

DISSENTER'S RIGHTS



         The Asset Sale may be deemed a sale by Eco Soil of all, or substantially all, of its assets under Section 21-21,136 of the Business Corporation Act of Nebraska. Pursuant to Sections 21-20,137 through 21-20,150 of the Business Corporation Act of Nebraska, shareholders of Eco Soil have the right to dissent from the a sale of all, or substantially all, of the property of a corporation other than in the usual and regular course of business if shareholders of the corporation are entitled to vote on the sale. Such rights and the procedures established for protection of such rights are attached to this proxy as Annex E.



         Any shareholder wishing to dissent and obtain payment for his or her shares must (a) deliver to Eco Soil, before the vote is taken, written notice of his or her intent to demand payment for his or her shares if the proposed action is effectuated, and (b) not vote his or her shares in favor of the proposed action. A shareholder who fails in either respect will lose his or her right to payment.

         All notices to Eco Soil regarding the exercise of dissenters' rights must be received by Eco Soil prior to the vote to approve the Purchase Agreement and the Asset Sale, either by mail, hand delivery or otherwise. Eco Soil will accept written notice of dissent as its offices located at 10740 Thornmint Road, San Diego, California 92127 up to the close of business the day before the Annual Meeting an by hand delivery at the Annual Meeting, up to the time the vote is taken.

BOARD RECOMMENDATION

         ECO SOIL'S BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE PURCHASE AGREEMENT, HAS DETERMINED THAT THE ASSET SALE IS IN THE BEST INTERESTS OF ECO SOIL AND ITS SHAREHOLDERS AND RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL AND ADOPTION OF THE PURCHASE AGREEMENT AND THE ASSET SALE.

                  PRO FORMA CONDENSED FINANCIAL INFORMATION

AS OF MARCH 31, 2000

THE FOLLOWING UNAUDITED PRO FORMA CONDENSED BALANCE SHEET GIVES EFFECT TO THE PROPOSED ASSET SALE OF TURF PARTNERS, INC. AND RETIREMENT OF THE LONG TERM DEBT OF ECO SOIL SYSTEMS, INC. AND SHOWS THE BALANCE SHEET THAT WOULD REMAIN AT MARCH 31, 2000.

                              ECO SOIL SYSTEMS, INC
                        PROFORMA CONDENSED BALANCE SHEET
                              AS OF MARCH 31, 2000


                                                                  TURF PARTNERS          PRO FORMA
                                              CONSOLIDATED        NET ASSETS SOLD        ADJUSTMENTS               PRO FORMA
                                              (Unaudited)         (Unaudited)
CASH                                         $  1,224,266                      -                                $  1,224,266
ACCOUNTS RECEIVABLE, NET                       23,361,526          $ (18,012,466)                                  5,349,060
INVENTORIES                                    15,880,696            (10,240,812)                                  5,639,884
OTHER CURRENT ASSETS                            5,605,067             (1,245,024)                                  4,360,043
-----------------------------------------------------------------------------------------------------------------------------
TOTAL CURRENT ASSETS                           46,071,555            (29,498,303)                                 16,573,253

FIXED ASSETS, NET                              19,217,385             (1,571,889)                                 17,645,496

GOODWILL, NET                                  12,731,703                      -         (7,496,181)  2            5,235,524
OTHER ASSETS                                      576,832               (282,470)                                    294,262
DEBT ISSUANCE COSTS                             6,982,773               (158,192)        (4,196,072)  2            2,628,509
OTHER INTANGIBLE ASSETS, NET                    1,343,045                      -                                   1,343,045
-----------------------------------------------------------------------------------------------------------------------------
TOTAL OTHER ASSETS                             21,634,353               (440,662)                                  9,501,440

-----------------------------------------------------------------------------------------------------------------------------
TOTAL ASSETS                                 $ 86,923,293          $ (31,510,854)                               $ 43,720,189
=============================================================================================================================

ACCOUNTS PAYABLE                             $ 26,364,074          $ (14,726,322)      $ (3,400,000)  1         $  8,237,754
DEFERRED REVENUE                                  374,508                      -                                     374,508
LONG TERM DEBT, CURRENT                        40,256,878            (14,757,913)       (15,000,000)  1           10,498,966
CAPITAL LEASES, CURRENT                           127,541                (67,430)                                     60,111
ACCRUED EXPENSES                                4,393,797             (1,747,145)                                  2,646,651
-----------------------------------------------------------------------------------------------------------------------------

TOTAL CURRENT LIABILITIES                      71,516,798            (31,298,810)                                 21,817,990

TOTAL LONG TERM LIABILITIES                     2,229,364               (212,044)                                  2,017,320

-----------------------------------------------------------------------------------------------------------------------------
TOTAL LIABILITIES                              73,746,162            (31,510,854)                                 23,835,310

-----------------------------------------------------------------------------------------------------------------------------
TOTAL EQUITY                                   13,177,131                                 6,707,747  1&2          19,884,878

-----------------------------------------------------------------------------------------------------------------------------
TOTAL LIABILITIES & EQUITY                   $ 86,923,293          $ (31,510,854)                               $ 43,720,189
=============================================================================================================================


       SEE NOTES TO PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED).

       THE FOLLOWING ADJUSTMENTS HAVE BEEN MADE TO REFLECT THE PRO FORMA EFFECT OF THE ASSET SALE AND RETIREMENT OF LONG TERM DEBT AS IF THOSE TRANSACTIONS WERE CONSUMMATED AS OF MARCH 31, 2000.

  #   NOTES TO PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET:
      --------------------------------------------------------------------------
  1   TO REFLECT THE NET CASH PROCEEDS FROM THE SALE AND IT'S USE TO PAY OFF
      ECO SOIL'S LONG TERM DEBT AS FOLLOWS:


                                                CASH PROCEEDS FROM SALE                     $ 23,000,000
                                                REPAY LONG TERM DEBT                         (15,000,000)
                                                REPAY SIMPLOT ADVANCE                         (3,000,000)
                                                EXPENSES OF SALE                              (1,600,000)
                                                ---------------------------------------------------------
                                                NET CASH TO ACCOUNTS PAYABLE                $  3,400,000


  2   TO REFLECT THE BOOK GAIN ON THE SALE AFTER RELATED WRITEOFFS AND EXPENSES:

                                                CASH PROCEEDS FROM SALE                     $ 23,000,000
                                                PROJECTED NET ASSET VALUE                             --
                                                WRITE OFF GOODWILL                            (7,496,181)
                                                EXPENSES OF SALE                              (1,600,000)
                                                ---------------------------------------------------------
                                                GAIN ON SALE                                $ 13,903,819


  3 NO FEDERAL TAX PAYMENTS ARE ATTRIBUTED TO THE GAIN DUE TO THE EXISTENCE OF NET OPERATING LOSS CARRYFORWARDS. THERE MAY BE STATE AND OTHER TAXES ACCRUING ON THE TRANSACTION IN SELECTED STATES THAT ARE NOT REFLECTED ABOVE.

                 PRO FORMA CONDENSED STATEMENTS OF OPERATIONS

FOR THE THREE MONTH PERIOD ENDED MARCH 31, 2000 (UNAUDITED).

THE FOLLOWING UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS GIVE EFFECT TO THE PROPOSED ASSET SALE OF TURF PARTNERS, INC. AND RETIREMENT OF LONG TERM DEBT OF ECO SOIL SYSTEMS, INC. THE PRO FORMA REFLECTS THE SALE OF SELECTED ASSETS AND ASSUMPTION OF RELATED LIABILITIES AND RETIREMENT OF LONG TERM DEBT ASSUMING THE TRANSACTION HAD TAKEN EFFECT ON JANUARY 1, 1999.


                              ECO SOIL SYSTEMS, INC
                   PROFORMA CONDENSED STATEMENT OF OPERATIONS
                    FOR THE THREE MONTHS ENDED MARCH 31, 2000


                                                                           TURF PARTNERS        PRO FORMA
                                                       CONSOLIDATED        BUSINESS SOLD        ADJUSTMENTS   #          PRO FORMA
                                                       (Unaudited)         (Unaudited)
 REVENUES
    PROPRIETARY PRODUCTS                               $  1,291,810         $           -                              $  1,291,810
    DISTRIBUTED PRODUCTS                                 17,098,856           (12,175,087)                                4,923,769
 -----------------------------------------------------------------------------------------------------------      ------------------
 TOTAL REVENUES                                          18,390,666           (12,175,087)                                6,215,579

 COST OF REVENUES
    PROPRIETARY PRODUCTS                                    820,226                                                         820,226
    DISTRIBUTED PRODUCTS                                 12,648,650            (8,870,578)                                3,778,072
 -----------------------------------------------------------------------------------------------------------      ------------------
 TOTAL COST OF REVENUES                                  13,468,876            (8,870,578)                                4,598,298

 GROSS PROFIT                                             4,921,790            (3,304,509)                                1,617,281
 GROSS MARGIN                                                 26.8%                 27.1%                                      26.0%

 SELLING, GENERAL AND ADMINISTRATIVE EXPENSES             8,381,362            (4,153,181)       (1,604,778)    1         2,623,403
 DEPRECIATION                                               292,312              (116,261)                                  176,051
 AMORTIZATION OF INTANGIBLE ASSETS                          293,330              (151,848)                                  141,482

 -----------------------------------------------------------------------------------------------------------      ------------------
 INCOME (LOSS) FROM OPERATIONS                           (4,045,214)           (1,116,781)                               (1,323,655)
 GAIN ON SALE OF TURF PARTNERS' ASSETS                                                           13,903,819     2        13,903,819
 INTEREST EXPENSE                                         2,010,574              (372,392)       (4,549,145)    3        (2,910,963)
 -----------------------------------------------------------------------------------------------------------      ------------------
 NET INCOME (LOSS)                                     $ (6,055,788)        $  (1,489,173)                             $ (9,669,201)


  #   NOTES TO PRO FORMA CONDENSED STATEMENT OF OPERATIONS:
      --------------------------------------------------------------------------
  1 ECO SOIL'S SELLING, GENERAL AND ADMINISTRATIVE EXPENSES ATTRIBUTED TO TURF PARTNERS' BUSINESS FOR THREE MONTHS ENDED MARCH 31, 2000.
  2   GAIN ON SALE OF TURF PARTNERS' ASSETS AS IF CONSUMMATED ON JANUARY 1,
      2000.
  3 ASSUMES LONG TERM DEBT OF $15,000,000 AT 14% INTEREST PER ANNUM WAS RETIRED FOR THE ENTIRE THREE MONTH PERIOD PLUS AMORTIZATION OF DEBT ISSUANCE COSTS OF $289,332 AND WRITE OFF OF UNAMORTIZED DEBT ISSUANCE COSTS AS OF JANUARY 1, 2000 OF $3,734,813.


                              ECO SOIL SYSTEMS INC
                   PROFORMA CONDENSED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1999


                                                                           TURF PARTNERS       PRO FORMA
                                                        CONSOLIDATED       BUSINESS SOLD       ADJUSTMENTS   #         PRO FORMA
                                                        (Unaudited)        (Unaudited)
REVENUES
   PROPRIETARY PRODUCTS                                 $  7,489,741       $           -                           $    7,489,741
   DISTRIBUTED PRODUCTS                                  116,041,572         (91,333,287)                              24,708,285
----------------------------------------------------------------------------------------------------------      ------------------
TOTAL REVENUES                                           123,531,313         (91,333,287)                              32,198,026

COST OF REVENUES
   PROPRIETARY PRODUCTS                                    5,715,827                   -                                5,715,827
   DISTRIBUTED PRODUCTS                                   91,208,865         (72,585,879)                              18,622,986
----------------------------------------------------------------------------------------------------------      ------------------
TOTAL COST OF REVENUES                                    96,924,692         (72,585,879)                              24,338,813

GROSS PROFIT                                              26,606,621         (18,747,408)                               7,859,213
GROSS MARGIN                                                    21.5%               20.5%                                    24.4%

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES              38,816,699         (17,796,901)     (10,652,489)    4        10,367,309
DEPRECIATION                                               1,077,091            (448,042)                                 629,049
AMORTIZATION OF INTANGIBLE ASSETS                          1,154,615            (614,612)                                 540,003

----------------------------------------------------------------------------------------------------------      ------------------
INCOME (LOSS) FROM OPERATIONS                            (14,441,784)           (112,147)                              (3,677,148)
GAIN ON THE SALE OF TURF PARTNERS, INC.'S ASSETS                                               13,903,819     5        13,903,819
INTEREST EXPENSE                                           3,964,352            (755,474)      (3,883,803)    6          (674,925)
----------------------------------------------------------------------------------------------------------      ------------------
NET INCOME (LOSS)                                        (18,406,136)           (867,621)                              10,901,596



 #  NOTES TO PRO FORMA CONDENSED STATEMENT OF OPERATIONS:
    ---------------------------------------------------------------------------
 4 ECO SOIL'S SELLING, GENERAL AND ADMINISTRATIVE EXPENSES ATTRIBUTED TO TURF PARTNERS' BUSINESS FOR THE YEAR 1999.
 5 REFLECTS THE GAIN ON THE SALE OF TURF PARTNERS' ASSETS AS IF CONSUMMATED JANUARY 1, 1999.
 6 ASSUMES LONG TERM DEBT OF $15,000,000 AT 14% INTEREST PER ANNUM WAS RETIRED FOR THE ENTIRE ONE YEAR PERIOD PLUS AMORTIZATION OF DEBT ISSUANCE COSTS OF $315,933 IN 1999 AND WRITEOFF OF UNAMORTIZED DEBT ISSUANCE COSTS AT
    JANUARY 1, 1999 OF $1,467,870.

                                   PROPOSAL 2

                              ELECTION OF DIRECTORS

GENERAL

         The Board of Directors currently consists of six members. The size of the Board of Directors will be reduced to five members immediately prior to the Annual Meeting, however, pursuant to a resolution duly adopted by the Board in accordance with Eco Soil's bylaws. Eco Soil's Articles of Incorporation provide for the classification of the Board of Directors into three classes, as nearly equal in number as possible, with staggered terms of office and provides that upon the expiration of the term of office for a class of directors, nominees for such class shall be elected for a term of three years or until their successors are duly elected and qualified. At this meeting, one nominee for director is to be elected as a Class I director. The nominee is Edward N. Steel. The Class II and Class III directors have one year and two years, respectively, remaining on their terms of office. If no contrary indication is made, proxies in the accompanying form are to be voted for such nominee or, in the event any such nominee is not a candidate or is unable to serve as a director at the time of the election (which is not currently expected), for any nominee who shall be designated by the Board of Directors to fill such vacancy. Mr. Steel is a member of the present Board of Directors.

         In July 1999, pursuant to its authority under Eco Soil's Articles of Incorporation and Bylaws, the Board of Directors increased the number of directors serving on the Board from six to seven, and elected Edward N. Steel to fill this new seat. Edward C. "Whitey" Ford retired from the Board in January 2000. The Board elected Robert W. O'Leary to fill this seat expiring in 2001. In May 2000, Douglas M. Gloff and Fridolin Fackelmeyer resigned from the Board. The Board then elected Max D. Gelwix to fill Mr. Gloff's seat and reduced the size of the Board to six members. S. Bartley Osborn, who currently serves as a Class I director, has declined to stand for reelection.

         In voting for the election of directors of Eco Soil under the Nebraska Business Corporation Act, all shareholders may cumulate their votes in the election of directors for any nominee if the nominee's name was placed in nomination prior to the voting. Under cumulative voting, each shareholder is entitled in the election of directors to vote one vote for each share held by him multiplied by the number of directors to be elected, and he may cast all such votes for a single nominee for director or may distribute them among any two or more nominees as he sees fit. The candidates receiving the highest number of votes, up to the number of directors to be elected, will be elected. The Proxy solicited by the Board of Directors confers discretionary authority on the proxies to cumulate votes so as to elect the maximum number of directors. The Proxy may not be voted for more than one person.

INFORMATION REGARDING DIRECTORS

         The information set forth below as to the Board of Director's nominee for director has been furnished to Eco Soil by the nominee for director:

                 NOMINEE FOR ELECTION TO THE BOARD OF DIRECTORS

                              TERM EXPIRING AT THE
                       2003 ANNUAL MEETING OF SHAREHOLDERS


                 NAME                 AGE       PRESENT POSITION WITH ECO SOIL
                 Edward N. Steel       52       Director

         EDWARD N. STEEL has served as a director of Eco Soil since July 1999. Since February 1986, Mr. Steel has been the President of Boardroom Homebuilders, Inc., a privately held construction company. From May 1975 to January 1986, Mr. Steel worked in various capacities for IBM culminating in the position of Manager of Strategic Planning.

             MEMBERS OF THE BOARD OF DIRECTORS CONTINUING IN OFFICE
                              TERM EXPIRING AT THE
                       2001 ANNUAL MEETING OF SHAREHOLDERS


            NAME                     AGE       PRESENT POSITION WITH ECO SOIL
            Robert W. O'Leary         56       Director
            William S. Potter         56       Director

         ROBERT W. O'LEARY has served as a director of Eco Soil since January 2000. Since January 1996, Mr. O'Leary has been the Chairman of Premier, Inc., a privately held strategic healthcare alliance. From July 1991 to March 1995, Mr. O'Leary served as Chairman and Chief Executive Officer of American Medical International, a privately held health care management company. From September 1989 to July 1991, Mr. O'Leary served as Chief Executive Officer of Voluntary Hospitals of America, a privately held national hospital alliance. Mr. O'Leary also serves as a member of the Board of Directors of Thermo Electron Corporation (NYSE: TMO).

         WILLIAM S. POTTER served as a director of Eco Soil since August 1992. Since 1988, Mr. Potter has been President of Rugged Rigger, Inc., a personal services corporation, which has created Pauma Valley Organics, a certified organic produce farm. From 1970 to 1988, Mr. Potter worked in various capacities for H.M. Stevens Incorporated, a national food service and catering company specializing in sporting events, culminating in the positions of Operational Vice President and Director.

                              TERM EXPIRING AT THE
                       2002 ANNUAL MEETING OF SHAREHOLDERS


              NAME                   AGE       PRESENT POSITION WITH ECO SOIL
              William B. Adams        53       Chairman of the Board, Chief
                                               Executive Officer, and Director
              Max D. Gelwix           49       President and Chief Operating
                                               Officer

         WILLIAM B. ADAMS has served as Chairman of the Board and Chief Executive Officer of Eco Soil since March 1991. From 1985 to 1994, Mr. Adams was Chairman of the Board of Chronimed, Inc., a publicly held medical products company, and served as Chairman of the Board of Orphan Medical, Inc., a publicly traded spin-off of Chronimed through December 1998. Prior to his involvement with Eco Soil, Mr. Adams founded WBA Consultants, Ltd., a management consulting firm, in 1980 and participated as chief executive officer in corporate turnarounds. From August 1989 to February 1991, Mr. Adams was Executive Chairman of Printrak, Inc., a publicly held developer of specialized identification systems used by the law enforcement community. From April 1986 to April 1988, Mr. Adams was President and Chief Executive Officer of Check Technology Corporation, a manufacturer of electronic printing equipment. Mr. Adams received his B.A. from Texas Tech University.

         MAX D. GELWIX joined Eco Soil in September 1998 as Vice President and was promoted to President and Chief Operating Officer in March 2000. Mr. Gelwix was elected to fill a vacancy on the Board in May 2000. From 1979 through June 1996 he served as Executive Vice President of Arthur J. Gallagher & Co., an international risk management and insurance brokerage organization, and was the President of Maxell Enterprises, a risk management consulting firm, from June 1996 through September 1997. Mr. Gelwix received his B.S. degree from Colorado State University.

RECOMMENDATION OF THE BOARD OF DIRECTORS

         THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE NOMINEE SET FORTH ABOVE. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY OTHERWISE ON THE ACCOMPANYING PROXY.

BOARD MEETINGS AND COMMITTEES

         Eco Soil's Board of Directors held five regularly scheduled meetings during 1999. No nominee for director who served as a director during the past year attended fewer than 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings of committees of the Board of Directors on which he served. The Board of Directors has established a Compensation Committee and an Audit Committee. Eco Soil does not have a Nominating Committee.

         COMPENSATION COMMITTEE

         The Compensation Committee consists of Messrs. Osborn, Potter and Adams. Following the Annual Meeting, Messrs. [Steel], Potter and Adams will serve on the Compensation Committee. The Compensation Committee provides recommendations concerning salaries and incentive compensation for Eco Soil's officers and administers Eco Soil's benefit plans, other than the 1992 Stock Option Plan. The Compensation Committee held five meetings during 1999.


         AUDIT COMMITTEE

         The Audit Committee consists of Messrs. O'Leary and Steel. The Audit Committee recommends to the Board of Directors the engagement of Eco Soil's independent public accountants and reviews the scope and results of their audits and other services. The Audit Committee meets with management and with the independent public accountants to review matters relating to the quality of Eco Soil's financial reporting and internal accounting control, including the nature, extent and results of the audits, proposed changes to Eco Soil's accounting principles and otherwise maintains communications between the independent public accountants and the Board of Directors. The Audit Committee held one meeting during 1999.

         COMPENSATION OF DIRECTORS

         Eco Soil has not paid any cash compensation to a director in his capacity solely as a director and has no present plan to pay directors' fees. It is Eco Soil's current policy to award non-employee directors an option to purchase 10,000 shares of Eco Soil's common stock at the then-current market price, vesting over three years, upon becoming a director and options to purchase 3,000 shares of common stock at the then-current market price, vesting after six months, on the date of each annual meeting of shareholders if the director has served since the previous annual meeting of shareholders and has been elected to an additional term, if applicable. All directors are reimbursed for travel and other out-of-pocket expenses incurred in connection with attendance at meetings of the Board of Directors.

                EXECUTIVE OFFICERS AND KEY EMPLOYEES OF ECO SOIL



         The executive officers and key employees of Eco Soil and their ages as of June 9, 2000 are as follows:




         NAME            AGE                     POSITION
EXECUTIVE OFFICERS
William B. Adams         53   Chairman of the Board, Chief Executive Officer
                              and Director
Max D. Gelwix            49   President, Chief Operating Officer and Director
Dennis Sentz             52   Vice President, Finance, Chief Financial Officer
                              and Secretary

KEY EMPLOYEES
John M. Doyle            41   Vice President, Biological Product Management
Michael M. Iverson       58   Vice President, Operations
Nicholas R. Spardy       35   Vice President, Turf Partners


         DENNIS SENTZ joined Eco Soil in May 1999 as Vice President of Accounting and Controller and was promoted to Chief Financial Officer in March 2000. From June 1997 to April 1999, Mr. Sentz served as Chief Financial Officer of BE&K-BECHTEL International, an engineering and construction joint venture, based in Singapore. From June 1993 to May 1997, Mr. Sentz worked for Foster Wheeler Energy Corporation as Vice President and Chief Financial Officer of the Power Generation business. Prior to that, Mr. Sentz spent nine years as Controller and later Chief Financial Officer of Instrumentarium Imaging, Inc., a high-tech medical equipment manufacturer and distributor. Mr. Sentz received his B.B.A. in Accounting from the University of Wisconsin in 1970 and holds both the CPA and CMA certifications.

         JOHN M. DOYLE joined Eco Soil in May 1994 as the Vice President of Biological Product Management. Mr. Doyle is responsible for product and technology acquisition, regulatory issues, production, marketing and communication materials, product testing and sales support for Eco Soil's BioJect system. Prior to joining Eco Soil, Mr. Doyle spent seven years in various positions with Ringer Corporation, a supplier of natural turf maintenance products based in Minneapolis, Minnesota, culminating in the position of Vice President of Product Development. Mr. Doyle received his B.S. and M.S. on Horticulture from the University of Nebraska.

         MICHAEL M. IVERSON joined Eco Soil in March 1998 as Vice President of Operations after serving as a consultant to Eco Soil on a part-time basis from August 1997 to March 1998. From June 1996 to August 1997, Mr. Iverson served as Vice President of Operations with a division of Scientific Atlantic, an electronics manufacturing company. Mr. Iverson operated his own management consulting firm from June 1994 to May 1996. From June 1990 to May 1994, Mr. Iverson served as Director of Manufacturing with a division of General Dynamics, a defense contracting company. Mr. Iverson received his B.S. in Mechanical Engineering from California State University, San Luis Obispo, and his M.S. in Aeronautical Engineering from the Naval Postgraduate School.




         NICHOLAS R. SPARDY joined Eco Soil in January 1997 as Vice President of Western Region, Turf Partners. From May 1991 to January 1997, Mr. Spardy was Manager of Wilber-Ellis Company, a distributor of seed and soil amendments to the turf industry. Prior to that, Mr. Spardy spent four years as a Turf Specialist at Medalist Seed Company. Mr. Spardy received his B.S. in Ornamental Horticulture from Cal Poly Pomona in 1987 and has been a Turfgrass Instructor at Cuyamaca College since 1990.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

EXECUTIVE COMPENSATION

         The following table shows for each of the last three full fiscal years, compensation awarded, paid to, or earned by Eco Soil's Chief Executive Officer and the three most highly compensated executive officers other than the Chief Executive Officer who were serving as executive officers at the end of the last completed fiscal year and who made more than $100,000 during such fiscal year (the "Named Executive Officers"). No other executive officers at the end of the last completed fiscal year made more than $100,000 during such fiscal year.

SUMMARY COMPENSATION TABLE

                                                                                                         LONG-TERM
                                                             ANNUAL COMPENSATION                    COMPENSATION AWARDS
                                              ----------------------------------------------------  -------------------
                                                                                         OTHER           SECURITIES
                                                                                         ANNUAL          UNDERLYING
 NAME AND PRINCIPAL POSITION(S)                 YEAR         SALARY        BONUS      COMPENSATION       OPTIONS (#)
                                              -------     -----------    --------    -------------  -------------------
WILLIAM B. ADAMS                                1999       $300,000(4)   $      0       $ 13,440(6)       450,000
Chairman of the Board and Chief Executive       1998        150,000             0              0                0
Officer                                         1997        142,188             0              0           50,000

MAX D. GELWIX (1)                               1999       $106,666      $  7,500       $      0            9,375
President and Chief Operating Officer           1998         87,500             0              0           15,000
                                                1997         26,442             0              0           72,000

DOUGLAS M. GLOFF (2)                            1999       $230,000      $ 40,500(5)    $ 12,000(6)       450,000
Former President and Chief Operating            1998        150,000             0              0                0
Officer                                         1997        142,188             0              0           20,000

MARK D. BUCKNER (3)                             1999       $133,270      $ 65,000              0          400,000
Former Chief Financial Officer and Secretary


------------------
(1) Mr. Gelwix joined Eco Soil in September 1998 as Vice President and was promoted to President and Chief Operating Officer in March 2000. The amount shown in the salary column in 1997 reflects the amount actually paid to Mr. Gelwix by Eco Soil in 1997.

(2)  Mr. Gloff resigned as President and Chief Operating Officer in March
     2000.

(3) Mr. Buckner joined Eco Soil in April 1999 as Chief Financial Officer and resigned in March 2000. The amount shown in the salary column in 1999 reflects the amount actually paid to Mr. Buckner by Eco Soil in 1999.

(4)  Mr. Adams agreed to defer $125,000 of his 1999 salary.

(5) Mr. Gloff agreed to defer $55,000 of his 1999 salary and his 1999 bonus. Pursuant to his separation agreement, Mr. Gloff will receive this $90,500 over a 13 month period beginning in April 2000. See "Employment Agreements."

(6)  Reflects auto allowances paid to Messrs. Adams and Gloff.

STOCK OPTION GRANTS TABLE

         The following table provides information concerning the grant of stock options to the Named Executive Officers of Eco Soil during fiscal 1999. Eco Soil does not have any outstanding stock appreciation rights.

                                              INDIVIDUAL GRANTS
                         -------------------------------------------------------------
                                                                                         POTENTIAL REALIZABLE VALUE
                           NUMBER OF      % OF TOTAL                                         AT ASSUMED RATES OF
                          SECURITIES        OPTIONS                                       STOCK PRICE APPRECIATION
                          UNDERLYING       GRANTED TO       EXERCISE                          FOR OPTION TERM (1)
                            OPTIONS         EMPLOYEES       PRICE PER     EXPIRATION    -------------------------------
                            GRANTED      IN FISCAL YEAR       SHARE         DATE             5%             10%
                            -------      --------------       -----       ----------         --             ---
William B. Adams            450,000          18.1%           $4.44         05/27/04     $553,500        $1,219,500
Max D. Gelwix                 9,375              *            5.75         03/09/04       14,906            33,000
Douglas M. Gloff            450,000          18.1%            4.44         05/27/04      553,500         1,219,500
Mark D. Buckner             100,000           4.0%            5.25         03/22/04      145,000           322,000
                            300,000          12.1%            5.25         07/06/04       35,000           966,000

------------------
*    Less than 1%

(1) The assigned rates of growth were selected by the Securities and Exchange Commission for illustrative purposes only and are not intended to predict or forecast future stock prices.

OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUE TABLE

         The following table provides information with respect to the Named Executive Officers, concerning the exercise of stock options during fiscal 1999 and unexercised options held as of the end of fiscal 1999.

                                                            NUMBER OF SECURITIES           VALUE OF UNEXERCISED
                                                           UNDERLYING UNEXERCISED          IN-THE-MONEY OPTIONS
                              SHARES                        OPTIONS AT FY-END (#)            AT FY-END ($)(1)
                            ACQUIRED ON     VALUE           ---------------------            ----------------
NAME                        EXERCISE (#)  REALIZED ($)    EXERCISABLE   UNEXERCISABLE   EXERCISABLE    UNEXERCISABLE
----                        ------------  ------------    -----------   -------------   -----------    -------------
William B. Adams              110,000      $440,000         356,661       466,667         $613,459            $0
Max D. Gelwix                       0           N/A          70,041        34,334            2,912           208
Douglas M. Gloff               55,500       124,875         378,889       456,667          289,578             0
Mark D. Buckner                     0           N/A          20,000       380,000                0             0

------------

(1) Based on the closing sale price of Eco Soil's common stock on December 31, 1999 ($4.312), as reported by the Nasdaq National Market, less the option exercise price.

EMPLOYMENT AGREEMENTS

         Eco Soil does not currently have employment agreements with any of its executive officers.

         Eco Soil entered into a separation agreement with Mark D. Buckner in March 2000. Pursuant to this separation agreement, Eco Soil accelerated the vesting of options to purchase an aggregate of 80,000 shares of common stock at an exercise price of $5.25 per share. Pursuant to the separation agreement, Mr. Buckner agreed to provide consulting services to Eco Soil through December 31, 2001. Eco Soil has agreed to pay Mr. Buckner $150 per hour for these consulting services (or $80 per hour for time spent in connection with the investigation, analysis or defense of any pending or future claims against or litigation involving Eco Soil) and to vest options to purchase 50 shares of common stock for each consulting hour worked by Mr. Buckner. In addition, Mr. Buckner will receive a facilitation fee of 1% of any financing in which Mr. Buckner participates or introduces to Eco Soil (other than any currently pending financing transactions).

         Eco Soil entered into a separation agreement with Douglas M. Gloff in March 2000. Pursuant to this separation agreement, Eco Soil has agreed to make severance payments to Mr. Gloff in the amount of $115,000. This severance, together with amounts owed Mr. Gloff for unpaid salary and bonuses, will be paid over a 13 month period beginning in April 2000. In addition, Eco Soil accelerated the vesting of options to purchase 200,000 share of common stock at an exercise price of $4.44 per share. These options expire on May 1, 2003. Further, Eco Soil agreed that all of Mr. Gloff's other vested options would remain exercisable until July 30, 2001.

COMPENSATION PLANS

         1992 STOCK OPTION PLAN. In February 1992, Eco Soil adopted a Stock Option Plan (the "1992 Plan"), under which 125,000 shares of Eco Soil's common stock were initially reserved for issuance upon exercise of options granted to officers, employees and directors of, and advisors and consultants to, Eco Soil. The 1992 Plan provides for the grant of both stock options intended to qualify as incentive stock options as defined in the Internal Revenue Code of 1986, as amended (the "Code"), and nonqualified stock options. The 1992 Plan will terminate on February 4, 2002, unless sooner terminated by the Board of Directors. Eco Soil's shareholders approved an increase in the number of shares reserved for issuance under the Option Plan to 250,000 shares in August 1993, to 350,000 shares in April 1995, to 450,000 shares in May 1996, to 900,000 shares in November 1996 and to 1,100,000 shares in June 1997. The principal purposes of the 1992 Plan are to provide incentives for officers, employees and consultants of Eco Soil and its subsidiaries through the granting of options, thereby stimulating their personal and active interest in Eco Soil's development and financial success, and inducing them to remain in Eco Soil's employ.


         The 1992 Plan provides for option grants covering up to 1,100,000 shares of Eco Soil's common stock. As of June 9, 2000, options to purchase an aggregate of 487,723 shares of Eco Soil's common stock at prices ranging from $3.00 to $5.63 were outstanding under the 1992 Plan. No additional shares remain available for grant under the 1992 Plan.



         1996 DIRECTORS' OPTION PLAN. The 1996 Directors' Stock Option Plan (the "Directors' Plan") provided for the automatic grant of nonstatutory stock options to nonemployee directors. Eco Soil initially reserved a total of 60,000 shares of Eco Soil's common stock for issuance under the Directors' Plan. As of June 9, 2000, no additional shares were available for the grant of options under the Directors' Plan.


         1998 STOCK OPTION PLAN. In February 1998, Eco Soil adopted the 1998 Stock Option Plan of Eco Soil Systems, Inc. (the "1998 Plan"), under which 1,000,000 shares of Eco Soil's common stock were initially reserved for issuance upon exercise of options granted to officers, employees and directors of, and consultants to, Eco Soil. Eco Soil's shareholders approved the adoption of the 1998 Plan on June 19, 1998. The 1998 Plan provides for the grant of both stock options intended to qualify as incentive stock options as defined in the Code and nonqualified stock options. The 1998 Plan will terminate on February 3, 2008, unless sooner terminated by the Board of Directors. The Board of Directors approved an increase in the number of shares reserved for issuance under the 1998 Plan to 1,400,000 shares in December 1998 and to 1,600,000 shares in April 1999. Eco Soil's shareholders approved these increases in the number of shares available for issuance under the 1998 Plan in June 1999. The principal purposes of the 1998 Plan are to provide incentives for officers, employees and consultants of Eco Soil and its subsidiaries through the granting of options, thereby stimulating their personal and active interest in Eco Soil's development and financial success, and inducing them to remain in Eco Soil's employ.


         The 1998 Plan provides for option grants covering up to 1,600,000 shares of Eco Soil's common stock. As of June 9, 2000, options had been granted (net of those canceled) to purchase an aggregate of 1,182,450 shares of Eco Soil's common stock at prices ranging from $3.00 to $9.63 under the 1998 Plan. 381,645 additional shares remain available for grant under the 1998 Plan.


         1999 EQUITY PARTICIPATION PLAN. In April 1999, Eco Soil adopted the 1999 Equity Participation Plan of Eco Soil Systems, Inc. (the "1999 Plan"), under which 1,600,000 shares of Eco Soil's common stock were initially reserved for issuance upon exercise of options granted to Eco Soil's senior management. Eco Soil's shareholders approved the adoption of the 1999 Plan in June 1999. The 1999 Plan provides for the grant of both stock options intended to qualify as incentive stock options as defined in the Code and nonqualified stock options. The 1999 Plan will terminate on April 19, 2009, unless sooner terminated by the Board of Directors. The principal purposes of the 1999 Plan are to provide incentives for members of Eco Soil's senior management through granting of options and stock purchase rights, thereby stimulating their personal and active interest in Eco Soil's development and financial success, and inducing them to remain in Eco Soil's employ. The 1999 Plan provides for option grants covering up to 1,600,000 shares of Eco Soil's common stock. As of June 9, 2000, options had been granted (net of those canceled) to purchase an aggregate of 900,000 shares of Eco Soil's common stock at prices ranging from $4.44 to $4.44 under the 1999 Plan. 700,000 additional shares remain available for grant under the 1999 Plan.



         1999 NEW HIRE STOCK OPTION PLAN. In June 1999, Eco Soil adopted the 1999 New Hire Stock Option Plan of Eco Soil Systems, Inc. (the "New Hire Plan"), under which 1,000,000 shares of Eco Soil's common stock were initially reserved for issuance upon exercise of options granted to Eco Soil's employees. The New Hire Plan provides for the grant of non-qualified stock options. The principal purposes of the New Hire Plan are (i) to provide additional incentives for employees of Eco Soil to further the growth, development and financial success of Eco Soil by personally benefiting through the ownership of Eco Soil common stock which recognizes such growth, development and financial success and (ii) to enable Eco Soil to obtain and maintain the services of employees considered essential to the long range success of Eco Soil. The New Hire Plan provides for option grants covering up to 1,000,000 shares of Eco Soil's common stock. As of June 9, 2000, options had been granted (net of those canceled) to purchase an aggregate of 206,995 shares of Eco Soil's common stock at prices ranging from $2.00 to $5.25 under the New Hire Plan. 793,005 additional shares remain available for grant under the New Hire Plan.



COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         During 1999, the Compensation Committee was comprised of Messrs. Osborn, Potter and Adams. Mr. Adams is the Chief Executive Officer of Eco Soil. See "Certain Transactions" for a description of a $111,000 payment made by Eco Soil to Mr. Adams in 1999 in connection with the lease of Eco Soil's new headquarters facility.

         No interlocking relationship exists between any member of the Compensation Committee and any member of any other company's board of directors or compensation committee.

CERTAIN TRANSACTIONS

         In January 1999, Eco Soil paid $111,000 to Mr. Adams, $111,000 to Mr. Gloff and $60,000 to Mr. Gelwix to satisfy a contingent payment obligation agreed to by Eco Soil in December 1997 relating to Eco Soil's new headquarters facility. In the fall of 1997, the Board of Directors determined that Eco Soil needed a new headquarters facility but that Eco Soil should not make a long term commitment of its financial resources to ownership of the new facility. With this understanding, Messrs. Adams, Gloff and Gelwix sought out and found a new facility that would meet Eco Soil's needs. They then entered into an agreement to purchase the facility with the intent of leasing space to Eco Soil. Eco Soil, however, elected not to move forward on this basis. Instead, Eco Soil elected to acquire the rights of Messrs. Adams, Gloff and Gelwix to purchase the facility and then seek an unrelated third party with whom Eco Soil could enter into a sale-leaseback transaction. The transfer to Eco Soil of the purchase rights occurred in December 1997, and as consideration for the transfer Eco Soil agreed to pay Messrs. Adams, Gloff and Gelwix the amount, if any, by which Eco Soil's ultimate profit on a sale to a third-party purchaser exceeded $420,000. Eco Soil closed the purchase, sale and leaseback of the facility in December 1998, and the payments described above were made shortly thereafter in satisfaction of the contingent payment obligation related to such sale.

         Management of Eco Soil believes that the terms of the transactions described above were no less favorable to Eco Soil than would have been obtained from an unaffiliated third party. Any future material transactions and loans with officers, directors or 5% beneficial shareholders of Eco Soil's common stock, or affiliates of such persons, will be on terms no less favorable to Eco Soil than could be obtained from unaffiliated third parties and will be approved by a majority of the outside members of Eco Soil's Board of Directors who do not have an interest in the transactions.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Compensation Committee of the Board of Directors (the "Committee") establishes the general compensation policies of Eco Soil and the compensation plans and the specific compensation levels for senior executives, including Eco Soil's Chief Executive Officer.

GENERAL COMPENSATION PHILOSOPHY

         The primary objectives of Eco Soil's executive compensation policies include the following:

         - To attract, motivate, and retain a highly qualified executive management team;
         - To link executive compensation to Eco Soil's financial performance as well as to defined individual management objectives established by the Committee;
         - To compensate competitively with the practices of similarly situated companies; and
         - To create management incentives designed to enhance shareholder value.

         Eco Soil competes in an aggressive industry and, as a result, believes that finding, motivating, and retaining quality employees, particularly senior managers, sales personnel, and operational personnel are key factors to Eco Soil's future success. The Committee's compensation philosophy seeks to align the interests of shareholders and management by tying compensation to Eco Soil's achievement of strategic objectives and to financial performance. Therefore, Eco Soil positions its senior managers' base salaries below competitive levels and provides for annual cash and equity bonuses to significantly reward the achievement of financial and strategic objectives. Eco Soil and the Committee believe this philosophy will motivate the executives and, thereby, reinforce the accomplishments of Eco Soil's strategic and financial goals.

ELEMENTS OF THE COMPENSATION PROGRAM

         CASH COMPENSATION. Eco Soil seeks to provide cash compensation to its executive officers, including base salary and an annual cash bonus, at levels that are slightly below the median level of the cash compensation of executives with comparable responsibility at similarly situated companies. Annual increases in base salary are determined on an individual basis based on market data and a review of the officer's performance and contribution to various individual, departmental, and corporate objectives. Cash bonuses are intended to provide additional incentives to achieve such objectives.

         ANNUAL INCENTIVE PLAN. Eco Soil has not established an annual incentive plan.

         LONG-TERM INCENTIVES. The objectives of Eco Soil's long-term incentive program are to offer opportunities for stock ownership that are competitive with those at the peer companies and to encourage and create ownership and retention of Eco Soil's stock by key employees. Grant levels under Eco Soil's employee stock option plans are made in consideration of awards to officers within peer companies and an assessment of the executive's tenure, responsibilities and accomplishments of individual strategic and financial objectives.

CEO COMPENSATION

         In January 1999, Eco Soil's Compensation Committee approved an increase of Mr. Adams' annual salary to $300,000. Although Mr. Adams received base salary of $300,000 during 1999, he agreed to defer $125,000 of his 1999 his base salary and he did not receive any cash bonus during the year. This salary level is below that of CEO salaries at comparable companies. Mr. Adams abstained from all Compensation Committee matters relating to his compensation.

TAX DEDUCTIBILITY OF EXECUTIVE COMPENSATION

         Section 162(m) of the Internal Revenue Code limits the federal income tax deductibility of compensation paid to Eco Soil's Chief Executive Officer and to each of the other four most highly-compensated executive officers.

Eco Soil may deduct such compensation only to the extent that during any fiscal year the compensation paid to such individual does not exceed $1 million or meet certain specified conditions (including shareholder approval). Based on Eco Soil's current compensation plans and policies and proposed regulations interpreting this provision of the Code, Eco Soil and the Committee believe that, for the foreseeable future, there is little risk that Eco Soil will lose any significant tax deduction for executive compensation.

                           THE COMPENSATION COMMITTEE
                           William S. Potter
                           S. Bartley Osborn
                           William B. Adams


PERFORMANCE GRAPH

         The following graph presents a comparison of the cumulative total return of Eco Soil's common stock since Eco Soil's January 17, 1997 initial public offering, the Russell 2000 Index and the Index of Crop Service Companies (SIC Code 0721). The graph assumes an initial investment of $100 at January 17, 1997 and the reinvestment of all dividends.

                        -----------------------------FISCAL YEAR ENDING---------------------------
COMPANY/INDEX/MARKET    1/17/1997         12/31/1997    12/31/1998    12/31/1999
Eco Soil Systems          100.00            113.20         194.44        95.83

Crop Services             100.00             87.63          42.70        18.30

Russell 2000 Index        100.00            119.94         116.58       139.42

        SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT



         The following table sets forth, as of June 9, 2000, the number and percentage ownership of Eco Soil's common stock by: (i) each director of Eco Soil, (ii) each Named Executive Officer (as defined above) of Eco Soil, (iii) each person or entity known by Eco Soil to own beneficially more than five percent of Eco Soil's common stock and (iv) all directors and executive officers of Eco Soil as a group.



                                                          AMOUNT AND NATURE OF            PERCENTAGE OF
                NAME AND ADDRESS (1)                      BENEFICIAL OWNERSHIP          OUTSTANDING SHARES
                --------------------                      --------------------          ------------------
William B. Adams (2)...............................           1,805,290                           9.6%

Max D. Gelwix (3)..................................             165,708                              *

Douglas M. Gloff (4)...............................           1,122,833                           6.0%

Mark D. Buckner (5)................................             120,000                              *

William S. Potter (6)..............................             430,132                           2.3%
P.O. Box 8173
Rancho Santa Fe, CA 92067

S. Bartley Osborn (7)..............................             112,833                              *
360 Orono Orchard Road
Wayzata, MN 55391

Edward N. Steel (8)................................              3,300                               *
41 Ravine Lake Road
Bernardsville, NJ 07924

Robert W. O'Leary .................................                  0                              0%
P.O. Box 7274
Rancho Santa Fe, CA 92067

All executive officers and directors as a group
(8 persons) (9)....................................          3,658,346                           20.0%

-------------------
*     Less than 1%.

(1) Except as indicated by footnote, each person or group identified has sole voting and investment power with respect to all shares of Eco Soil's common stock shown as beneficially owned by them. Except as otherwise indicated, the address of each of the above persons is c/o Eco Soil Systems, Inc., 10740 Thornmint Road, San Diego, California 92127.

(2) Includes 559,605 shares of Common Stock subject to currently exercisable options and warrants.

(3) Includes 85,708 shares of Common Stock subject to currently exercisable options and warrants.

(4) Includes 718,333 shares of Common Stock subject to currently exercisable options and warrants.

(5) Includes 100,000 shares of Common Stock subject to currently exercisable options.

(6) Includes 97,000 shares of Common Stock subject to currently exercisable options and warrants owned by Rugged Rigger, Inc., a California corporation that is wholly owned by Mr. Potter. Also includes 333,132 shares of Common Stock owned by Rugged Rigger.

(7) Includes 56,000 shares of Common Stock subject to currently exercisable options and warrants.

(8) Includes 3,300 shares of Common Stock subject to currently exercisable options.

(9) See notes 1-4 and 6-8 above. Also includes 18,250 shares of Common Stock subject to currently exercisable options held by Dennis N. Sentz.

                                     GENERAL

INDEPENDENT AUDITORS

         The Board of Directors has selected Ernst & Young LLP to serve as Eco Soil's independent auditors for the 2000 fiscal year. Representatives of Ernst & Young LLP will be present at the Annual Meeting and will have the opportunity make a statement and to respond to appropriate questions.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Under Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act"), as amended, directors, officers and beneficial owners of 10 percent or more of Eco Soil's common stock ("Reporting Persons") are required to report to the Securities and Exchange Commission (the "Commission") on a timely basis the initiation of their status as a Reporting Person and any changes with respect to their beneficial ownership of Eco Soil's common stock. Based solely on its review of such forms received by it and the written representations of its Reporting Persons, Eco Soil, to Eco Soil's knowledge, all of the Section 16(a) filings required to be made by Reporting Persons with respect to 1999 were made on a timely basis.

SHAREHOLDER PROPOSALS

         A proposal to be considered for inclusion in Eco Soil's proxy statement for the next annual meeting must be received by the Secretary of Eco Soil not later than [120 days before this years proxy date] to be considered for inclusion in Eco Soil's proxy statement and form of proxy relating to that meeting. A shareholder proposal submitted after [forty-five days before this years proxy date] will not be considered timely. Holders of proxies which expressly confer discretionary authority may vote for or against an untimely proposal.

ANNUAL REPORT

         The Annual Report of Eco Soil for the fiscal year ended December 31, 1999 will be mailed to shareholders of record on or about [_________], 2000. The Annual Report does not constitute, and should not be considered, a part of this Proxy solicitation material.

         If any person who was a beneficial owner of common stock of Eco Soil on the record date for the Annual Meeting of Shareholders desires additional information, a copy of Eco Soil's Annual Report on Form 10-K will be furnished without charge upon receipt of a written request identifying the person so requesting a report as a shareholder of Eco Soil at such date. Requests should be directed to Dennis Sentz, c/o Eco Soil Systems, Inc., 10740 Thornmint Road, San Diego, California 92127.

OTHER MATTERS

         The Board of Directors does not know of any matter to be presented at the Annual Meeting which is not listed on the Notice of Annual Meeting and discussed above. If other matters should properly come before the meeting, however, the persons named in the accompanying Proxy will vote all Proxies in accordance with their best judgment.

             ALL SHAREHOLDERS ARE URGED TO COMPLETE, SIGN AND RETURN
              THE ACCOMPANYING PROXY CARD IN THE ENCLOSED ENVELOPE.

                                         BY ORDER OF THE BOARD OF DIRECTORS



                                         Dennis Sentz
                                         Secretary

Dated: [__________], 2000

                                                                         ANNEX A

                              AMENDED AND RESTATED

                            ASSET PURCHASE AGREEMENT

                                 by and between

                               TURF PARTNERS, INC.

                                  as "Seller,"

                             ECO SOIL SYSTEMS, INC.

                                  as "Parent,"

                                       and

                              J.R. SIMPLOT COMPANY

                                   as "Buyer"

                              Dated: April 5, 2000

                            ASSET PURCHASE AGREEMENT


                                TABLE OF CONTENTS


                                                                                                               Page
                                                                                                               ----
ARTICLE I. DEFINITIONS............................................................................................1
         1.1      Defined Terms...................................................................................1
         1.2      Other Defined Terms.............................................................................7

ARTICLE II. PURCHASE AND SALE OF ASSETS...........................................................................8
         2.1      Transfer of Assets..............................................................................8
         2.2      Assumption of Liabilities.......................................................................8
         2.3      Excluded Liabilities............................................................................9
         2.4      Purchase Price Calculation.....................................................................10
         2.5      Payment of Purchase Price......................................................................10
         2.6      Closing Balance Sheet..........................................................................11
         2.7      Closing Costs; Transfer Taxes and Fees.........................................................12
         2.8      Prorations.....................................................................................12
         2.9      Allocation of Purchase Price...................................................................12

ARTICLE III. CLOSING.............................................................................................13
         3.1      Closing........................................................................................13
         3.2      Conveyances at Closing.........................................................................13

ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF SELLER.............................................................14
         4.1      Organization of Seller.........................................................................14
         4.2      Subsidiaries...................................................................................14
         4.3      Authorization..................................................................................14
         4.4      No Adverse Change..............................................................................14
         4.5      Assets.........................................................................................15
         4.6      Leases.........................................................................................15
         4.7      Contracts and Commitments......................................................................15
         4.8      Permits........................................................................................16
         4.9      Consents.......................................................................................16
         4.10     No Conflict or Violation.......................................................................16
         4.11     Financial Statements...........................................................................16
         4.12     Books and Records..............................................................................17
         4.13     Litigation.....................................................................................17
         4.14     Labor Matters..................................................................................17
         4.15     Liabilities....................................................................................17
         4.16     Compliance with Law............................................................................18
         4.17     No Brokers.....................................................................................18
         4.18     No Other Agreements to Sell the Assets.........................................................18
         4.19     Proprietary Rights.............................................................................18
         4.20     Employee Benefit Plans.........................................................................19


                                       A-i


         4.21     Tax Matters....................................................................................19
         4.22     Insurance......................................................................................19
         4.23     Accounts Receivable............................................................................20
         4.24     Inventory......................................................................................20
         4.25     Compliance With Environmental Laws.............................................................20

ARTICLE V. REPRESENTATIONS AND WARRANTIES OF BUYER...............................................................22
         5.1      Organization of Buyer..........................................................................22
         5.2      Authorization..................................................................................22
         5.3      Consents and Approvals.........................................................................22
         5.4      No Brokers.....................................................................................22

ARTICLE VI. COVENANTS OF SELLER AND BUYER........................................................................23
         6.1      Further Assurances.............................................................................23
         6.2      No Solicitation................................................................................24
         6.3      Notification of Certain Matters................................................................24
         6.4      Investigation by Buyer.........................................................................25
         6.5      Conduct of Business............................................................................26
         6.6      Employee Matters...............................................................................27
         6.7      Shareholder Approval...........................................................................28
         6.8      Assumption of Leases...........................................................................29
         6.9      Monthly Financial Statements...................................................................29
         6.10     Board Approval.................................................................................29
         6.11     Working Capital................................................................................30

ARTICLE VII. CONDITIONS TO SELLER'S OBLIGATIONS..................................................................30
         7.1      Representations, Warranties and Covenants......................................................30
         7.2      Consents; Regulatory Compliance and Approval...................................................30
         7.3      No Actions or Court Orders.....................................................................30
         7.4      Certificates...................................................................................30
         7.5      Corporate Documents............................................................................30
         7.6      Assumption Document............................................................................30
         7.7      Ancillary Agreements...........................................................................31
         7.8      Shareholder Approval...........................................................................31
         7.9      Opinion of Counsel.............................................................................31

ARTICLE VIII. CONDITIONS TO BUYER'S OBLIGATIONS..................................................................31
         8.1      Representations, Warranties and Covenants......................................................31
         8.2      Consents; Regulatory Compliance and  Approval..................................................31
         8.3      Releases of Liens..............................................................................31
         8.4      No Actions or Court Orders.....................................................................32
         8.5      Certificates...................................................................................32
         8.6      Material Changes...............................................................................32
         8.7      Corporate Documents............................................................................32
         8.8      Due Diligence Review...........................................................................32
         8.9      Conveyancing Documents; Release of Encumbrances................................................32
         8.10     Name Change....................................................................................33


                                       A-ii


         8.11     Other Agreements...............................................................................33
         8.12     Shareholder Approval...........................................................................33
         8.13     Opinion of Counsel.............................................................................33
         8.14     Employment of Rehired Employees................................................................33

ARTICLE IX. RISK OF LOSS; CONSENTS TO ASSIGNMENT.................................................................33
         9.1      Risk of Loss...................................................................................33
         9.2      Consents to Assignment.........................................................................34

ARTICLE X. ACTIONS BY SELLER AND BUYER AFTER THE CLOSING.........................................................34
         10.1     Collection of Accounts Receivable and Letters of Credit........................................34
         10.2     Books and Records; Tax Matters.................................................................34
         10.3     Survival of Representations, Etc...............................................................35
         10.4     Indemnifications...............................................................................35
         10.5     Bulk Sales.....................................................................................37
         10.6     Taxes..........................................................................................37
         10.7     Operation of Business..........................................................................38

ARTICLE XI. MISCELLANEOUS........................................................................................38
         11.1     Termination....................................................................................38
         11.2     Assignment.....................................................................................39
         11.3     Notices........................................................................................39
         11.4     Choice of Law..................................................................................40
         11.5     Entire Agreement; Amendments and Waivers.......................................................40
         11.6     Multiple Counterparts..........................................................................40
         11.7     Expenses.......................................................................................40
         11.8     Invalidity.....................................................................................40
         11.9     Titles; Gender.................................................................................41
         11.10    Public Statements and Press Releases...........................................................41
         11.11    Cumulative Remedies............................................................................41
         11.12    Service of Process, Consent to Jurisdiction....................................................41
         11.13    Attorneys' Fees................................................................................41

                                      A-iii

                                    EXHIBITS


Exhibit

    A             Facilities.........................................................................    A-1

    B             Allocation of Purchase Price.......................................................    B-1

    C             Bill of Sale.......................................................................    C-1

    D             Assignment of Leases...............................................................    D-1

    E             Assignment of Contract Rights......................................................    E-1

    G             Assumption of Certain Liabilities..................................................    G-1

    H             Opinion of Buyer's Counsel.........................................................    H-1

    I             Opinion of Seller's Counsel........................................................    I-1

    J             2000 Budget and Forecast...........................................................    J-1

Disclosure Schedule

    Schedule 1.1           Additional Proprietary Products

    Schedule 4.2           List of Subsidiaries

    Schedule 4.6           List of Leased Real Property

    Schedule 4.7           List of Contracts

    Schedule 4.9           Third Party Consents

    Schedule 4.13          Actions

    Schedule 4.17          Broker Agreements

    Schedule 4.20(c)       Employee Plans

    Schedule 4.20(d)       Multiemployer Plans

    Schedule 4.25          Exceptions to Environmental Compliance

                            ASSET PURCHASE AGREEMENT

             This Asset Purchase Agreement, amended and restated as of April 5, 2000, is by and among J.R. Simplot Company, a Nevada corporation ("Buyer"), Turf Partners, Inc., a Delaware corporation ("Seller"), and Eco Soil Systems, Inc., a Nebraska corporation ("Parent").

                                    RECITALS

             A. Seller owns certain assets which it uses in the conduct of the Business (as defined below). Seller is a wholly-owned subsidiary of Parent.

             B. Buyer desires to purchase from Seller, and Seller desires to sell to Buyer, such assets upon the terms and subject to the conditions of this Agreement.

                                    AGREEMENT

             NOW THEREFORE, in consideration of the respective covenants and promises contained herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I.

                                   DEFINITIONS

         1.1 DEFINED TERMS. As used herein, the terms below shall have the following meanings. Any of such terms, unless the context otherwise requires, may be used in the singular or plural, depending upon the reference.

             "ACTION" shall mean any action, claim, suit, litigation, proceeding, labor dispute, arbitral action, governmental audit, inquiry, criminal prosecution, investigation or unfair labor practice charge or complaint.

             "AFFILIATE" shall have the meaning set forth in the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

             "ANCILLARY AGREEMENTS" shall mean the Distribution Agreement, the Soil Builders Agreement, the Field Trials Agreement and the Transitional Services Agreement.

             "ASSETS" shall mean all of the right, title and interest in and to the business, properties, assets and rights of any kind, whether tangible or intangible, real or personal that are used primarily in the Business whether owned by Seller or in which Seller has any interest, including without limitation all of Seller's right, title and interest in the following:

all accounts and notes receivable (whether current or noncurrent), refunds, deposits, prepayments or prepaid expenses (including without limitation any prepaid insurance premiums) of Seller other than intercompany receivables of Seller which are owed by Parent or any entity which, on the Closing Date, is an affiliate of Parent or Seller;

                  (a) all cash and cash equivalents held by Seller;

                  (b) all Contract Rights, to the extent transferable;

                  (c) all Leases other than those Buyer does not elect to assume pursuant to Section 6.8;

                  (d) all Leasehold Estates, to the extent transferable;

                  (e) all Leasehold Improvements;

                  (f) all Fixtures and Equipment;

                  (g) all Inventory;

                  (h) all Books and Records;

                  (i) all Proprietary Rights owned by the Business, to the extent transferable;

                  (j) to the extent transferable, all Permits;

                  (k) all computers and, to the extent transferable software;

                  (l) all available supplies, sales literature, promotional literature, customer, supplier and distributor lists, art work, display units, telephone and fax numbers and purchasing records related to the Business;

                  (m) all rights under or pursuant to all warranties, representations and guarantees made by suppliers in connection with the Assets or services furnished to Seller pertaining to the Business or affecting the Assets, to the extent such warranties, representations and guarantees are assignable;

                  (n) all deposits and prepaid expenses of Seller; and

                  (o) all claims, causes of action, choses in action, rights of recovery and rights of set-off of any kind, against any person or entity, including without limitation any liens, security interests, pledges or other rights to payment or to enforce payment in connection with products delivered by Seller on or prior to the Closing Date;

but excluding therefrom the Excluded Assets.

             "BALANCE SHEET" shall mean the audited consolidated balance sheet of Seller at December 31, 1999 together with the notes thereon.

             "BALANCE SHEET DATE" shall mean December 31, 1999.

             "BOOKS AND RECORDS" shall mean (a) all records and lists of Seller pertaining to the Assets, (b) all records and lists pertaining to the Business, customers, suppliers or personnel of Seller, (c) all product, business and marketing plans of Seller and (d) all books, ledgers, files, reports, plans, drawings and operating records of every kind maintained by Seller, but excluding the originals of Seller's minute books, stock books and tax returns.

             "BUSINESS" shall mean Seller's business of selling Eco Soil BioJect programs, FreshPack products, traditional chemical fertilizers and pesticides and other turf maintenance products in golf course and turf markets.

             "CLOSING DATE" shall mean a date two business days following the satisfaction or waiver of all conditions to the obligations of Buyer and Seller to consummate the transactions contemplated hereby (other than conditions with respect to actions Buyer and Seller will take at the Closing itself) to be agreed upon by Buyer and Seller, but not before July 15, 2000 or after August 1, 2000, or such other date as Buyer and Seller shall mutually agree upon.

             "CODE" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder.

             "CONFIDENTIALITY AGREEMENT" shall mean that certain Confidentiality Agreement dated _______, ____ by and among Parent, Seller and Buyer.

             "CONTRACT" shall mean any agreement, contract, note, loan, evidence of indebtedness, purchase order, letter of credit, indenture, security or pledge agreement, franchise agreement, undertaking, practice, covenant not to compete, employment agreement, license, personal property lease, instrument, obligation or commitment to which Seller is a party or is bound and which relates to the Business or the Assets, whether oral or written, but excluding all Leases and Employee Plans.

             "CONTRACT RIGHTS" shall mean all of Seller's rights and obligations under the Contracts listed on Schedule 4.7 and all supply contracts and customer contracts, whether or not listed on Schedule 4.7.

             "COPYRIGHTS" shall mean registered copyrights, copyright applications and unregistered copyrights.

             "COURT ORDER" shall mean any judgment, decision, consent decree, injunction, ruling or order of any federal, state or local court or governmental agency, department or authority that is binding on any person or its property under applicable law.

             "DEFAULT" shall mean (1) a breach of or default under any Contract or Lease, (2) the occurrence of an event that with the passage of time or the giving of notice or both would constitute a breach of or default under any Contract or Lease, or (3) the occurrence of an event that with or without the passage of time or the giving of notice or both would give rise to a right of termination, renegotiation or acceleration under any Contract or Lease.

             "DISCLOSURE SCHEDULE" shall mean a schedule executed and delivered by Seller to Buyer as of the date hereof and updated as of the Closing Date which sets forth the exceptions to the representations and warranties contained in Article IV hereof and certain other information called for by this Agreement. Unless otherwise specified, each reference in this Agreement to any numbered schedule is a reference to that numbered schedule which is included in the Disclosure Schedule.

             "DISTRIBUTION AGREEMENT" shall mean an agreement to be entered into by Parent and Buyer on or prior to the Closing Date pursuant to which Buyer will distribute Parent's proprietary products in turf markets.

             "EBITDA" shall mean shall mean, for the Business (as conducted by Seller prior to Closing Date and Buyer on and after the Closing Date) for a given calendar year, the net income or loss earned or incurred by the Business from continuing operations during such calendar year (as determined in accordance with GAAP), subject to the following adjustments: (a) said net income or loss shall be increased by the provision for income taxes recorded (in accordance with GAAP) by the Business with respect to such calendar year or decreased by the benefit from income taxes recorded (in accordance with GAAP) by the Business for such calendar year; (b) said net income or loss shall be increased by interest expense incurred by the Business for such calendar year and decreased by interest income earned by the Business for such calendar year (other than late charges received from customers); (c) said net income or loss shall be increased by depreciation and/or amortization expenses or charges recorded (in accordance with GAAP) by the Business for such calendar year with respect to property, equipment, goodwill or other depreciable or amortizable tangible or intangible assets; (d) said net income or loss shall be decreased by the Business's revenue from the sale of BioJect, CleanRack and FreshPack products and shall be increased by the costs of goods sold, salesperson expense and any other expenses allocable to sales of BioJect, CleanRack and FreshPack products; and (e) said net income or loss shall be decreased by the selling, general and administrative expenses incurred by Parent on behalf of the Business and up to $300,000 of such expenses incurred by Buyer on behalf of the Business.

             "ENCUMBRANCE" shall mean any claim, lien, pledge, option, charge, easement, security interest, deed of trust, mortgage, right-of-way, encroachment, building or use restriction, conditional sales agreement, encumbrance or other right of third parties, whether voluntarily incurred or arising by operation of law, and includes, without limitation, any agreement to give any of the foregoing in the future, and any contingent sale or other title retention agreement or lease in the nature thereof.

             "EXCLUDED ASSETS," notwithstanding any other provision of this Agreement, shall mean the following assets of Seller which are not to be acquired by Buyer hereunder:

                  (a) any right, title or interest of Seller in any BioJect systems;

                  (b) any right, title or interest of Seller in any intellectual property, including without limitation any patents or patent rights, copyrights or trademarks, relating to BioJect systems, microbial products for use therein, FreshPack products, CleanRack products and the other proprietary products listed on Schedule 1.1 of the Disclosure Schedule;

                  (c) all Permits, to the extent not transferable;

                  (d) all claims, causes of action, choses in action, rights of recovery and rights of set-off of any kind against any person or entity arising out of or relating to the Assets to the extent related to the Excluded Liabilities;

                  (e) all intercompany receivables of Seller which are owed by Parent or any entity which, on the Closing Date, is an affiliate of Parent or Seller;

                  (f) all Leases Buyer elects not to assume pursuant to Section
6.8 hereof; and

                  (g) all Employee Plans and all assets relating to the Employee Plans.

             "FACILITIES" shall mean all plants, offices, manufacturing facilities, stores, warehouses, improvements, administration buildings, and all real property and related facilities which are identified or listed on Exhibit A attached hereto.

             "FIELD TRIALS AGREEMENT" shall mean the agreement to be entered into by Parent and Simplot on or prior to the Closing Date pursuant to which Simplot will conduct trials of Parent's proprietary products on its potato fields.

             "FINANCIAL STATEMENTS" shall mean the audited Balance Sheets dated December 31, 1999, and the related unaudited statements of operations, changes in stockholders' equity and cash flow for the year ended December 31, 1999.

             "FIXTURES AND EQUIPMENT" shall mean all of the furniture, fixtures, furnishings, machinery, automobiles, trucks, spare parts, supplies, equipment, tooling, molds, patterns, dies and other tangible personal property owned by Seller and used in connection with the Business, wherever located and including any such Fixtures and Equipment in the possession of any of Seller's suppliers, including all warranty rights with respect thereto.

             "FORMER FACILITY" shall mean each plant, office, manufacturing facility, store, warehouse, improvement, administrative building and all real property and related facilities that was owned, leased or operated by Seller at any time prior to the date hereof, but excluding any Facilities.

             "HSR ACT" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder.

             "INVENTORY" shall mean all of Seller's inventory held for resale and all of Seller's raw materials, work in process, finished products, wrapping, supply and packaging items and similar items with respect to the Business, in each case wherever the same may be located.

             "LEASED REAL PROPERTY" shall mean all leased property described in the Leases.

             "LEASEHOLD ESTATES" shall mean all of Seller's rights and obligations as lessee under the Leases.

             "LEASEHOLD IMPROVEMENTS" shall mean all leasehold improvements situated in or on the Leased Real Property and owned by Seller.

             "LEASES" shall mean all of the existing leases with respect to the Facilities listed on Schedule 4.6 delivered in advance of Closing.

             "LIABILITIES" shall mean any direct or indirect liability, indebtedness, obligation, commitment, expense, claim, deficiency, guaranty or endorsement of or by any person of any type, whether accrued, absolute, contingent, matured, unmatured or other.

             "MATERIAL ADVERSE EFFECT" or "MATERIAL ADVERSE CHANGE" shall mean with respect to the Business or the Assets any significant and substantial adverse effect or change in the condition (financial or other), business, results of operations, assets, Liabilities or operations of the Business and/or the Assets or on the ability of Seller to consummate the transactions contemplated hereby, or any event or condition which would, with the passage of time, constitute a "material adverse effect" or "material adverse change."

             "NET TANGIBLE ASSETS" shall mean the Assets of Seller minus (i) intangible assets such as goodwill, trademarks and other proprietary rights and
(ii) total liabilities. For purposes of the calculation of Net Tangible Assets,
(i) Seller's accounts receivable shall include the reserve for bad debts or uncollectable amounts required by generally accepted accounting principles consistently applied and (ii) inventory shall be valued at the lesser of cost or market and shall exclude obsolete and non-sellable inventory.

             "ORDINARY COURSE OF BUSINESS" or "ORDINARY COURSE" or any similar phrase shall mean the ordinary course of the Business and consistent with Seller's past practice.

             "PATENTS" shall mean all patents and patent applications and registered design and registered design applications.

             "PERMITS" shall mean all licenses, permits, franchises, approvals, authorizations, consents or orders of, or filings with, any governmental authority, whether foreign, federal, state or local, or any other person, necessary or desirable for the past, present or anticipated conduct of, or relating to the operation of the Business.

             "PURCHASED ASSETS" shall mean all of Seller's right, title and interest in and to the Assets.

             "REGULATIONS" shall mean any laws, statutes, ordinances, regulations, rules, notice requirements, court decisions, agency guidelines, principles of law and orders of any foreign, federal, state or local government and any other governmental department or agency, including without limitation Environmental Laws, energy, motor vehicle safety, public utility, zoning, building and health codes, occupational safety and health and laws respecting employment practices, employee documentation, terms and conditions of employment and wages and hours.

             "REPRESENTATIVE" shall mean any officer, director, principal, attorney, agent, employee or other representative.

             "SOIL BUILDERS AGREEMENT" shall mean the agreement to be entered into by Parent and Simplot Soil Builders on or prior to the Closing Date pursuant to which Parent' s proprietary products will be sold in Soil Builders stores.

             "SUBSIDIARY" shall mean with respect to any person (a) any corporation in an unbroken chain of corporations beginning with such person if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain, (b) any partnership in which such person, or a Subsidiary of such person, is a general partner, (c) any partnership in which such person or a Subsidiary of such person, possesses a 50% or greater interest in the total capital or total income of such partnership; or (d) any limited liability company in which such person controls membership interests of 50% or greater.

             "TAX" shall mean any federal, state, local, foreign or other tax, levy, impost, fee, assessment or other government charge, including without limitation income, estimated income, business, occupation, franchise, property, payroll, personal property, sales, transfer, use, employment, commercial rent, occupancy, franchise or withholding taxes, and any premium, including without limitation interest, penalties and additions in connection therewith.

             "TAX RETURN" means any return, report or similar statement required to be filed with respect to any Taxes (including any attached schedules), including, without limitation, any information return, claim for refund, amended return and declaration of estimated Tax.

             "TRADEMARKS" shall mean the registered trademarks, registered service marks, trademark and service mark applications and unregistered trademarks and service marks listed on Schedule 4.19 of the Disclosure Schedule.

             "TRANSITIONAL SERVICES AGREEMENT" shall mean an agreement to be entered into by Buyer and Parent on the Closing Date pursuant to which Parent will provide cash management, information technology and sales management services to Buyer, which services shall be consistent with those historically performed by Parent on behalf of Seller and for which Parent will charge Buyer a service fee equal to Parent's costs of providing such services.

         1.2 OTHER DEFINED TERMS. The following terms shall have the meanings defined for such terms in the Sections set forth below:


                  Term                                                          Section
                  ----                                                          -------
                  Adjustment Amount                                             2.5(b)
                  Assumed Liabilities                                           2.2
                  Assumption Documents                                          3.2(b)
                  Bulk Sales Act                                                10.6
                  Claim                                                         10.4(d)
                  Claim Notice                                                  10.4(d)
                  Cleanup                                                       4.25(a)(i)
                  Closing                                                       3.1
                  Consultant                                                    6.4(b)
                  Damages                                                       10.4(a)


                                       A-7

                  Employee Plan                                                 4.20
                  Environmental Claim                                           4.25(a)(ii)
                  Environmental Laws                                            4.25(a)(iii)
                  ERISA                                                         4.20(a)
                  Excluded Liabilities                                          2.3
                  Hazardous Materials                                           4.25(a)(iv)
                  June 30, 2000 Balance Sheet                                   2.5(a)
                  Net Book Value                                                2.5(b)
                  Permitted Encumbrances                                        4.5
                  Proprietary Rights                                            4.19(a)
                  Proxy Statement                                               6.7(a)
                  Proposed Acquisition Transaction                              6.2(a)
                  Purchase Price                                                2.4
                  Rehired Employees                                             6.6(a)
                  Release                                                       4.25(a)(v)
                  SEC                                                           6.7(a)
                  Shareholders' Meeting                                         6.7(a)


                                   ARTICLE II.

                           PURCHASE AND SALE OF ASSETS

         2.1 TRANSFER OF ASSETS. Upon the terms and subject to the conditions contained herein, at the Closing, Seller will sell, convey, transfer, assign and deliver to Buyer, and Buyer will acquire from Seller, the Purchased Assets, free and clear of all Encumbrances other than Permitted Encumbrances, in exchange for Buyer's payment to Seller of the Purchase Price provided below.

         2.2 ASSUMPTION OF LIABILITIES. Upon the terms and subject to the conditions contained herein, at the Closing, Buyer shall assume the following, and only the following, Liabilities of Seller (the "Assumed Liabilities"):

             (a) All Liabilities accruing, arising out of, or relating to events or occurrences happening after the Closing Date under the Contracts, but not including any Liability for any Default under any such Contract occurring on or prior to the Closing Date;

             (b) All Liabilities accruing, arising out of, or relating to events or occurrences happening after the Closing Date under the Leases Buyer elects to assume pursuant to Section 6.8, but not including any Liability for any Default under any such Lease occurring on or prior to the Closing Date;

             (c) Other than intercompany indebtedness (which is addressed in Section 2.3(h)), all of Seller's accounts payable set forth on the Balance Sheet or incurred after the Balance Sheet Date (i) in the ordinary course of business,
(ii) consistent with amounts historically incurred and (iii) in compliance with the terms of this Agreement;

             (d) Seller's obligations under its Loan and Security Agreement, dated June 30, 1999 between Seller and Coast Business Credit (the "Coast Loan"); and

             (e) Sales Taxes payable with respect to product sold to customers between July 1, 2000 and the to the Closing Date and all Taxes imposed on Seller by law which Buyer has agreed pursuant to Section 2.7 below to pay.

         2.3 EXCLUDED LIABILITIES. Notwithstanding any other provision of this Agreement, except for the Assumed Liabilities expressly specified in Section 2.2, Buyer shall not assume, or otherwise be responsible for, any Liabilities of Seller, whether liquidated or unliquidated, or known or unknown, whether arising out of occurrences prior to, at or after the date hereof ("Excluded Liabilities"), which Excluded Liabilities include, without limitation:

             (a) Except as otherwise provided in Section 6.6, any Liability to or in respect of any employees or former employees of Seller including without limitation (i) any employment agreement, whether or not written, between Seller and any person, (ii) any Liability under any Employee Plan at any time maintained, contributed to or required to be contributed to by or with respect to Seller or Parent or under which Seller or Parent may incur Liability, or any contributions, benefits or Liabilities therefor, or any Liability with respect to Seller's withdrawal or partial withdrawal from or termination of any Employee Plan and (iii) any claim of an unfair labor practice, or any claim under any state unemployment compensation or worker's compensation law or regulation or under any federal or state employment discrimination law or regulation, which shall have been asserted on or prior to the Closing Date or is based on acts or omissions which occurred on or prior to the Closing Date;

             (b) Any Liability of Parent or Seller in respect of any Tax (except as contemplated by Section 2.2(e) above and Section 2.7 below);

             (c) Any Liability arising from any injury to or death of any person or damage to or destruction of any property, whether based on negligence, breach of warranty, strict liability, enterprise liability or any other legal or equitable theory arising from defects in products manufactured or from services performed by or on behalf of Seller or any other person or entity on or prior to the Closing Date;

             (d) Any Liability of Seller arising out of or related to any Action against Seller or any Action which adversely affects the Assets and which shall have been asserted on or prior to the Closing Date or to the extent the basis of which shall have arisen on or prior to the Closing Date;

             (e) Any Liability of Parent or Seller resulting from entering into, performing its obligations pursuant to or consummating the transactions contemplated by, this Agreement (including without limitation any Liability of Parent or Seller pursuant to Article X hereof);

             (f) Any Liability related to any Former Facility or any Lease Buyer elects not to assume pursuant to Section 6.8 hereof;

             (g) Environmental Claims arising from occurrences prior to the Closing Date; and

             (h) All intercompany payables of Seller which are owed by Seller to Parent or any entity which, on the Closing Date, is an affiliate of Parent or Seller.

         2.4 PURCHASE PRICE CALCULATION. The purchase price for the Assets (the "Purchase Price") shall be calculated as six (6) times the year 2000 EBITDA, subject to the following adjustments. The adjustments in subparagraphs (a), (b) and (c) below will be calculated from the June 30, 2000 balance sheet and are hereafter referred to as the "Adjustment Amounts"; adjustment (d) will be calculated from the audited December 31, 2000 balance sheet and prior months' unaudited interim balance sheets.

             The Purchase Price shall equal six (6) times the year 2000 EBITDA:

             (a) less the amount, if any, of any accounts payable shown on the June 30, 2000 balance sheet that are past due (which shall exclude intercompany payables of Seller which are owed by Seller to Parent);

             (b) less the amount, if any, shown on the June 30, 2000 balance sheet to be due to salesmen for commissions or other incentive programs beyond the normal arrears period of three months;

             (c) less the amount, if any, shown on the June 30, 2000 balance sheet by which Three Million Dollars ($3,000,000) exceeds the Net Tangible Assets or plus the amount, if any, shown on the June 30, 2000 balance sheet by which the Net Tangible Assets exceeds Three Million Dollars; and

             (d) less the amount of the average balance outstanding on the Coast Loan over the period from January 1, 2000 to December 31, 2000. This amount will be calculated by averaging the amounts of the Coast Loan balance shown on each month-end balance sheet for the year.

         2.5 PAYMENT OF PURCHASE PRICE.

             (a) DOWN PAYMENT. On the Closing Date, Buyer will pay to Seller the amount of Twenty Million Dollars ($20,000,000) reduced or increased, as the case may be, by (i) adjustments (a) through (c) of Section 2.4 (the "Adjustment Amounts") above as they can best be calculated from the unaudited June 30, 2000 balance sheet and (ii) a reduction equal to the product derived from the following formula:

             13.5 x [actual EBITDA - (.75 x budgeted EBITDA)]

in the event the EBITDA of the Business through June 30, 2000 is less than seventy-five percent of the budgeted $3,100,000. The aggregate amount of any reductions required by the preceding sentence shall not exceed Five Million Dollars ($5,000,000). This down payment will also be reduced by the amount, if any, by which the amount outstanding on the Coast Loan exceeds Seventeen Million Dollars ($17,000,000) on June 30, 2000.

             (b) BALANCE. On March 1, 2001, Buyer will pay to Seller the difference, if any, between the Purchase Price and the down payment described in
Section 2.5(a). In addition, the
final payment of the Purchase Price will be adjusted to reflect any differences in the adjustment amounts set forth in Section 2.4 above indicated by differences between the unaudited June 30, 2000 balance sheet used on Closing Date, and the final audited version of the June 30, 2000 balance sheet. Seller will have no obligation to make any refund to Buyer if the down payment made pursuant to Section 2.5(a) exceeds the final Purchase Price.

         2.6 CLOSING BALANCE SHEET.

             (a) On or before August 15, 2000, Seller shall prepare and deliver to Buyer, (i) an audited balance sheet as of June 30, 2000 (the "Closing Balance Sheet") and (ii) a reasonably detailed calculation of the Adjustment Amounts. The Closing Balance Sheet shall be prepared by Seller's personnel in accordance with generally accepted accounting principles, as applied in preparation of the Balance Sheet, and shall fairly and accurately present the Assets, Liabilities (including reserves) and financial position of the Business, with respect to the Assets, as of June 30, 2000.

             (b) DISPUTED ADJUSTMENT AMOUNT. If the Adjustment Amounts calculated by Seller from the Closing Balance sheet indicates a larger down payment should have been paid at Closing, Buyer shall remit any additional down payment to Seller, unless Buyer disagrees with Seller's calculations. If Buyer shall disagree with the Adjustment Amounts after receiving the Closing Balance Sheet and Seller's calculation of the Adjustment Amounts, it shall notify Seller of such disagreement in writing specifying in detail the particulars of such disagreement within ten (10) days after Buyer's receipt of the Closing Balance Sheet. Buyer and Seller shall use their best efforts for a period of ten (10) calendar days after Buyer's delivery of the notice contemplated by the preceding sentence (or such longer period as Buyer and Seller shall mutually agree upon) to resolve any disagreements raised by Buyer with respect to the calculation of the Adjustment Amounts. If, at the end of such period, Buyer and Seller are unable to resolve such disagreements, Ernst & Young LLP and Arthur Andersen LLP, independent auditors of Seller and Buyer, respectively, shall jointly select a third independent auditor of recognized national standing to resolve any remaining disagreements. The determination by such third independent auditor shall be final, binding and conclusive on the parties. Buyer and Seller shall use their best efforts to cause such third independent auditor to make its determination within thirty (30) calendar days of accepting its selection. The fees and expenses of such third independent auditor shall be borne by Buyer and Seller equally. Buyer and Seller shall use the Closing Balance Sheet as determined pursuant to this paragraph (b) to reconcile the Adjustment Amounts as appropriate to reflect differences between the unaudited and audited June 30, 2000 balance sheets.

             (c) STATEMENT OF OPERATIONS. On or before February 15, 2001, Buyer shall prepare and deliver to Seller, (i) an audited statement of operations of the Business for the period July 1, 2000 to December 31, 2000 and (ii) a reasonably detailed calculation of EBITDA for the Business for such year. The audited statement of operations shall be prepared by Buyer's personnel in accordance with generally accepted accounting principles and shall fairly and accurately present the results of operations of the Business for the period July 1, 2000 to December 31, 2000.

             (d) DISPUTED PURCHASE PRICE CALCULATION. If Seller shall disagree with the EBITDA calculation after receiving the audited statement of operations from Buyer, it shall notify Buyer of such disagreement in writing specifying in detail the particulars of such disagreement within ten (10) days after Seller's receipt of the audited statement of operations. Buyer and Seller shall use their best efforts for a period of ten (10) calendar days after Seller's delivery of the notice contemplated by the preceding sentence (or such longer period as Buyer and Seller shall mutually agree upon) to resolve any disagreements raised by Seller with respect to the calculation of EBITDA. If, at the end of such period, Buyer and Seller are unable to resolve such disagreements, Ernst & Young LLP and Arthur Andersen LLP, independent auditors of Seller and Buyer, respectively, shall jointly select a third independent auditor of recognized national standing to resolve any remaining disagreements. The determination by such third independent auditor shall be final, binding and conclusive on the parties. Buyer and Seller shall use their best efforts to cause such third independent auditor to make its determination within thirty (30) calendar days of accepting its selection. The fees and expenses of such third independent auditor shall be borne by Buyer and Seller equally. On March 1, 2001, Buyer shall pay to Seller the balance of the Purchase Price contemplated by Section 2.5(b) based on the EBITDA calculation proposed by Buyer if a dispute continues to exist, and Buyer shall pay the remainder of the balance of the Purchase Price, if any, following resolution of such dispute in accordance herewith.

         2.7 CLOSING COSTS; TRANSFER TAXES AND FEES. Buyer shall be responsible for any documentary and transfer taxes and any sales, use or other taxes imposed by reason of the transfers of Purchased Assets provided hereunder and any deficiency, interest or penalty asserted with respect thereto. Buyer shall pay the fees and costs of recording or filing all applicable conveyancing instruments described in Section 3.2(a). Buyer shall pay all costs of applying for new Permits and obtaining the transfer of existing Permits which may be lawfully transferred.

         2.8 PRORATIONS. All rent, utilities and other lease charges with respect to Leases assumed by Buyer shall be prorated between Buyer and Seller as of the Closing Date. Such proratidons shall, insofar as feasible, be determined and paid at the Closing, with best efforts to achieve final settlement of such prorations within 30 days after the Closing. Seller shall be responsible for payment of all unpaid rent, common area maintenance expenses and real property taxes through the Closing Date.

         2.9 ALLOCATION OF PURCHASE PRICE. The Purchase Price shall be allocated among Purchased Assets in the manner required by Section 1060 of the Code and regulations thereunder.

                                  ARTICLE III.

                                     CLOSING

         3.1 CLOSING. The Closing of the transactions contemplated herein (the "Closing") shall be held at 9:00 a.m. local time on the Closing Date at the offices of Latham & Watkins, 701 B Street, Suite 2100, San Diego, California 92101, unless the parties hereto otherwise agree.

         3.2 CONVEYANCES AT CLOSING.

             (a) INSTRUMENTS AND POSSESSION. To effect the sale and transfer referred to in Section 2.1 hereof, Seller will, at the Closing, execute and deliver to Buyer:

                  (i) one or more bills of sale, in the form attached hereto as Exhibit C, conveying in the aggregate all of Seller's owned personal property included in the Purchased Assets;

                  (ii) subject to Section 9.2, Assignments of Lease in the form attached hereto as Exhibit D with respect to the Leases;

                  (iii) subject to Section 9.2, Assignments of Contract Rights, each in the form of Exhibit E attached hereto, with respect to the Contract Rights;

                  (iv) Assignments of Trademarks and other Proprietary Rights (including an assignment of all of Seller's rights, title and interest to the name "Turf Partners," and all variations thereof), a schedule of which shall be provided at Closing, in recordable form to the extent necessary to assign such rights;

                  (v) all cash and cash equivalents of the Business; and

                  (vi) such other instruments as shall be reasonably requested by Buyer to vest in Buyer title in and to the Purchased Assets in accordance with the provisions hereof.

             (b) ASSUMPTION DOCUMENT. Upon the terms and subject to the conditions contained herein, at the Closing Buyer shall deliver to Seller an instrument of assumption substantially in the form attached hereto as Exhibit G, evidencing Buyer's assumption, pursuant to Section 2.2, of the Assumed Liabilities (the "Assumption Document").

             (c) FORM OF INSTRUMENTS. To the extent that a form of any document to be delivered hereunder is not attached as an exhibit hereto, such documents shall be in form and substance, and shall be executed and delivered in a manner, reasonably satisfactory to Buyer.

             (d) CERTIFICATES. Buyer and Seller shall deliver the certificates, opinions of counsel and other matters described in Articles VII and VIII.

             (e) CONSENTS. Subject to Section 9.2, Seller shall deliver all Permits and any other third party consents required for the valid transfer of the Purchased Assets as contemplated by this Agreement.

                                   ARTICLE IV.

                    REPRESENTATIONS AND WARRANTIES OF SELLER

             Seller hereby represents and warrants to Buyer as follows, except as otherwise set forth on the Disclosure Schedule, which representations and warranties are, as of the date hereof, and will be, as of the Closing Date, true and correct:

         4.1 ORGANIZATION OF SELLER. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with full corporate power and authority to conduct the Business as it is presently being conducted and to own and lease its properties and assets. Seller is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of its properties owned or leased or the nature of its activities make such qualification necessary, except where the failure to be so qualified or in good standing would not have a material adverse effect on the Purchased Assets or the Business. Copies of the Certificate of Incorporation and Bylaws of Seller, and all amendments thereto, heretofore delivered to Buyer are accurate and complete as of the date hereof.

         4.2 SUBSIDIARIES. Except as set forth in Schedule 4.2, Seller does not have any Subsidiaries. Other than as listed on Schedule 4.2, Seller has no direct or indirect stock or other equity or ownership interest (whether controlling or not) in any corporation, association, partnership, joint venture or other entity.

         4.3 AUTHORIZATION. Seller has all requisite corporate power and authority to execute and deliver this Agreement and the Ancillary Agreements, to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder. No other corporate proceedings on the part of Parent or Seller are necessary to authorize this Agreement and the Ancillary Agreements and the transactions contemplated hereby and thereby, except for the approval of the boards of directors of Seller and Parent as contemplated by
Section 6.10 hereof, the approval by Parent as the sole stockholder of Seller and approval of Parent's shareholders contemplated by Section 6.7 hereof. This Agreement has been duly executed and delivered by Parent and Seller and upon approval by the boards of directors of Seller and Parent will be, a legal, valid and binding obligation of Parent and Seller enforceable against them in accordance with its terms.

         4.4 NO ADVERSE CHANGE. Since the Balance Sheet Date:

             (a) there has been no actual or threatened adverse change in the financial condition or results of operation, the Business or the Assets or any event, condition or state of facts, in either case that is, or would result in a material adverse change in the Assets or the Business;

             (b) there has not been any sale or other disposition, except in the ordinary course of business of any of the Assets, or any Encumbrance placed on the Assets; and

             (c) Seller has operated the Business in the ordinary course so as to preserve the Business intact, to keep available to the Business the services of Seller's employees, and to preserve the Business and the goodwill of Seller's suppliers, customers, distributors and others having business relations with it.

         4.5 ASSETS. Excluding the Leased Real Property, Seller has and will transfer good and marketable title to the Purchased Assets and upon the consummation of the transactions contemplated hereby, Buyer will acquire good and marketable title to all of the Purchased Assets, free and clear of any Encumbrances, except for minor liens which in the aggregate are not substantial in amount, do not materially detract from the value or transferability of the property or assets subject thereto or interfere with the present use and have not arisen other than in the ordinary course of business ("Permitted Encumbrances").

         4.6 LEASES. Schedule 4.6 contains a list of all real property leased by Seller. Except as set forth on Schedule 4.6, the properties of Seller are not subject to any mortgage, encumbrance, or lien of any kind except minor encumbrances not of a financial nature, which do not materially interfere with the use of the property in the conduct of the business of Seller. Each lease is in full force and effect and permits Seller with the right to lease the subject property through the stated terms thereof. Seller, and to the best of Seller's knowledge, the other parties to each such Lease have complied in all material respects with the provisions thereof, no party is in Default thereunder and no notice of any claim of Default has been given to Seller.

         4.7 CONTRACTS AND COMMITMENTS.

             (a) CONTRACTS. Schedule 4.7 sets forth a complete and accurate list of all Contracts of the following categories:

                  (i) Contracts not made in the ordinary course of business;

                  (ii) Employment contracts and severance agreements, including without limitation Contracts (A) to employ or terminate executive officers or other personnel and other contracts with present or former officers, directors or shareholders of Seller or (B) that will result in the payment by, or the creation of any Liability to pay on behalf of Buyer or Parent or Seller any severance, termination, "golden parachute," or other similar payments to any present or former personnel following termination of employment or otherwise as a result of the consummation of the transactions contemplated by this Agreement;

                  (iii) Labor or union contracts;

                  (iv) Contracts involving future expenditures or Liabilities, actual or potential, in excess of $200,000 and not cancelable (without Liability) within 30 calendar days;

                  (v) Promissory notes, loans, agreements, indentures, evidences of indebtedness, letters of credit, guarantees, or other instruments relating to an obligation to pay money, individually in excess of or in the aggregate in excess of $100,000, whether Seller shall be the borrower, lender or guarantor thereunder or whereby any Assets are pledged (excluding credit provided by Seller in the ordinary course of business to purchasers of its products); and

                  (vi) Contracts containing covenants limiting the freedom of Seller or any officer, director or stockholder of Seller, to engage in any line of business or compete with any person.

Seller has delivered to Buyer true, correct and complete copies of all of the Contracts listed on Schedule 4.7, including all amendments and supplements thereto.

             (b) ABSENCE OF DEFAULTS. All of the Contracts and Leases to which Seller is party or by which it or any of the Purchased Assets is bound or affected are valid, binding and enforceable in accordance with their terms. Seller has fulfilled, or taken all action necessary to enable it to fulfill when due, all of its material obligations under each of such Contracts and Leases. Seller, and to the best of Seller's knowledge, the other parties to such Contracts and Leases have complied in all material respects with the provisions thereof, no party is in Default thereunder and no notice of any claim of Default has been given to Seller.

         4.8 PERMITS. Seller has, and at all times has had, all Permits required under any Regulation (including Environmental Laws) in the operation of its Business or in the ownership of the Assets, and owns or possesses such Permits free and clear of all Encumbrances, except such Permits the failure of which to obtain would not have a material adverse effect on the Purchased Assets or the Business. Seller is not in Default, nor has it received any notice of any claim of Default, with respect to any such Permit, except where such Default would not have a material adverse effect on the Purchased Assets or the Business.

         4.9 CONSENTS. Other than in connection with or in compliance with the provisions of the HSR Act, and except as disclosed on Schedule 4.9 hereto, no notice to, declaration, filing or registration with, or Permit from, any domestic or foreign governmental or regulatory body or authority, or any other person or entity, is required to be made or obtained by Parent or Seller in connection with the execution, delivery or performance of this Agreement and the consummation of the transactions contemplated hereby.

         4.10 NO CONFLICT OR VIOLATION. Neither the execution, delivery or performance of this Agreement nor the consummation of the transactions contemplated hereby, nor compliance by Parent or Seller with any of the provisions hereof, will (a) violate or conflict with any provision of the Certificate of Incorporation or Bylaws of Parent or Seller, (b) violate, conflict with, or result in or constitute a Default under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any Encumbrance upon any of the Purchased Assets under, any of the terms, conditions or provisions of any Contract, Lease or Permit, (i) to which Seller is a party or (ii) by which the Purchased Assets are bound, (c) violate any Regulation or Court Order, (d) impose any Encumbrance on the Purchased Assets or the Business, except in the case of each of clauses (a), (b), (c) and (d) above, for such violations, Defaults, terminations, accelerations or creations of Encumbrances which, in the aggregate would not have a material adverse effect on the Assets, the Business or on the ability of Parent or Seller to consummate the transactions contemplated hereby.

         4.11 FINANCIAL STATEMENTS. Seller has heretofore delivered to Buyer the Financial Statements. The Financial Statements, all subsequent interim financial statements, the unaudited

June 30, 2000 balance sheet and the Closing Balance Sheet previously provided by Seller to Buyer or which Seller will provide to Buyer pursuant hereto (a) are and will be in accordance with the books and records of Seller, (b) have been and will be prepared in accordance with generally accepted accounting principles consistently applied throughout the periods covered thereby and (c) fairly and accurately present and will present the assets, Liabilities (including all reserves) and financial position of Seller as of the respective dates thereof and the results of operations and changes in cash flows for the periods then ended, subject only to normal year-end adjustments with respect to any interim financial statements. The Balance Sheet has been audited by Ernst & Young LLP, independent certified public accountants, whose report thereon is included with such Financial Statements.

        4.12 BOOKS AND RECORDS. Seller has made and kept (and given Buyer access to) Books and Records and accounts, which, in reasonable detail, accurately and fairly reflect the activities of Seller. The minute books of Seller previously delivered to Buyer accurately and adequately reflect all action previously taken by the stockholders, board of directors and committees of the board of directors of Seller. The copies of the stock book records of Seller previously delivered to Buyer are true, correct and complete, and accurately reflect all transactions effected in Seller's stock through and including the date hereof. Seller has not engaged in any transaction, maintained any bank account or used any corporate funds except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of Seller.

        4.13 LITIGATION. Except as set forth on Schedule 4.13, there are no Actions pending, or to the best of Seller's knowledge, threatened or anticipated
(a) against, related to or affecting (i) Seller, the Business or the Assets (including with respect to Environmental Laws), (ii) any officers or directors of Seller as such, or (iii) any stockholder of Seller in such stockholder's capacity as a stockholder of Seller, (b) seeking to delay, limit or enjoin the transactions contemplated by this Agreement (c) that involve the risk of criminal liability, or (d) in which Seller is a plaintiff, including any derivative suits brought by or on behalf of Seller. Seller is not in Default with respect to or subject to any Court Order, and there are no unsatisfied judgments against Seller, the Business or the Assets.

        4.14 LABOR MATTERS. Seller is not a party to any labor agreement with respect to its employees with any labor organization, union, group or association and there are no employee unions (nor any other similar labor or employee organizations) under local statutes, custom or practice. Seller has not experienced any attempt by organized labor or its representatives to make Seller conform to demands of organized labor relating to its employees or to enter into a binding agreement with organized labor that would cover the employees of Seller. There is no labor strike or labor disturbance pending or, to the best of Seller's knowledge, threatened against Seller nor is any grievance currently being asserted, and Seller has not experienced a work stoppage or other labor difficulty, and is not and has not engaged in any unfair labor practice.

        4.15 LIABILITIES. Other than Excluded Liabilities, Seller has no material Liabilities due or to become due, except (a) Liabilities which are set forth or reserved for on the Balance Sheet, which have not been paid or discharged since the Balance Sheet Date, (b) Liabilities arising in the ordinary course of business under Contracts, Leases, Permits and other business arrangements described in the Disclosure Schedule (and under those Contracts, Leases and

Permits which are not required to be disclosed on the Disclosure Schedule) and
(c) Liabilities incurred since the Balance Sheet Date in the ordinary course of business and in accordance with this Agreement (none of which relates to any Default under any Contract or Lease, breach of warranty, tort, infringement or violation of any Regulation or Court Order or arose out of any Action) and none of which, individually or in the aggregate, has or would have a material adverse effect on the Business or the Assets.

        4.16 COMPLIANCE WITH LAW. Seller and the conduct of the Business have not violated and are in compliance with all Regulations and Court Orders relating to the Assets or the Business or operations of Seller, except where the violation or failure to comply, individually or in the aggregate, would not have a material adverse effect on the Assets or the Business.

        4.17 NO BROKERS. Except as set forth on Schedule 4.17, neither Parent, Seller nor any of their respective officers, directors, employees, shareholders or affiliates has employed or made any agreement with any broker, finder or similar agent or any person or firm which will result in the obligation of Buyer or any of its affiliates to pay any finder's fee, brokerage fees or commission or similar payment in connection with the transactions contemplated hereby.

        4.18 NO OTHER AGREEMENTS TO SELL THE ASSETS. Neither Parent nor Seller nor any of their respective officers, directors, shareholders or affiliates have any commitment or legal obligation, absolute or contingent, to any other person or firm other than the Buyer to sell, assign, transfer or effect a sale of any of the Assets (other than inventory in the ordinary course of business), to sell or effect a sale of a majority of the capital stock of Seller, to effect any merger, consolidation, liquidation, dissolution or other reorganization of Seller, or to enter into any agreement or cause the entering into of an agreement with respect to any of the foregoing.

        4.19 PROPRIETARY RIGHTS.

             (a) Schedule 4.19 lists all of Seller's rights in or to federal, state and foreign registrations of trademarks and of other marks, trade names or other trade rights, and all pending applications for any such registrations and all of Seller's copyrights and all pending applications therefor, whether or not registered, that are used by or on behalf of Seller in connection with its business (collectively, "Proprietary Rights"). Seller has no patents, or pending patents.

             (b) No person has a right to receive a royalty or similar payment in respect of any Proprietary Rights whether or not pursuant to any contractual arrangements entered into by Seller. Neither Parent nor Seller has any licenses granted, sold or otherwise transferred by or to it nor other agreements to which it is a party, relating in whole or in part to any of the Proprietary Rights.

             (c) Seller owns and has the sole right to use each of the Proprietary Rights. Except as set forth on Schedule 4.19 and except for applications pending, all of the trademarks listed on the Disclosure Schedule have been duly issued and except as set forth on the Disclosure Schedule, all of the other Proprietary Rights exist, are registered and are subsisting. None of the Proprietary Rights is involved in any pending or threatened litigation. Seller has not received any notice of invalidity or infringement of any rights of others with respect to such Proprietary Rights. Seller has taken all reasonable and prudent steps to protect the Proprietary Rights from infringement by any other firm, corporation, association or person. To the knowledge of Seller, no other firm, corporation, association or person (i) has the right to use any such trademarks on the goods on which they are now being used in Seller's market area either in identical form or in such near resemblance thereto as to be likely, when applied to the goods of any such firm, corporation, association or person, to cause confusion with the trademarks or to cause a mistake or to deceive, (ii) has notified Seller that it is claiming any ownership of or right to use such Proprietary Rights, or (iii) is infringing upon any such Proprietary Rights in any way. To the knowledge of Seller, Seller's use of the Proprietary Rights is not infringing upon or otherwise violating the rights of any third party in or to such Proprietary Rights, and no proceedings have been instituted against or notices received by Seller that are presently outstanding alleging that Seller's use of the Proprietary Rights infringes upon or otherwise violates any rights of a third party in or to such Proprietary Rights. All of the Proprietary Rights are valid and enforceable rights of Seller in Seller's market area and will not cease to be valid and in full force and effect by reason of the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated by this Agreement.

        4.20 EMPLOYEE BENEFIT PLANS.

             (a) With respect to each employee benefit plan as defined in
Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), maintained by Parent or Seller (each an "Employee Plan") covering any employee of Seller, none of such Employee Plans maintained or contributed to by Seller or any of its subsidiaries is subject to Title I of ERISA.

             (b) Except as set forth on Schedule 4.20(c) of the Disclosure Schedule, with respect to all Employee Plans maintained by Seller or any of its subsidiaries, individually and in the aggregate, there are no material funded benefit obligations for which contributions have not been made or properly accrued and there are no material unfunded obligations which have not been accounted for by reserves.

             (c) Except as set forth on Schedule 4.20(d), Seller is not a party or has contributed to any Multiemployer Plan as defined in Section 3(37) of ERISA.

        4.21 TAX MATTERS. Seller and Parent have filed all state, local and federal tax returns in timely manner or extensions for filing have been obtained and any taxes owing pursuant to such returns have been fully paid. Neither Seller nor Parent are presently under audit with respect to any such returns. Seller and Parent are current on all employee withholding tax remittances and all such remittances owing for the period ending June 30, 2000 shall be paid prior to or at Closing.

        4.22 INSURANCE. All insurance coverage applicable to Seller, the Business and the Assets is in full force and effect, insures Seller in reasonably sufficient amounts against all risks usually insured against by persons operating similar businesses or properties of similar size in the localities where such businesses or properties are located, provides coverage as may be required by applicable Regulation and by any and all Contracts to which Seller is a party and has been issued by insurers of recognized responsibility. There is no Default under any such coverage nor has there been any failure to give notice or present any claim under any such coverage in a due and timely fashion, which Default or failure to give notice or present any claim would have a material adverse effect on the Purchased Assets or the Business. There are no outstanding unpaid premiums except in the ordinary course of business and no notice of cancellation or nonrenewal of any such coverage has been received. All products liability, general liability and workers' compensation insurance policies maintained by Seller have been occurrence policies and not claims made policies.

        4.23 ACCOUNTS RECEIVABLE. The accounts receivable set forth on the Balance Sheet, and all accounts receivable arising since the Balance Sheet Date, represent bona fide claims of Seller against debtors for sales, services performed or other charges arising on or before the date hereof, and all the goods delivered and services performed which gave rise to said accounts were delivered or performed in accordance with the applicable orders, Contracts or customer requirements. Said accounts receivable are subject to no defenses, counterclaims or rights of setoff and are fully collectible in the ordinary course of business without cost in collection efforts therefor, except to the extent of the appropriate reserves for bad debts on accounts receivable as set forth on the Balance Sheet and, in the case of accounts receivable arising since the Balance Sheet Date, to the extent of a reasonable reserve rate for bad debts on accounts receivable which is not greater than the rate reflected by the reserve for bad debts on the Balance Sheet.

        4.24 INVENTORY. The Inventory as set forth on the Balance Sheet or arising since the Balance Sheet Date was acquired and has been maintained in accordance with the regular business practices of Seller, consists of new and unused items of a quality and quantity usable or saleable in the ordinary course of business within the past six months, and is valued at reasonable amounts based on the normal valuation policy of Seller at prices equal to the lower of cost or market value on a first-in-first-out basis. None of such Inventory is obsolete, unusable, slow moving, damaged or unsalable in the ordinary course of business, except for such items of Inventory which have been written down to realizable market value, or for which adequate reserves have been provided, in the Balance Sheet.

        4.25 COMPLIANCE WITH ENVIRONMENTAL LAWS.

             (a) As used in this Agreement:

                  (i) "Cleanup" means all actions required to (A) cleanup, remove, treat or remediate Hazardous Materials in the indoor or outdoor environment; (B) prevent the Release of Hazardous Materials so that they do not migrate, endanger or threaten to endanger public health or welfare of the indoor or outdoor environment; (C) perform pre-remedial studies and investigations and post-remedial monitoring and care; or (D) respond to any government requests for information or documents in any way relating to cleanup, removal, treatment or remediation or potential cleanup, removal, treatment or remediation of Hazardous Materials in the indoor or outdoor environment.

                  (ii) "Environmental Claim" means any claim, action, cause of action, investigation or notice (written or oral) by any Person alleging potential liability (including, without limitation, potential liability for investigatory costs, Cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from (A) the presence, or Release into the indoor or outdoor environment, of any Hazardous Materials at any location, whether or not owned or operated by Seller, or (B) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

                  (iii) "Environmental Laws" means all federal, state, local and foreign laws and regulations relating to pollution or protection of human health or the environment, including without limitation, laws relating to Releases or threatened Releases of Hazardous Materials into the indoor or outdoor environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, Release, disposal, transport or handling of Hazardous Materials and all laws and regulations with regard to recordkeeping, notification, disclosure and reporting requirements respecting Hazardous Materials, and all laws relating to endangered or threatened species of fish, wildlife and plants and the management or use of natural resources.

                  (iv) "Hazardous Materials" means all substances defined as Hazardous Substances, Oils, Pollutants or Contaminants in the National Oil and Hazardous Substances Pollution Contingency Plan, 40 C.F.R. Section 300.5, or defined as such by, or regulated as such under, any Environmental Law.

                  (v) "Release" means any release, spill, emission, discharge, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment (including, without limitation, ambient air, surface water, groundwater and surface or subsurface strata) or into or out of any property, including the movement of Hazardous Materials through or in, the air, soil, surface water, groundwater or property.

             (b) Except as set forth on Schedule 4.25, Seller is in compliance in all material respects with all applicable Environmental Laws (which compliance includes, but is not limited to, the possession by Seller of all material Permits and other governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof). Seller has not received any communication (written or oral), whether from a governmental authority, citizens group, employee or otherwise, that alleges that Seller is not in such compliance, and there are no past or present (or, to the knowledge of Seller, future) actions, activities, circumstances, conditions, events or incidents that may prevent or interfere with such compliance in the future. All Permits and other governmental authorizations currently held by Seller pursuant to applicable Environmental Laws are identified in Schedule 4.25.

             (c) Except as set forth on Schedule 4.25, there is no material Environmental Claim pending or overtly threatened against Seller or, to the knowledge of Seller, against any Person whose liability for any Environmental Claim Seller has or may have retained or assumed either contractually or by operation of law.

             (d) Except as set forth on Schedule 4.25, to the knowledge of Seller, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the Release, emission, discharge, presence or disposal of any Hazardous Material, which are reasonably likely to form the basis of any material Environmental Claim against Seller or against any Person whose liability for any Environmental Claim Seller has or may have retained or assumed either contractually or by operation of law.

             (e) Except as set forth on Schedule 4.25, to the knowledge of Seller, Seller has not, and no other Person has, Released, placed, stored, buried or dumped Hazardous Materials or any other wastes produced by, or resulting from, any business, commercial or industrial activities, operations or processes, on, beneath or adjacent to any property currently or formerly owned, operated or leased by Seller.

             (f) Except as set forth on Schedule 4.25, Seller has delivered or otherwise made available for inspection to Simplot true, complete and correct copies and results of any reports, studies, analyses, tests or monitoring possessed or initiated by Seller pertaining to Hazardous Materials in, on, beneath or adjacent to any property currently or formerly owned, operated or leased by Seller, or regarding Seller's compliance with applicable Environmental Laws.

                                   ARTICLE V.

                     REPRESENTATIONS AND WARRANTIES OF BUYER

             Buyer hereby represents and warrants to Seller as follows, which representations and warranties are, as of the date hereof, and will be, as of the Closing Date, true and correct, to Parent and Seller as follows:

         5.1 ORGANIZATION OF BUYER. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada.

         5.2 AUTHORIZATION. Buyer has all requisite corporate power and authority, and has taken all corporate action necessary, to execute and deliver this Agreement and the Ancillary Agreements, to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder. No other corporate proceedings on the part of Buyer are necessary to authorize this Agreement and the Ancillary Agreements and the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by Buyer and is a legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms.

         5.3 CONSENTS AND APPROVALS. Other than in connection with or in compliance with the provisions of the HSR Act, no notice to, declaration, filing or registration with, or authorization, consent or approval of, or permit from, any domestic or foreign governmental or regulatory body or authority, or any other person or entity, is required to be made or obtained by Buyer in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

         5.4 NO BROKERS. Neither Buyer nor any of its officers, directors, employees, shareholders or affiliates has employed or made any agreement with any broker, finder or similar agent or any person or firm which will result in the obligation of Seller or Parent or any of their respective affiliates to pay any finder's fee, brokerage fees or commission or similar payment in connection with the transactions contemplated hereby.

                                  ARTICLE VI.

                          COVENANTS OF SELLER AND BUYER

             Parent, Seller and Buyer each covenant with the other as follows:

         6.1 FURTHER ASSURANCES. Upon the terms and subject to the conditions contained herein, the parties agree, both before and after the Closing, (i) to use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement, (ii) to execute any documents, instruments or conveyances of any kind which may be reasonably necessary or advisable to carry out any of the transactions contemplated hereunder, and (iii) to cooperate with each other in connection with the foregoing. Without limiting the foregoing, the parties agree to use their respective best efforts (A) to obtain all necessary waivers, consents and approvals from other parties to the Contracts and Leases to be assumed by Buyer; PROVIDED, HOWEVER that Buyer shall not be required to make any payments, commence litigation or agree to modifications of the terms thereof in order to obtain any such waivers, consents or approvals, (B) to obtain all necessary Permits as are required to be obtained under any Regulations, (C) to defend all Actions challenging this Agreement or the consummation of the transactions contemplated hereby, (D) to lift or rescind any injunction or restraining order or other Court Order adversely affecting the ability of the parties to consummate the transactions contemplated hereby, (E) to give all notices to, and make all registrations and filings with third parties, including without limitation submissions of information requested by governmental authorities, and
(F) to fulfill all conditions to this Agreement; PROVIDED, HOWEVER, neither Buyer nor Seller shall be obligated to take or perform any such actions after August 31, 2000. As soon as practical after the execution and delivery of this Agreement, but no later than twenty (20) days after such execution and delivery, Buyer and Seller shall make all filings required under the HSR Act, and Buyer and Seller will promptly file any supplemental or additional information which may reasonably be requested in connection therewith pursuant to the HSR Act, and will comply in all material respects with the requirements of the HSR Act. Each Party shall use its reasonable efforts to resolve objections, if any, which may be asserted with respect to the purchase and sale of the Purchased Assets under the HSR Act, the Sherman Act, as amended, the Clayton Act, as amended, the Federal Trade Commission Act, as amended, and any other federal, state or foreign law or, regulation or decree designed to prohibit, restrict or regulate actions for the purpose or effect of monopolization or restraint of trade (collectively "Antitrust Laws"). Notwithstanding the foregoing, in no event shall Buyer or Seller have an obligation to continue to seek to resolve objections under Antitrust Laws on or after August 31, 2000 if such party wishes to exercise its rights to terminate this Agreement pursuant to Section 11.1(a)(ii) and such party otherwise has complied in all material respects with its obligations under this Agreement, including under this Section 6.1. Seller shall reimburse Buyer for one-half of the filing fee promptly following Buyer's and Seller's making the filings required under the HSR Act. In addition, Seller will commence all action required under this Section 6.1 by a date which is early enough to allow the transactions contemplated hereunder to be consummated by the Closing Date.

         6.2 NO SOLICITATION.

             (a) NO SOLICITATION. From the date hereof through the Closing or the earlier termination of this Agreement, each of Parent, Seller and their Representatives shall not, and shall cause each of their respective shareholders or Representatives (including without limitation investment bankers, attorneys and accountants), not to, directly or indirectly, enter into, solicit, initiate or continue any discussions or negotiations with, or encourage or respond to any inquiries or proposals by, or participate in any negotiations with, or provide any information to, or otherwise cooperate in any other way with, any corporation, partnership, person or other entity or group, other than Buyer and its Representatives, concerning any sale of all or a portion of the Purchased Assets or the Business, or of any shares of capital stock of Seller, or any merger, consolidation, liquidation, dissolution or similar transaction involving Seller unless such proposed transaction relates to an acquisition of Parent as an entirety, proposed by a third party, and not solicited by Parent or its Representatives (each such transaction being referred to herein as a "Proposed Acquisition Transaction"). Seller and its subsidiaries shall not, directly or indirectly, through any officer, director, employee, representative, agent or otherwise, solicit, initiate or encourage the submission of any proposal or offer from any person (including, without limitation, a "person" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) or entity relating to any Proposed Acquisition Transaction or participate in any negotiations regarding, or furnish to any other person any information with respect to Seller or any of its subsidiaries for the purposes of, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other person to seek or effect a Proposed Acquisition Transaction. Seller hereby represents that it is not now engaged in discussions or negotiations with any party other than Buyer with respect to any of the foregoing. Seller shall notify Buyer promptly (orally and in writing) if any such written offer, or any inquiry or contact with any person with respect thereto, is made and shall provide Buyer with a copy of such offer and shall keep Buyer informed on the status of any negotiations regarding such offer. Seller agrees not to release any third party from, or waive any provision of, any confidentiality or standstill agreement to which Seller is a party.

             (b) NOTIFICATION. Seller will immediately notify Buyer if any discussions or negotiations are sought to be initiated, any inquiry or proposal is made, or any information is requested with respect to any Proposed Acquisition Transaction and notify Buyer of the terms of any proposal which it may receive in respect of any such Proposed Acquisition Transaction, including without limitation the identity of the prospective purchaser or soliciting party.

         6.3 NOTIFICATION OF CERTAIN MATTERS. From the date hereof through the Closing, Seller shall give prompt notice to Buyer of (a) the occurrence, or failure to occur, of any event which occurrence or failure would be likely to cause any representation or warranty contained in this Agreement or in any exhibit or schedule hereto to be untrue or inaccurate in any material respect and (b) any material failure of Parent, Seller, or any of their respective affiliates, or of any of their respective shareholders or Representatives, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement or any exhibit or schedule hereto; PROVIDED, HOWEVER, that such disclosure shall not be deemed to cure any breach of a representation, warranty, covenant or agreement or to satisfy any condition. Seller shall promptly notify Buyer of any Default, the threat or commencement of any Action, or any development that occurs before the Closing that could in any way materially affect Seller, the Assets or the Business.

         6.4 INVESTIGATION BY BUYER. Subject to the Confidentiality Agreement, from the date hereof through the Closing Date:

             (a) Seller shall, and shall cause its officers, directors, employees and agents to, afford the Representatives of Buyer and its affiliates complete access at all reasonable times to the Assets for the purpose of inspecting the same, and to the officers, employees, agents, attorneys, accountants, properties, Books and Records and Contracts of Seller, and shall furnish Buyer and its Representatives all financial, operating and other data and information as Buyer or its affiliates, through their respective Representatives, may reasonably request.

             (b) (i) Buyer shall have the right, at its sole cost and expense to (A) conduct tests of the soil surface or subsurface waters and air quality at, in, on, beneath or about the Leased Real Property, and such other procedures as may be recommended by an independent environmental consultant selected by Buyer (the "Consultant") based on its reasonable professional judgment, in a manner consistent with good engineering practice, (B) inspect records, reports, permits, applications, monitoring results, studies, correspondence, data and any other information or documents relevant to environmental conditions or environmental noncompliance, and (C) inspect all buildings and equipment at the Leased Real Property, including without limitation the visual inspection of the Facilities for asbestos-containing construction materials; PROVIDED, in each case, such tests and inspections shall be conducted only (1) during regular business hours; and (2) in a manner which will not unduly interfere with the operation of the Business and/or the use of, access to or egress from the Leased Property.

                  (ii) Buyer's right to conduct tests, inspect records and other documents, and visually inspect all buildings and equipment at the Leased Real Property shall also be subject to the following terms and conditions:

                       (A) All testing performed on Buyer's behalf shall be conducted by the Consultant;

                       (B) Seller shall have the right to accompany the Consultant as it performs testing;

                       (C) Except as otherwise required by law, any information concerning the Leased Real Property gathered by Buyer or the Consultant as the result of, or in connection with, the testing shall be kept confidential in accordance with subsection (D) below and shall not be revealed to, or discussed with, anyone other than Representatives of Buyer or Representatives of Seller or Parent who agree to comply with the provisions of subsection (D) below; and

                       (D) In the event that any party to this Agreement or any party set forth in subsection (C) above is requested or required to disclose information described in subparagraph (b)(i), Buyer shall provide Seller or Seller shall provide Buyer, as the case may be, with prompt notice of such request so that Seller or Buyer, as the case may be, may seek an appropriate protective order or waiver by the other party's compliance with this Agreement. If, in the absence of a protective order or the receipt of a waiver hereunder, such party is nonetheless, in the opinion of its counsel, compelled to disclose such information to any tribunal or else stand liable for contempt or suffer other censure or penalty, such party will furnish only that portion of the information which is legally required and will exercise its reasonable efforts to obtain reliable assurance that confidential treatment will be afforded to the disclosed information. The requirements of this subparagraph shall not apply to information in the public domain or lawfully acquired on a nonconfidential basis from others.

         6.5 CONDUCT OF BUSINESS. From the date hereof through the Closing, Seller shall, except as contemplated by this Agreement, or as consented to by Buyer in writing, operate the Business in the ordinary course of business and substantially in accordance with past practice and will not take any action inconsistent with this Agreement or with the consummation of the Closing. Without limiting the generality of the foregoing, Seller shall not, except as specifically contemplated by this Agreement or as consented to by Buyer in writing:

             (a) change or amend the Certificate of Incorporation or Bylaws of Seller;

             (b) enter into, extend, materially modify, terminate or renew any Contract or Lease, except in the ordinary course of business;

             (c) sell, assign, transfer, convey, lease, mortgage, pledge or otherwise dispose of or encumber any of the Assets, or any interests therein, except in the ordinary course of business and, without limiting the generality of the foregoing, Seller will produce, maintain and sell inventory consistent with its past practices;

             (d) incur any Liability for long-term interest bearing indebtedness, guarantee the obligations of others, indemnify others or, except in the ordinary course of business, incur any other Liability;

             (e) (i) take any action with respect to the grant of any bonus, severance or termination pay (otherwise than pursuant to policies or agreements of Seller in effect on the date hereof that are described on the Disclosure Schedule) or with respect to any increase of benefits payable under its severance or termination pay policies or agreements in effect on the date hereof or increase in any manner the compensation or fringe benefits of any employee or pay any benefit not required by any existing Employee Plan or policy;make any change in the key management structure of Seller, including without limitation the hiring of additional officers or the termination of existing officers;

                  (ii) adopt, enter into or amend any Employee Plan, agreement (including without limitation any collective bargaining or employment agreement), trust, fund or other arrangement for the benefit or welfare of any employee, except for any such amendment as may be required to comply with applicable Regulations or which does not increase in any material respects the benefits made available to employees under such Employee Plan; or

                  (iii) fail to maintain all Employee Plans in accordance with applicable Regulations;

             (f) acquire by merger or consolidation with, or merge or consolidate with, or purchase substantially all of the assets of, or otherwise acquire any material assets or business of any corporation, partnership, association or other business organization or division thereof;

             (g) declare, set aside, make or pay any dividend or other distribution in respect of Seller's capital stock;

             (h) enter into, renew, modify or revise any agreement or transaction with Parent or any of its affiliates other than for the transfer of cash in accordance with Parent's ordinary course cash management practices;

             (i) make any income tax election or settlement or compromise with tax authorities;

             (j) fail to comply in any material respect with all Regulations applicable to it, the Assets and the Business;

             (k) issue, repurchase or redeem or commit to issue, repurchase or redeem, any shares of Seller's capital stock, any options or other rights to acquire such stock or any securities convertible into or exchangeable for such stock;

             (l) fail to use its best efforts to (i) retain the Seller's employees and (ii) maintain the Business so that such employees will remain available to Seller on and after the Closing Date, (iii) maintain existing relationships with suppliers, customers and others having business dealings with Seller and (iv) otherwise to preserve the goodwill of the Business so that such relationships and goodwill will be preserved on and after the Closing Date;

             (m) enter into any agreement, or otherwise become obligated, to do any action prohibited hereunder; or

             (n) transfer any cash or cash equivalents to Parent (whether by loan, dividend or otherwise) except for remittances of proceeds received from sales of proprietary products.

         6.6 EMPLOYEE MATTERS.

             (a) Buyer shall extend offers of employment to all of the employees of Seller effective as of the Closing Date, which offers shall be on terms and conditions substantially similar to the current terms and conditions of employment by Seller. Seller shall cooperate with and use its commercially reasonably efforts to assist Buyer in its efforts to secure satisfactory employment arrangements with the employees of Seller. Employees of Seller who become employees of Buyer as of the Closing Date are referred to herein as "Rehired Employees."

             (b) Buyer agrees that, with respect to all of its employee benefit programs and arrangements covering or otherwise benefiting any of the Rehired Employees on or after the Closing Date, service with Seller and its affiliates shall be counted for purposes of determining any period of eligibility to participate or to vest in benefits to the same extent such service was counted under Seller's employee programs, except that service with Seller shall not be taken into account with respect to calculation of pension payments under Buyer's pension plan.

             (c) Except to the extent required by law, Seller shall not pay Rehired Employees their accrued and unused vacation, and Buyer shall provide, without duplication of benefits, all Rehired Employees with vacation time rather than cash in lieu of vacation time for all vacation earned and unpaid through the Closing Date.

             (d) Buyer shall provide a medical plan as of the Closing Date so as to ensure uninterrupted coverage of all Rehired Employees. Such medical plan shall grant credit for amounts paid by employees during the applicable plan year beginning prior to the Closing Date, shall not exclude pre-existing conditions and shall provide for medical benefits substantially consistent with the Seller's medical plan in effect prior to the Closing Date.

             (e) From and after the Closing Date until December 31, 2000, Buyer shall provide employee benefits and compensation to the Rehired Employees which are substantially similar to those provided by Seller immediately prior to the Closing Date. Without limiting the foregoing, Buyer shall continue in effect the 2000 compensation plan for Seller's salesmen, which was announced in January 2000.

             (f) Nothing contained in this Agreement shall confer upon any Rehired Employee any right with respect to continuance of employment by Buyer, nor shall anything herein interfere with (i) the right of Buyer to terminate the employment of any of the Rehired Employees at any time, with or without cause, or (ii) restrict Buyer in the exercise of its independent business judgment in modifying any of the terms and conditions of the employment of the Rehired Employees provided that Buyer continues to provide employee benefits and compensation to the Rehired Employees which are substantially similar to those provided by Seller through December 31, 2000.

             (g) Seller shall not, directly or indirectly, hire or offer employment to or seek to hire or offer employment to any Rehired Employee after the Closing Date or any employee of Buyer or any successor or affiliate of Buyer which is engaged in the Business, unless Buyer first terminates the employment of such employee or gives its written consent to such employment or offer of employment.

         6.7 SHAREHOLDER APPROVAL.

             (a) As soon as reasonably practicable after execution of this Agreement, Parent shall prepare and file with the Securities and Exchange Commission (the "SEC") a proxy statement seeking Parent's shareholders' approval of, among other things, the sale of the Purchased Assets to Buyer (the "Proxy Statement"), and shall use its reasonable efforts to cause SEC review of the Proxy Statement to be completed as promptly as practicable. Buyer shall cooperate in the preparation and filing of the Proxy Statement and shall furnish all information concerning Buyer as Parent may reasonably request in connection with such action. Parent shall call an annual or special meeting of its shareholders (the "Shareholders' Meeting"), to be held as soon as reasonably practicable after the SEC indicates that it has no further comments on the Proxy Statement, for the purpose of Parent's shareholders voting upon the approval of the sale of the Purchased Assets to Buyer.

             (b) In connection with the Shareholders' Meeting, the Board of Directors of Parent shall recommend to its stockholders the approval of the matters submitted for approval unless withdrawal of such recommendation is required in order for the Board of Directors of Parent to comply with its obligations to Parent shareholders under applicable law. If Parent or its Representatives provides information to or negotiates with a third party that makes an unsolicited bid to acquire Parent in its entirety in accordance with
Section 6.2(a) hereof and the Board of Directors subsequently withdraws its recommendation of the transactions contemplated hereby on the basis that it cannot, in a manner consistent with its duties to shareholders under applicable law, continue to recommend the transactions contemplated hereby in light of the existence of such other transaction, Parent shall pay to Buyer upon the earlier of (i) Buyer's, Seller's and Parent's mutually agreeing to terminate this Agreement in light of such other transaction; (ii) termination of this Agreement by Buyer pursuant to clause (ii) or (iii) of Section 11.1(a) hereof or (iii) Parent's shareholders failing to approve the transactions contemplated hereby at the Shareholders' meeting: (1) a break-up fee in the amount of $250,000 plus Buyer's actual expenses incurred with respect to its environmental due diligence, and (2) a topping fee equal to five percent (5%) of the acquisition price offered by such third party attributable to the assets of Seller. Additionally, any interim financing provided by Buyer to Seller or Parent, if any, shall be repaid immediately upon termination of this Agreement.

             (c) Subject to the provisions of this Section 6.7, the Board of Directors and officers of Parent shall use their reasonable efforts to obtain such shareholders' approval.

         6.8 ASSUMPTION OF LEASES. Buyer shall be obligated to assume all Leases to the extent transferable other than those that relate to Facilities where Buyer has identified material environmental contingencies. At least five (5) business days prior to the Closing Date, Buyer shall deliver to Seller a list of the Leases, if any, which Buyer will not assume in connection with the purchase and sale of the Purchased Assets. The Leases so designated by Buyer will be deemed Excluded Assets and the Liabilities of Seller thereunder will be deemed Excluded Liabilities for purposes of this Agreement. Buyer shall remove the Purchased Assets located at the Facilities covered by the Leases not assumed by Buyer within 30 days after the Closing Date. Buyer shall reimburse Seller for its costs under the Leases not assumed by Buyer from the Closing Date until the Purchased Assets are removed from such Facilities. To the extent that Buyer reasonably determines not to assume the Leases for certain Facilities pursuant to this Section 6.8 and the elimination of such Facilities materially adversely affects the value of the Purchased Assets taken as a whole, Seller and Buyer shall negotiate in good faith an appropriate adjustment to the Purchase Price.

         6.9 MONTHLY FINANCIAL STATEMENTS. Seller shall prepare and deliver to Buyer as promptly as practicable following the end of each month (beginning with March 2000 and ending with the last full month prior to the Closing Date) unaudited monthly balance sheets as of the end of each such month and statements of operations for such month and for the period from January 1, 2000 through the end of such month.

        6.10 BOARD APPROVAL. This Agreement is subject to the approval of the boards of directors of Seller and Parent. Each of Seller and Parent will hold a meeting of its board or will take action by written consent of its board on or prior to March 28, 2000. Seller and Parent will deliver certified copies of their board resolutions to Buyer on or prior to March 30, 2000.

        6.11 WORKING CAPITAL. This Agreement is subject to Parent and/or Seller obtaining sufficient additional commitments for loans or other sources of cash to satisfy Parent's and Seller's working capital needs through the Closing Date.

                                  ARTICLE VII.

                       CONDITIONS TO SELLER'S OBLIGATIONS

                  The obligations of Seller to consummate the transactions provided for hereby are subject, in the reasonable discretion of Seller, to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived by Seller:

         7.1 REPRESENTATIONS, WARRANTIES AND COVENANTS. All representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects at and as of the date of this Agreement and at and as of the Closing Date, except as and to the extent that the facts and conditions upon which such representations and warranties are based are expressly required or permitted to be changed by the terms hereof, and Buyer shall have performed and satisfied in all material respects all agreements and covenants required hereby to be performed by it prior to or on the Closing Date.

         7.2 CONSENTS; REGULATORY COMPLIANCE AND APPROVAL. All consents, approvals and waivers from governmental authorities and other parties necessary to permit Seller to transfer the Assets to Buyer as contemplated hereby shall have been obtained, unless the failure to obtain any such consent, approval or waiver would not have a material adverse effect upon the Purchased Assets or Seller. Seller shall be satisfied that all approvals required under any Regulations to carry out the transactions contemplated by this Agreement shall have been obtained and that the parties shall have complied with all Regulations applicable to the purchase and sale of the Purchased Assets and Buyer's assumption of the Assumed Liabilities. The applicable waiting period, including any extension thereof, under the HSR Act shall have expired.

         7.3 NO ACTIONS OR COURT ORDERS. No Action by any governmental authority or other person shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby and which could reasonably be expected to damage Buyer, the Assets or the Business materially if the transactions contemplated hereby are consummated, including without limitation any material adverse effect on the right or ability of Buyer to own, operate, possess or transfer the Purchased Assets after the Closing. There shall not be any Regulation or Court Order that makes the purchase and sale of the Business or the Assets contemplated hereby illegal or otherwise prohibited.

         7.4 CERTIFICATES. Buyer shall furnish Seller with such certificates of its officers and others to evidence compliance with the conditions set forth in this Article VII as may be reasonably requested by Seller.

         7.5 CORPORATE DOCUMENTS. Seller shall have received from Buyer resolutions adopted by the board of directors of Buyer approving this Agreement, the Ancillary Agreements and the transactions contemplated hereby or thereby, certified by Buyer's corporate secretary.

         7.6 ASSUMPTION DOCUMENT. Buyer shall have executed the Assumption Document.

         7.7 ANCILLARY AGREEMENTS. Buyer shall have executed and delivered the Ancillary Agreements to which Buyer is a party.

         7.8 SHAREHOLDER APPROVAL. The shareholders of Parent shall have approved this Agreement and the sale of the Purchased Assets, as and to the extent required by Nebraska law, by the provisions of Parent's certificate of incorporation or by the rules of the Nasdaq National Market.

         7.9 OPINION OF COUNSEL. Seller shall have received the opinion of counsel to Buyer covering the matters set forth on Exhibit H hereto.

                                  ARTICLE VIII.

                        CONDITIONS TO BUYER'S OBLIGATIONS

             The obligations of Buyer to consummate the transactions provided for hereby are subject, in the reasonable discretion of Buyer, to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived by Buyer:

         8.1 REPRESENTATIONS, WARRANTIES AND COVENANTS. All representations and warranties of Seller contained in this Agreement shall be true and correct in all material respects at and as of the date of this Agreement and at and as of the Closing Date, except as and to the extent that the facts and conditions upon which such representations and warranties are based are expressly required or permitted to be changed by the terms hereof, and Seller shall have performed and satisfied in all material respects all agreements and covenants required hereby to be performed by it prior to or on the Closing Date.

         8.2 CONSENTS; REGULATORY COMPLIANCE AND APPROVAL. All Permits, consents, approvals and waivers from governmental authorities and other parties necessary to the consummation of the transactions contemplated hereby and for the operation of the Business by Buyer (including, without limitation, all required third party consents to the assignment of the Leases and Contracts to be assumed by Buyer) shall have been obtained. Buyer shall be reasonably satisfied that all approvals required under any Regulations to carry out the transactions contemplated by this Agreement shall have been obtained and that the parties shall have complied with all Regulations applicable to the purchase and sale of the Purchased Assets and Buyer's assumption of the Assumed Liabilities. The applicable waiting period, including any extension thereof, under the HSR Act shall have expired.

         8.3 RELEASES OF LIENS. Without limiting the condition set forth in
Section 8.2, any liens on the Purchased Assets arising under or by virtue of Parent's Senior Subordinated Notes due 2000 and the Note and Warrant Purchase Agreement related thereto (the "Note Purchase Agreement"), Parent's 7% Senior Secured Convertible Debentures due January 24, 2001 and the Convertible Debentures and Warrants Purchase Agreement (the "Debenture Purchase Agreement") and the Security Agreement related thereto, and the Term Loan and Security Agreement, dated as of July 30, 1999 between Parent and Coast Business Credit (the "Parent Coast Loan") shall have been released. In addition, the holders of the Senior Subordinated Notes shall have waived compliance with all covenants that would limit or prohibit the transactions contemplated hereby and, through the Closing Date, all financial covenants contained in the Note Purchase Agreement, the holders of the Convertible Debentures shall have waived compliance with all covenants that would limit or prohibit the transactions contemplated hereby and, through the Closing
Date, all financial covenants under the Debenture Purchase Agreement and related agreements (other than covenants with respect to registration rights) and Coast shall have waived compliance with all covenants that would limit or prohibit the transactions contemplated hereby and, through the Closing Date, all financial covenants under the Parent Coast Loan. The holders of the Senior Subordinated Notes and the holders of the Convertible Debentures also shall have amended their agreements with Parent so that Parent's obligations to issue shares of its common stock or warrants to them will arise only if the Senior Subordinated Notes have not been repaid in full on or before July 31, 2000.

         8.4 NO ACTIONS OR COURT ORDERS. No Action by any governmental authority or other person shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby and which could reasonably be expected to damage Buyer, the Assets or the Business materially if the transactions contemplated hereby are consummated, including without limitation any material adverse effect on the right or ability of Buyer to own, operate, possess or transfer the Purchased Assets after the Closing. There shall not be any Regulation or Court Order that makes the purchase and sale of the Business or the Assets contemplated hereby illegal or otherwise prohibited.

         8.5 CERTIFICATES. Parent and Seller shall furnish Buyer with such certificates of its officers and others to evidence compliance with the conditions set forth in this Article VIII as may be reasonably requested by Buyer.

         8.6 MATERIAL CHANGES. Since the Balance Sheet Date, there shall not have been any material adverse change with respect to the Business or the Assets.

         8.7 CORPORATE DOCUMENTS. Buyer shall have received from Seller resolutions adopted by the boards of directors of Parent and Seller and resolutions of Parent, for itself and as the shareholder of Seller, approving this Agreement and the Ancillary Agreements and the transactions contemplated hereby and thereby, certified by Parent's and Seller's corporate secretary, as applicable.

         8.8 DUE DILIGENCE REVIEW. Buyer and its Representatives shall have conducted a due diligence review of Seller's Books and Records, Financial Statements, and other records and accounts of the Business, and in the reasonable discretion of Buyer, Buyer shall be satisfied on the basis of such review that there has been no material breach of the representations and warranties or the pre-closing covenants of Parent or Seller made pursuant to this Agreement.

         8.9 CONVEYANCING DOCUMENTS; RELEASE OF ENCUMBRANCES. Seller shall have executed and delivered each of documents described in Section 3.2 hereof so as to effect the transfer and assignment to Buyer of all right, title and interest in and to the Purchased Assets and Seller shall have filed (where necessary) and delivered to Buyer all documents necessary to release the Assets from all Encumbrances, which documents shall be in a form reasonably satisfactory to Buyer's counsel.

        8.10 NAME CHANGE. Seller shall have filed an amendment to its Certificate of Incorporation to change its corporate name so as not to include the words "Turf Partners" or any other name or mark that has such a near resemblance thereto as may be likely to cause confusion or mistake to the public, or to otherwise deceive the public. Such amendment shall be in a form acceptable for filing with the Secretary of State of the State of Delaware.

        8.11 OTHER AGREEMENTS. Parent and Seller shall have executed and delivered the Ancillary Agreements

        8.12 SHAREHOLDER APPROVAL. The shareholders of Parent shall have approved this Agreement and the sale of the Purchased Assets, as and to the extent required by Nebraska law, by the provisions of Parent's certificate of incorporation or by the rules of the Nasdaq National Market.

        8.13 OPINION OF COUNSEL. Buyer shall have received the opinion of counsel to Seller covering the matters set forth on Exhibit I hereto.

        8.14 EMPLOYMENT OF REHIRED EMPLOYEES. Buyer shall have received acceptances of employment from Rehired Employees sufficient in Buyer's reasonable discretion to operate the Business after Closing in the same manner as run by Seller prior to Closing.

                                   ARTICLE IX.

                      RISK OF LOSS; CONSENTS TO ASSIGNMENT

         9.1 RISK OF LOSS. From the date hereof through the Closing Date, all risk of loss or damage to the property included in the Assets shall be borne by Seller, and thereafter shall be borne by Buyer. If any portion of the Assets is destroyed or damaged by fire or any other cause on or prior to the Closing Date, other than use, wear or loss in the ordinary course of business, Seller shall give written notice to Buyer as soon as practicable after, but in any event within five (5) calendar days of, discovery of such damage or destruction, the amount of insurance, if any, covering such Assets and the amount, if any, which Seller is otherwise entitled to receive as a consequence. Prior to the Closing, Buyer shall have the option, which shall be exercised by written notice to Seller within ten (10) calendar days after receipt of Seller's notice or if there is not ten (10) calendar days prior to the Closing Date, as soon as practicable prior to the Closing Date, of (a) accepting such Assets in their destroyed or damaged condition in which event Buyer shall be entitled to the proceeds of any insurance or other proceeds payable with respect to such loss and subject to Section 10.4(f), to such indemnification for any uninsured portion of such loss pursuant to Section 10.4, and the full Purchase Price shall be paid for such Assets, (b) excluding such Assets from this Agreement, in which event the Purchase Price shall be reduced by the amount allocated to such Assets, as mutually agreed between the parties or (c) if the destruction or damage of a portion of the Assets has a material adverse effect on the Business or the Purchased Assets taken as a whole, terminating this Agreement in accordance with Section 11.1. If Buyer accepts such Assets, then after the Closing, any insurance or other proceeds shall belong, and shall be assigned to, Buyer without any reduction in the Purchase Price; otherwise, such insurance proceeds shall belong to Seller.

         9.2 CONSENTS TO ASSIGNMENT. Anything in this Agreement to the contrary notwithstanding, this Agreement shall not constitute an agreement to assign any Contract, Lease, Permit or any claim or right or any benefit arising thereunder or resulting therefrom if an attempted assignment thereof, without the consent of a third party thereto, would constitute a Default thereof or in any way adversely affect the rights of Buyer thereunder. If such consent is not obtained, or if an attempted assignment thereof would be ineffective or would affect the rights thereunder so that Buyer would not receive all such rights, Seller will cooperate with Buyer, in all reasonable respects, to provide to Buyer the benefits under any such Contract, Lease, Permit or any claim or right, including without limitation enforcement for the benefit of Buyer of any and all rights of Seller against a third party thereto arising out of the Default or cancellation by such third party or otherwise.

                                   ARTICLE X.

                           ACTIONS BY SELLER AND BUYER

                                AFTER THE CLOSING

        10.1 COLLECTION OF ACCOUNTS RECEIVABLE AND LETTERS OF CREDIT. At the Closing, Buyer will acquire hereunder, and thereafter Buyer or its designee shall have the right and authority to collect for Buyer's or its designee's account, all receivables, letters of credit and other items which constitute a part of the Assets, and Seller shall within forty-eight (48) hours after receipt of any payment in respect of any of the foregoing, properly endorse and deliver to Buyer any letters of credit, documents, cash or checks received on account of or otherwise relating to any such receivables, letters of credit or other items. Seller shall promptly transfer or deliver to Buyer or its designee any cash or other property that Seller may receive in respect of any deposit, prepaid expense, claim, contract, license, lease, commitment, sales order, purchase order, letter of credit or receivable of any character, or any other item, constituting a part of the Assets.

        10.2 BOOKS AND RECORDS; TAX MATTERS.

             (a) BOOKS AND RECORDS. Each party agrees that it will cooperate with and make available to the other party, during normal business hours, all Books and Records, information and employees (without substantial disruption of employment) retained and remaining in existence after the Closing which are necessary or useful in connection with any tax inquiry, audit, investigation or dispute, any litigation or investigation or any other matter requiring any such Books and Records, information or employees for any reasonable business purpose. The party requesting any such Books and Records, information or employees shall bear all of the out of pocket costs and expenses (including without limitation attorneys' fees, but excluding reimbursement for salaries and employee benefits) reasonably incurred in connection with providing such Books and Records, information or employees. All information received pursuant to this Section 10.2(a) shall be subject to the terms of the Confidentiality Agreement.

             (b) COOPERATION AND RECORDS RETENTION. Seller and Buyer shall (i) each provide the other with such assistance as may reasonably be requested by any of them in connection with the preparation of any return, audit, or other examination by any taxing authority or judicial or administrative proceedings relating to Liability for Taxes, (ii) each retain and provide the other with any records or other information that may be relevant to such return, audit or examination, proceeding or determination, and (iii) each provide the other with any final determination of any such audit or examination, proceeding, or determination that affects any amount required to be shown on any tax return of the other for any period. Without limiting the generality of the foregoing, Buyer and Seller shall each retain, until the applicable statutes of limitations (including any extensions) have expired, copies of all tax returns, supporting work schedules, and other records or information that may be relevant to such returns for all tax periods or portions thereof ending on or before the Closing Date and shall not destroy or otherwise dispose of any such records without first providing the other party with a reasonable opportunity to review and copy the same.

             (c) PAYMENT OF LIABILITIES. Following the Closing Date, Seller shall pay promptly when due all of the debts and Liabilities of Seller, including any Liability for Taxes, other than Assumed Liabilities; PROVIDED, HOWEVER, this covenant shall not apply to that portion (or all) of any debt that Seller is contesting in good faith.

        10.3 SURVIVAL OF REPRESENTATIONS, ETC. All of the representations, warranties, covenants and agreements made by each party in this Agreement or in any attachment, exhibit, the Disclosure Schedule, certificate, document or list delivered by any such party pursuant hereto shall survive the Closing for a period of (and claims based upon or arising out of such representations, warranties, covenants and agreements may be asserted at any time before the date which shall be) one year following the Closing (except with respect to the representations and warranties set forth Sections 4.20, 4.21 and 4.25 which shall survive until the expiration of the applicable statute of limitations (with extensions) with respect to the matters addressed in such sections. Each party hereto shall be entitled to rely upon the representations and warranties of the other party set forth in this Agreement. The termination of the representations and warranties provided herein shall not affect the rights of a party in respect of any Claim made by such party in a writing received by the other party prior to the expiration of the applicable survival period provided herein.

        10.4 INDEMNIFICATIONS.

             (a) BY PARENT AND SELLER. Parent and Seller, jointly and severally, shall indemnify, save and hold harmless Buyer, its affiliates and subsidiaries, from and against any and all costs, losses (including without limitation diminution in value), Taxes (other than Taxes which Buyer has agreed to pay pursuant to Sections 2.2(e) and 2.7), Liabilities, obligations, damages, lawsuits, deficiencies, claims, demands, and expenses (whether or not arising out of third party claims), including without limitation interest, penalties, costs of mitigation, losses in connection with any Environmental Law (including without limitation any clean-up or remedial action), lost profits and other losses resulting from any shutdown or curtailment of operations, damages to the environment, attorneys' fees and all amounts paid in investigation, defense or settlement of any of the foregoing (herein, "Damages"), incurred in connection with, arising out of, resulting from or incident to (i) any breach of any representation or warranty or the inaccuracy of any representation, made by Parent or Seller in or pursuant to this Agreement; (ii) any breach of any covenant or agreement made by Seller in or pursuant to this Agreement; (iii) any Excluded Liability or (iv) any Liability imposed upon Buyer by reason of Buyer's status as transferee of the Business or the Purchased Assets.

             The term "Damages" as used in this Section 10.4 is not limited to matters asserted by third parties against Seller or Buyer, but includes Damages incurred or sustained by Seller or Buyer in the absence of third party claims. Payments by Buyer of amounts for which Buyer is indemnified hereunder, and payments by Seller of amounts for which Seller is indemnified, shall not be a condition precedent to recovery. Seller's obligation to indemnify Buyer, and Buyer's obligation to indemnify Seller, shall not limit any other rights, including without limitation rights of contribution which either party may have under statute or common law.

             (b) BY BUYER. Buyer shall indemnify and save and hold harmless Parent, Seller, and their respective affiliates and subsidiaries from and against any and all Damages incurred in connection with, arising out of, resulting from or incident to (i) any breach of any representation or warranty or the inaccuracy of any representation, made by Buyer in or pursuant to this Agreement; (ii) any breach of any covenant or agreement made by Buyer in or pursuant to this Agreement; or (iii) from and after the Closing, any Assumed Liability.

             (c) COOPERATION. The indemnified party shall cooperate in all reasonable respects with the indemnifying party and such attorneys in the investigation, trial and defense of such lawsuit or action and any appeal arising therefrom; PROVIDED, HOWEVER, that the indemnified party may, at its own cost, participate in the investigation, trial and defense of such lawsuit or action and any appeal arising therefrom. The parties shall cooperate with each other in any notifications to insurers.

             (d) DEFENSE OF CLAIMS. If a claim for Damages (a "Claim") is to be made by a party entitled to indemnification hereunder against the indemnifying party, the party claiming such indemnification shall, subject to Section 10.3, give written notice (a "Claim Notice") to the indemnifying party as soon as practicable after the party entitled to indemnification becomes aware of any fact, condition or event which may give rise to Damages for which indemnification may be sought under this Section 10.4. If any lawsuit or enforcement action is filed against any party entitled to the benefit of indemnity hereunder, written notice thereof shall be given to the indemnifying party as promptly as practicable (and in any event within fifteen (15) calendar days after the service of the citation or summons). The failure of any indemnified party to give timely notice hereunder shall not affect rights to indemnification hereunder, except to the extent that the indemnifying party demonstrates actual damage caused by such failure. After such notice, if the indemnifying party shall acknowledge in writing to the indemnified party that the indemnifying party shall be obligated under the terms of its indemnity hereunder in connection with such lawsuit or action, then the indemnifying party shall be entitled, if it so elects at its own cost, risk and expense, (i) to take control of the defense and investigation of such lawsuit or action, (ii) to employ and engage attorneys of its own choice to handle and defend the same unless the named parties to such action or proceeding include both the indemnifying party and the indemnified party and the indemnified party has been advised in writing by counsel that there may be one or more legal defenses available to such indemnified party that are different from or additional to those available to the indemnifying party, in which event the indemnified party shall be entitled, at the indemnifying party's cost, risk and expense, to separate counsel of its own choosing, and (iii) to compromise or settle such claim, which compromise or settlement shall be made only with the written consent of the indemnified party, such consent not to be unreasonably withheld. If the indemnifying party fails to assume the defense of such claim within fifteen (15) calendar days after receipt of the Claim Notice, the indemnified party against which such claim has been asserted will (upon delivering notice to such effect to the indemnifying party) have the right to undertake, at the indemnifying party's cost and expense, the defense, compromise or settlement of such claim on behalf of and for the account and risk of the indemnifying party; PROVIDED, HOWEVER, that such Claim shall not be compromised or settled without the written consent of the indemnifying party, which consent shall not be unreasonably withheld. In the event the indemnified party assumes the defense of the claim, the indemnified party will keep the indemnifying party reasonably informed of the progress of any such defense, compromise or settlement. The indemnifying party shall be liable for any settlement of any action effected pursuant to and in accordance with this
Section 10.4 and for any final judgment (subject to any right of appeal), and the indemnifying party agrees to indemnify and hold harmless an indemnified party from and against any Damages by reason of such settlement or judgment.

             (e) BUYER'S RIGHT OF OFFSET. Anything in this Agreement to the contrary notwithstanding, Buyer may withhold and set off against any amounts otherwise due Seller any amount as to which Seller is obligated to indemnify Buyer pursuant to any provision of this Section 10.4.

             (f) BROKERS AND FINDERS. Pursuant to the provisions of this Section 10.4, each of Buyer and Seller shall indemnify, hold harmless and defend the other party from the payment of any and all broker's and finder's expenses, commissions, fees or other forms of compensation which may be due or payable from or by the indemnifying party, or may have been earned by any third party acting on behalf of the indemnifying party in connection with the negotiation and execution hereof and the consummation of the transactions contemplated hereby.

             (g) LIMITATIONS. Neither Buyer nor Seller shall be liable to the other under this Section 10.4 for any Damages until either any individual amount otherwise due the party being indemnified exceeds One Hundred Thousand Dollars ($100,000) or the aggregate amount otherwise due the party being indemnified exceeds an accumulated total of Two Hundred Thousand Dollars ($200,000). Claims for indemnification with respect to fraud, intentional misrepresentation or the cause or knowledge of a deliberate or willful breach of any representations, warranties or covenants under this Agreement or in any certificate, schedule or exhibit delivered pursuant hereto shall not be subject to any of the limitations set forth in this Article X.

        10.5 BULK SALES. It may not be practicable to comply or attempt to comply with the procedures of the "Bulk Sales Act" or similar law of any or all of the states in which the Assets are situated or of any other state which may be asserted to be applicable to the transactions contemplated hereby. Accordingly, to induce Buyer to waive any requirements for compliance with any or all of such laws, Seller hereby agrees that the indemnity provisions of
Section 10.4 hereof shall apply to any Damages of Buyer arising out of or resulting from the failure of Seller or Buyer to comply with any such laws.

        10.6 TAXES. Subject to Section 2.7, Parent and Seller shall pay, or cause to be paid, when due all Taxes for which Seller is or may be liable or that are or may become payable with respect to all taxable periods ending on or prior to the Closing Date.

        10.7 OPERATION OF BUSINESS. From the Closing Date through December 31, 2000, Buyer shall operate the Business using the Purchased Assets as a separate business unit in accordance with the budget and forecast for the Business attached hereto as Exhibit J. Buyer also shall maintain separate, auditable financial statements for the Business following the Closing Date.

                                  ARTICLE XI.

                                  MISCELLANEOUS

        11.1 TERMINATION.

             (a) TERMINATION. This Agreement may be terminated at any time prior to Closing:

                  (i) By mutual written consent of Buyer and Seller;

                  (ii) By Buyer or Seller if the Closing shall not have occurred on or before August 31, 2000; PROVIDED HOWEVER, that this provision shall not be available to Buyer if Seller has the right to terminate this Agreement under clause (iv) of this Section 11.1, and this provision shall not be available to Seller if Buyer has the right to terminate this Agreement under clause (iii) of this Section 11.1;

                  (iii) By Buyer if there is a material breach of any representation or warranty set forth in Article IV hereof or any covenant or agreement to be complied with or performed by Parent or Seller pursuant to the terms of this Agreement or the failure of a condition set forth in Article VIII to be satisfied (and such condition is not waived in writing by Buyer) on or prior to the Closing Date, or the occurrence of any event which results or would result in the failure of a condition set forth in Article VIII to be satisfied on or prior to the Closing Date, provided that Buyer may not terminate this Agreement prior to the Closing if Seller has not had an adequate opportunity to cure such failure;

                  (iv) By Seller if there is a material breach of any representation or warranty set forth in Article V hereof or of any covenant or agreement to be complied with or performed by Buyer pursuant to the terms of this Agreement or the failure of a condition set forth in Article VII to be satisfied (and such condition is not waived in writing by Seller) on or prior to the Closing Date, or the occurrence of any event which results or would result in the failure of a condition set forth in Article VII to be satisfied on or prior to the Closing Date; PROVIDED that, Seller may not terminate this Agreement prior to the Closing Date if Buyer has not had an adequate opportunity to cure such failure;

                  (v) By Buyer if Seller and Parent have not obtained the board approvals contemplated by Section 6.10 hereof; or

                  (vi) By Seller if it has not obtained commitments for additional working capital, as contemplated by Section 6.11, on or before March 28, 2000.

             (b) IN THE EVENT OF TERMINATION. In the event of termination of this Agreement:

                  (i) Each party will redeliver all documents, work papers and other material of any other party relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the party furnishing the same;

                  (ii) The provisions of the Confidentiality Agreement shall continue in full force and effect; and

                  (iii) No party hereto shall have any Liability to any other party to this Agreement, except as stated in subsections (i), (ii) and (iii) of this Section 11.1(b), except for any willful breach of this Agreement occurring prior to the proper termination of this Agreement. The foregoing provisions shall not limit or restrict the availability of specific performance or other injunctive relief to the extent that specific performance or such other relief would otherwise be available to a party hereunder.

        11.2 ASSIGNMENT. Neither this Agreement nor any of the rights or obligations hereunder may be assigned by any party without the prior written consent of the other parties; except that Buyer may, without such consent, assign all such rights to any lender as collateral security and assign all such rights and obligations to a wholly-owned subsidiary (or a partnership controlled by Buyer) or subsidiaries of Buyer or to a successor in interest to Buyer which shall assume all obligations and Liabilities of Buyer under this Agreement. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, and no other person shall have any right, benefit or obligation under this Agreement as a third party beneficiary or otherwise.

        11.3 NOTICES. All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when received if personally delivered; when transmitted if transmitted by telecopy, electronic or digital transmission method; the day after it is sent, if sent for next day delivery to a domestic address by recognized overnight delivery service (E.G., Federal Express); and upon receipt, if sent by certified or registered mail, return receipt requested. In each case notice shall be sent to:

                  If to Parent or Seller, addressed to:

                           Eco Soil Systems, Inc.
                           10740 Thornmint Road
                           San Diego, CA  92177
                           Attention:  William B. Adams

                  With a copy to:

                           Latham & Watkins
                           701 "B" Street
                           Suite 2100
                           San Diego, California  92101
                           Attention:  Robert E. Burwell

                  If to Buyer, addressed to:

                           J. R. Simplot Company
                           999 Main Street, Suite 1300
                           Boise, Idaho 83702
                           Attention:  Ray Sasso

                  With a copy to:

                           J.R. Simplot Company
                           999 Main Street, Suite 1300
                           Boise, Idaho 83702
                           Attention:  General Counsel

or to such other place and with such other copies as either party may designate as to itself by written notice to the others.

        11.4 CHOICE OF LAW. This Agreement shall be construed, interpreted and the rights of the parties determined in accordance with the laws of the State of California (without reference to the choice of law provisions of California law).

        11.5 ENTIRE AGREEMENT; AMENDMENTS AND WAIVERS. This Agreement, the Ancillary Agreements, together with all exhibits and schedules hereto and thereto (including the Disclosure Schedule), and the Confidentiality Agreement constitute the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. No amendment, supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

        11.6 MULTIPLE COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        11.7 EXPENSES. Except as otherwise specified in this Agreement, each party hereto shall pay its own legal, accounting, out-of-pocket and other expenses incident to this Agreement and to any action taken by such party in preparation for carrying this Agreement into effect.

        11.8 INVALIDITY. In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

        11.9 TITLES; GENDER. The titles, captions or headings of the Articles and Sections herein, and the use of a particular gender, are for convenience of reference only and are not intended to be a part of or to affect or restrict the meaning or interpretation of this Agreement.

       11.10 PUBLIC STATEMENTS AND PRESS RELEASES. The parties hereto covenant and agree that, except as provided for hereinbelow, each will not from and after the date hereof make, issue or release any public announcement, press release, statement or acknowledgment of the existence of, or reveal publicly the terms, conditions and status of, the transactions provided for herein, without the prior written consent of the other party as to the content and time of release of and the media in which such statement or announcement is to be made; PROVIDED, HOWEVER, that in the case of announcements, statements, acknowledgments or revelations which either party is required by law to make, issue or release, the making, issuing or releasing of any such announcement, statement, acknowledgment or revelation by the party so required to do so by law shall not constitute a breach of this Agreement if such party shall have given, to the extent reasonably possible, not less than two (2) calendar days prior notice to the other party, and shall have attempted, to the extent reasonably possible, to clear such announcement, statement, acknowledgment or revelation with the other party. Each party hereto agrees that it will not unreasonably withhold any such consent or clearance.

       11.11 CUMULATIVE REMEDIES. All rights and remedies of either party hereto are cumulative of each other and of every other right or remedy such party may otherwise have at law or in equity, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies.

       11.12 SERVICE OF PROCESS, CONSENT TO JURISDICTION.

             (a) SERVICE OF PROCESS. Each parties hereto irrevocably consents to the service of any process, pleading, notices or other papers by the mailing of copies thereof by registered, certified or first class mail, postage prepaid, to such party at such party's address set forth herein, or by any other method provided or permitted under California law.

             (b) CONSENT AND JURISDICTION. Each party hereto irrevocably and unconditionally (1) agrees that any suit, action or other legal proceeding arising out of this Agreement may be brought in the United States District Court for the Southern District of California or, if such court does not have jurisdiction or will not accept jurisdiction, in any court of general jurisdiction in the County of San Diego, California; (2) consents to the jurisdiction or any such court in any such suit, action or proceeding; and (3) waives any objection which such Shareholder may have to the laying of venue of any such suit, action or proceeding in any such court.

       11.13 ATTORNEYS' FEES. If any party to this Agreement brings an action to enforce its rights under this Agreement, the prevailing party shall be entitled to recover its costs and expenses, including without limitation reasonable attorneys' fees, incurred in connection with such action, including any appeal of such action.

             IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on their respective behalf, by their respective officers thereunto duly authorized, all as of the day and year first above written.

PARENT:                                 BUYER:


ECO SOIL SYSTEMS, INC.                  J.R. SIMPLOT COMPANY


By: /s/ William B. Adams                By: /s/ Stephen A. Babe
   -------------------------------         ---------------------------------
   Name: William B. Adams                  Name: Stephen A. Babe
        --------------------------              ----------------------------
   Its: Chairman/CEO                       Its: President and CEO
       ---------------------------             -----------------------------


SELLER:


TURF PARTNERS, INC.


By: /s/ William B. Adams
   -------------------------------
   Name: William B. Adams
        --------------------------
   Its: Chairman/CEO
       ---------------------------

                                                                        ANNEX B




                     FIRST AMENDMENT TO AMENDED AND RESTATED
                            ASSET PURCHASE AGREEMENT

         This First Amendment to Amended and Restated Asset Purchase Agreement (the "Amendment") is entered into as of June 9, 2000 by and among Eco Soil Systems, Inc., a Nebraska corporation ("Parent"), Turf Partners, Inc., a Delaware corporation ("Seller"), and J.R. Simplot Company, a Nevada corporation ("Buyer"). Parent, Seller and Buyer are hereinafter referred to as the "Parties."

         WHEREAS, the Parties entered into an Asset Purchase Agreement dated as of March 27, 2000; and

         WHEREAS, the Parties later agreed to certain amendments to the Asset Purchase Agreement which were reflected in an Amended and Restated Asset Purchase Agreement dated as of April 5, 2000 (as amended, the "Agreement"); and

         WHEREAS, the Parties now wish to amend the provisions of the Agreement regarding, among other things, (i) the purchase price and (ii) termination of the Agreement; and

         WHEREAS, the board of directors of Parent has unanimously approved this Amendment and has resolved to recommend to Parent's shareholders that they approve the transactions contemplated by the Agreement as amended hereby; and

         WHEREAS, concurrently with the execution and delivery of this Amendment, (i) Buyer has arranged a $2 million letter of credit to secure Parent's obligations under a Term Loan and Security Agreement with Coast Business Credit; (ii) Buyer is prepared to lend Parent and Seller $3 million pursuant to that certain Term Loan Agreement dated as of April 12, 2000 among Buyer, Parent and Seller; (iii) Parent and Buyer have agreed upon the final terms of each of the Ancillary Agreements (as defined in the Agreement); (iv) the Parties have entered into a corporate governance agreement pursuant to which Buyer will manage the operations of Seller pending the Closing (as defined in the Agreement); and (v) each member of Parent's board of directors has entered into a Shareholder Voting Agreement pursuant to which such directors have agreed to vote their shares of Parent common stock in favor of the transactions contemplated by the Agreement as amended hereby; and

          WHEREAS, the Parties believe this Amendment will benefit each of them.

         NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, the Parties hereto agree as follows:

         1. The following defined terms shall be deleted from Section 1.1:
"EBITDA" and "Net Tangible Assets."

         2. The term "Closing Date" as defined in Section 1.1 shall be revised to state in its entirety as follows:

                  "`CLOSING DATE' shall mean a date two business days following the satisfaction or waiver of all conditions to the obligations of Buyer and Seller to consummate the transactions contemplated hereby (other than conditions with respect to actions Buyer and Seller will take at the Closing itself) to be agreed upon by Buyer and Seller or such other date as Buyer and Seller shall mutually agree upon."

         3. The following defined terms and the corresponding section references shall be deleted from the table contained in Section 1.2: "Adjustment Amount," "June 30, 2000 Balance Sheet" and "Net Book Value."

         4. Section 2.4 of the Agreement shall be revised to state in its entirety as follows:

                  "2.4 PURCHASE PRICE. The purchase price for the Assets (the "Purchase Price") shall be Twenty-Three Million Dollars ($23,000,000). On the Closing Date, Buyer will pay (i) Twenty-One Million Nine Hundred Seventy-Five Thousand Dollars ($21,975,000) to Seller by wire transfer to an account designated by Seller prior to the Closing and (ii) One Million Twenty-Five Thousand Dollars ($1,025,000), on behalf of Seller, by wire transfer to an account provided to Buyer prior to the Closing in respect of certain expenses incurred by Seller in connection with the transactions contemplated hereby, as specified on Schedule 2.4 hereto."

         5. Section 2.5 of the Agreement shall be revised to state in its entirety as follows:

                  "2.5 REPAYMENT OF TERM LOAN. On the Closing Date, Seller shall repay all amounts outstanding, together with any interest thereon, on the $3 million term loan made by Buyer to Parent and Seller under that certain Term Loan Agreement dated as of April 12, 2000 among Buyer, Parent and Seller."

         6. Section 2.6 shall be revised to state in its entirety as follows:

                  "2.6 CLOSING BALANCE SHEET. On or before August 15, 2000, Seller shall prepare and deliver to Buyer, an audited balance sheet as of June 30, 2000 (the "Closing Balance Sheet"). The Closing Balance Sheet shall be prepared by Seller's personnel in accordance with generally accepted accounting principles, as applied in preparation of the Balance Sheet, and shall fairly and accurately present the Assets, Liabilities (including reserves) and financial position of the Business, with respect to the Assets, as of June 30, 2000."

         7. Section 2.8 shall be revised to state in its entirety as follows:

                  "2.8 PRORATIONS. All rent, utilities and other lease charges with respect to Leases assumed by Buyer shall be prorated between Buyer and Seller as of June 30, 2000. Such prorations shall, insofar as feasible, be determined and paid at the Closing, with best efforts to achieve final settlement of such prorations within 30 days after the Closing. Seller shall be responsible for payment of all unpaid rent, common area maintenance expenses and real property taxes through June 30, 2000."

         8. The third sentence of Section 6.1 shall be revised to state in its entirety as follows:

         "As soon as practical after the execution and delivery of this Agreement, but no later than June 13, 2000, Buyer and Seller shall make all filings required under the HSR Act, and Buyer and Seller will promptly file any supplemental or additional information which may reasonably be requested in connection therewith pursuant to the HSR Act, and will comply in all material respects with the requirements of the HSR Act."

         9. Sections 6.11, 8.6 and 10.7 of the Agreement shall be deleted in their entirety.

         10. Clause (vi) of Section 11.1(a) of the Agreement shall be deleted in its entirety.

         11. The effectiveness of this Amendment is subject to the approval of the boards of directors of Seller and Parent on or before June 9, 2000. Prior to such approvals, this Amendment shall have no force or effect. Seller and Parent will deliver certified copies of their board resolutions to Buyer on or prior to June 13, 2000.

         12. This Amendment may be executed in one or more counterparts, and by different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, including counterparts transmitted by facsimile, but all of which taken together shall constitute one and the same agreement.

         13. On and after the date hereof, each reference in the Agreement to the "Agreement" shall mean the Agreement as amended hereby. Except as specifically amended above, the Agreement shall remain in full force and effect and is hereby ratified and confirmed. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any party hereto, nor constitute a waiver of any provision of the Agreement.


                            [Signature page follows]

         IN WITNESS HEREOF, the Parties have entered into this Amendment as of the date first written above.

PARENT:                                  BUYER:




ECO SOIL SYSTEMS, INC.                   J.R. SIMPLOT COMPANY




By: /s/ William B. Adams                 By: /s/ Stephen A. Beebe
   -------------------------------          ------------------------------------
 Name:  William B. Adams                  Name:  Stephen A. Beebe
      ----------------------------             ---------------------------------
 Its:   Chairman/CEO                      Its:   President and CEO
     -----------------------------            ----------------------------------


SELLER:




TURF PARTNERS, INC.



By: /s/ William B. Adams
   -------------------------------
 Name:  William B. Adams
      ----------------------------
 Its:   Chairman/CEO
     -----------------------------

                                  SCHEDULE 2.4

         On the Closing Date, the amount of $1,025,000 shall be paid by Buyer to CIBC World Markets Corp. ("CIBC World Markets") in respect of certain fees owed by Seller to CIBC World Markets.

                                                                   ANNEX C

                          SHAREHOLDER VOTING AGREEMENT


         THIS SHAREHOLDER VOTING AGREEMENT (this "AGREEMENT") is made and entered into as of June 9, 2000, by and between J.R. Simplot Company, a Nevada corporation ("SIMPLOT"), and the undersigned ("SHAREHOLDER").

         WHEREAS, Shareholder desires that Simplot, Eco Soil Systems, Inc., a Nebraska corporation ("ECO SOIL"), and Turf Partners, Inc., a Delaware corporation and wholly owned subsidiary of Eco Soil ("TURF PARTNERS"), enter into a First Amendment to Amended and Restated Asset Purchase Agreement dated as of the date hereof (the "AMENDMENT"), which reflects various amendments to the Amended and Restated Asset Purchase Agreement dated as of April 5, 2000 among Eco Soil, Turf Partners and Simplot (as amended, the "PURCHASE AGREEMENT"), pursuant to which Turf Partners will sell substantially all of its assets to Simplot (the "ASSET SALE");

         WHEREAS, Shareholder is executing this Agreement as an inducement to Simplot to enter into and execute, the Amendment.

         NOW, THEREFORE, in consideration of the execution and delivery by Simplot of the Amendment and the mutual covenants, conditions and agreements contained herein and therein, the parties agree as follows:

         1. VOTING AGREEMENT. Shareholder hereby covenants to Simplot that, at any meeting of shareholders of Eco Soil called to vote upon the Asset Sale and the Purchase Agreement or at any adjournment thereof or in any other circumstances upon which a vote with respect to the Asset Sale and the Purchase Agreement is sought (the "SHAREHOLDERS' MEETING"), Shareholder shall appear, or cause the holder of record on any applicable record date (the "RECORD HOLDER") to appear, for the purpose of obtaining a quorum at the Shareholders' Meeting, and vote (or cause the Record Holder to vote) the number of shares of common stock, $.005 par value per share, of Eco Soil ("COMMON STOCK") beneficially owned by the Shareholder as of the record date (the "SHARES") in favor of the Asset Sale, the approval and adoption of the Purchase Agreement, and the approval of the terms thereof and each of the other transactions contemplated by the Purchase Agreement. For purposes of this Agreement, the term "Shares" shall not include shares of Common Stock issuable upon exercise of options or warrants that have not been exercised prior to the record date for the Shareholders' Meeting.

         2. GRANT OF IRREVOCABLE PROXY; APPOINTMENT OF PROXY. Shareholder hereby irrevocably appoints and constitutes Simplot as Shareholder's proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of Shareholder, to vote the Shares at the Shareholders' Meeting in favor of the Asset Sale, the execution and delivery of the Purchase Agreement and approval of the terms thereof and each of the other transactions contemplated by the Purchase Agreement. Shareholder hereby affirms that the irrevocable proxy set forth in this Section 2 is given in connection with the execution of the Purchase Agreement, and that such irrevocable proxy is given to secure the performance of the duties of Shareholder under this Agreement. Shareholder hereby further affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked.

         3. REPRESENTATIONS AND WARRANTIES. Shareholder represents and warrants to Simplot as follows:

                  (a) Shareholder is competent to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, Shareholder, enforceable in accordance with its terms.

                  (b) Neither the execution and delivery of this Agreement nor the consummation by Shareholder of the transactions contemplated hereby will result in a violation of, or a default under, or conflict with, any contract, trust, commitment, agreement, understanding, arrangement or restriction of any kind to which Shareholder is a party or bound or to which the Shares are subject.

                  (c) The Shares and the certificates representing such Shares are now, and at all times during the term hereof will be, held by Shareholder, or by a nominee or custodian for the benefit of such Shareholder, free and clear of all liens, claims, security interests, proxies, voting trusts or agreements, understandings or arrangements or any other encumbrances whatsoever, except for any such encumbrances or proxies arising hereunder.

                  (d) Shareholder understands and acknowledges that Simplot is entering into the Amendment in reliance upon Shareholder's execution and delivery of this Agreement. Shareholder acknowledges that the irrevocable proxy set forth in Section 2 is granted in consideration for Simplot's execution and delivery of the Amendment.

         4. COVENANTS. Shareholder hereby agrees that he will not (i) transfer (which term shall include, without limitation, for the purposes of this Agreement, any sale, gift, pledge or other disposition), or consent to any transfer of, any or all of the Shares or any interest therein; (ii) enter into any contract, option or other agreement or understanding with respect to any transfer of any or all of such Shares or any interest therein, (iii) grant any proxy, power of attorney or other authorization in or with respect to such Shares, except for this Agreement, or (iv) deposit such Shares into a voting trust or enter into a voting agreement or arrangement with respect to such Shares; provided, that Shareholder may transfer (as defined above) any of the Shares to any other person who is on the date hereof, or to any family member of a person or charitable institution which prior to the Shareholders' Meeting and prior to such transfer becomes, a party to this Agreement bound by all the obligations of Shareholder hereunder.

         5. CERTAIN EVENTS. Shareholder agrees that this Agreement and the obligations hereunder shall attach to the Shares and shall be binding upon any person or entity to which legal or beneficial ownership of such Shares shall pass, whether by operation of law or otherwise, including without limitation Shareholder's successors or assigns. Shareholder agrees that, in the event of any stock split, stock dividend, merger, reorganization, recapitalization or other change in the capital structure of Eco Soil affecting the Common Stock, or the acquisition of additional shares of Common Stock or other voting securities of Eco Soil by Shareholder, the number of Shares subject to the terms of this Agreement shall be adjusted appropriately and this Agreement and the obligations hereunder shall apply to any additional shares of Common Stock or other voting securities of Eco Soil issued to or acquired by Shareholder.

         6. FURTHER ASSURANCES. Shareholder shall, upon request and expense of Simplot, execute and deliver any additional documents and take such further actions as may reasonably be deemed by Simplot to be necessary or desirable to carry out the provisions hereof and to vest the power to vote the Shares as contemplated by Section 2 in Simplot; provided that nothing herein shall obligate Shareholder to exercise any options or warrants held by him prior to the record date for the Shareholders' Meeting.

         7. TERMINATION. This Agreement, and all rights and obligations of the parties hereunder, shall terminate upon the first to occur of (i) the Closing Date of the Asset Sale or (ii) the date upon which the Purchase Agreement is terminated in accordance with its terms. Upon such termination, no party shall have any further obligations or liabilities hereunder, provided that no such termination shall relieve any party from liability for any breach of this Agreement prior to such termination.

         8. MISCELLANEOUS.

                  (a) All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice): (i) if to Simplot, to the address provided in the Purchase Agreement; and (ii) if to Shareholder; to its address shown below its signature on the last page hereof.

                  (b) The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                  (c) This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement.

                  (d) This Agreement (including the documents and instruments referred to herein) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

                  (e) This Agreement shall be governed by, and construed in accordance with, the laws of the State of California, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

                  (f) Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise, by any of the parties without the prior written consent of the other parties. Any assignment in violation of the foregoing shall be void.

                  (g) If any term, provision, covenant or restriction herein, or the application thereof to any circumstance, shall, to any extent, be held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions herein and the application thereof to any other circumstances, shall remain in full force and effect, shall not in any way be affected, impaired or invalidated, and shall be enforced to the fullest extent permitted by law.

                  (h) Nothing contained in this Agreement shall be deemed to vest in Simplot any direct or indirect ownership or incidence of ownership of or with respect to any of the Shares. All rights, ownership and economic benefits of and relating to the Shares shall remain and belong to Shareholder, and Simplot shall not have any authority to manage, direct, superintend, restrict, regulate, govern, or administer any of the policies or operations of Eco Soil or exercise any power or authority to direct Shareholder in the voting of any of the Shares, except as otherwise provided herein, or the performance of Shareholder's duties or responsibilities as a shareholder of Eco Soil.

                  (k) No amendment, modification or waiver in respect of this Agreement shall be effective against any party unless it shall be in writing and signed by such party.

         IN WITNESS WHEREOF, the undersigned parties have executed and delivered this Shareholder Voting Agreement as of the day and year first above written.

                                         J.R. SIMPLOT COMPANY


                                         By:
                                            -----------------------------------
                                         Its:
                                             ----------------------------------


                                         SHAREHOLDER:


                                         --------------------------------------
                                         Name:
                                              ---------------------------------
                                         Address:
                                                 ------------------------------

                                                 ------------------------------

                                                                         ANNEX D


                    [LETTERHEAD OF CIBC WORLD MARKETS CORP.]


                                  June 9, 2000


The Board of Directors
Eco Soil Systems, Inc.
10740 Thornmint Road
San Diego, California 92127

Members of the Board:


You have asked CIBC World Markets Corp. ("CIBC World Markets") to render a written opinion ("Opinion") to the Board of Directors as to the fairness, from a financial point of view, to Eco Soil Systems, Inc. ("Eco Soil") of the Consideration (defined below) to be received pursuant to the Amended and Restated Asset Purchase Agreement, dated as of April 5, 2000, as amended as of June 9, 2000 (the "Agreement"), by and among J.R. Simplot Company ("Simplot"), Turf Partners, Inc., a wholly owned subsidiary of Eco Soil
("Turf Partners"), and Eco Soil. The Agreement provides for, among other things, the sale by Turf Partners to Simplot of certain specified assets of, and the assumption by Simplot of certain specified liabilities relating to, the business of Turf Partners of selling Eco Soil BioJect programs, FreshPack products, traditional chemical fertilizers and pesticides and other turf maintenance products in golf course and turf markets (the "Business" and, such sale, the "Transaction") for total consideration of $23.0 million in cash and the assumption of certain outstanding indebtedness and other liabilities of Eco Soil, as specified in the Agreement (collectively, the "Consideration").



In arriving at our Opinion, we:

(a)   reviewed the Agreement;

(b) reviewed audited financial statements for Eco Soil for the fiscal years ended December 31, 1997, December 31, 1998 and December 31, 1999;

(c) reviewed unaudited financial statements for Eco Soil for the fiscal quarter ended March 31, 1999;

(d) reviewed financial projections for the Business prepared by the management of Eco Soil;

(e) held discussions with the senior management of Eco Soil with respect to Eco Soil, the Business and their prospects for future growth, including the near-term liquidity needs of, and capital resources available to, Eco Soil and the Business;

(f) reviewed and analyzed certain publicly available financial data for certain companies with operations we deemed comparable to the Business;

(g) reviewed and analyzed certain publicly available information for transactions that we deemed comparable to the Transaction;

(i)   reviewed public information concerning the Business; and

(j) performed such other analyses and reviewed such other information as we deemed appropriate.


In rendering our Opinion, we relied upon and assumed, without independent verification or investigation, the accuracy and completeness of all of the financial and other information provided to or discussed with us by Eco Soil and its employees, representatives and affiliates. With respect to forecasts of the future

The Board of Directors
Eco Soil Systems, Inc.
June 9, 2000
Page 2


financial condition and operating results of the Business provided to or discussed with us, we assumed, at the direction of the management of Eco
Soil, without independent verification or investigation, that such forecasts were reasonably prepared on bases reflecting the best available information, estimates and judgments of the management of Eco Soil. In addition, the management of Eco Soil has advised us that, on or prior to the closing of the Transaction, Eco Soil and Simplot (or affiliates thereof) will enter into certain agreements providing for, among other things, the distribution, sale and testing by Simplot of Eco Soil's proprietary products and certain transitional services to be provided to Simplot by Eco Soil (the "Related Transactions"). To the extent material to our analysis, we have assumed, with your consent, that the Related Transactions will be consummated in accordance with the terms discussed with us by the management of Eco Soil. We have neither made nor obtained any independent evaluations or appraisals of the assets or liabilities (contingent or otherwise) of the Business. We are not expressing any opinion as to the underlying valuation, future performance or long-term viability of the Business. In connection with our engagement, we were not requested to, and we did not, solicit third party indications of interest with respect to the acquisition of all or a part of the Business. Our Opinion is necessarily based on the information available to us and general economic, financial and stock market conditions and circumstances as they exist and can be evaluated by us on the date hereof. It should be understood that, although subsequent developments may affect this Opinion, we do not have any obligation to update, revise or reaffirm the Opinion.


As part of our investment banking business, we are regularly engaged in valuations of businesses and securities in connection with acquisitions and mergers, underwritings, secondary distributions of securities, private placements and valuations for other purposes.

We have acted as financial advisor to Eco Soil in connection with the Transaction and will receive a fee for our services, a significant portion of which is contingent upon consummation of the Transaction and a portion of which is payable upon the delivery of this Opinion. CIBC World Markets and its affiliates have in the past provided services to Eco Soil unrelated to the proposed Transaction, for which CIBC World Markets and its affiliates have received compensation. In the ordinary course of business, CIBC World Markets and its affiliates may actively trade securities of Eco Soil for their own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

Based upon and subject to the foregoing, and such other factors as we deemed relevant, it is our opinion that, as of the date hereof, the Consideration to be received in the Transaction is fair, from a financial point of view, to Eco Soil. This Opinion is for the use of the Board of Directors of Eco Soil in its evaluation of the Transaction and does not constitute a recommendation as to how any stockholder should vote with respect to any matters relating to the Transaction.

                                    Very truly yours,


                                    /s/ CIBC WORLD MARKETS CORP.
                                    ----------------------------
                                    CIBC WORLD MARKETS CORP.

                                                                         ANNEX E



                              DISSENTER'S RIGHTS

21-20,137. DISSENTERS' RIGHTS; TERMS, DEFINED. For purposes of sections 21-20,137 to 21-20,150:

(1) Beneficial shareholder shall mean the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder;

(2) Corporation shall mean the issuer of the shares held by a dissenter before the corporate action or the surviving or acquiring corporation by merger or share exchange of that issuer;

(3) Dissenter shall mean a shareholder who is entitled to dissent from corporate action under section 21-20,138 and who exercises that right when and in the manner required by sections 21-20,140 to 21-20,148;

(4) Fair value, with respect to a dissenter's shares, shall mean the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable;

(5) Interest shall mean interest from the effective date of the corporate action until the date of payment at the rate specified in section 45-104, as such rate may from time to time be adjusted by the Legislature;

(6) Record shareholder shall mean the person in whose name shares are registered in the records of a corporation or the beneficial shareholder to the extent of the rights granted by a nominee certificate on file with a corporation; and

(7) Shareholder shall mean the record shareholder or the beneficial shareholder.

Source: Laws 1995, LB 109, Section 137.    Operative date January 1, 1996.

21-20,138. RIGHT TO DISSENT. (1) A shareholder shall be entitled to dissent from, and obtain payment of the fair value of his or her shares in the event of, any of the following corporate actions:

(a) Consummation of a plan of merger to which the corporation is a party:

(i) If shareholder approval is required for the merger by section 21-20,130 or the articles of incorporation and the shareholder is entitled to vote on the merger; or

(ii) If the corporation is a subsidiary that is merged with its parent under section 21-20,131;

(b) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

(c) Consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than in the usual and regular course of business if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale;

(d) An amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter's shares because it:

(i) Alters or abolishes a preferential right of the shares;

(ii) Creates, alters, or abolishes a right in respect of redemption including a provision respecting a sinking fund for the redemption or repurchase of the shares;

(iii) Alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities;

(iv) Excludes or limits the right of the shares to vote on any matter, or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights; or

(v) Reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under section 21-2038; or

(e) Any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, the bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

(2) A shareholder entitled to dissent and obtain payment for his or her shares under sections 21-20,137 to 21-20,150 may not challenge the corporate action creating his or her entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

(3) The right to dissent and obtain payment under sections 21-20,137 to 21-20,150 shall not apply to the shareholders of a bank, trust company, stock-owned savings and loan association, industrial loan and investment company, or the holding company of any such bank, trust company, stock-owned savings and loan association, or industrial loan and investment company.

Source: Laws 1995, LB 109, Section 138.    Operative date January 1, 1996

21-20,139. DISSENT BY NOMINEES AND BENEFICIAL OWNERS. (1) A record shareholder may assert dissenters' rights as to fewer than all the shares registered in his or her name only if he or she dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf he or she asserts dissenters' rights. The rights of a partial dissenter under this subsection shall be determined as if the shares as to which he or she dissents and his or her other shares were registered in the names of different shareholders.

(2) A beneficial shareholder may assert dissenters' rights as to shares held on his or her behalf only if:

(a) He or she submits to the corporation the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and

(b) He or she does so with respect to all shares of which he or she is the beneficial shareholder or over which he or she has power to direct the vote.

Source: Laws 1995, LB 109, Section 139.    Operative date January 1, 1996

21-20,140. NOTICE OF DISSENTERS' RIGHTS. (1) If proposed corporate action creating dissenters' rights under section 21-20,138 is submitted to a vote at a shareholders' meeting, the meeting notice shall state that shareholders are or may be entitled to assert dissenters' rights under sections 21-20,137 to 21-20,150 and be accompanied by a copy of such sections.

(2) If corporate action creating dissenters' rights under section 21-20,138 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send those shareholders the dissenters' notice described in section 21-20,142.

Source: Laws 1995, LB 109, Section 140.    Operative date January 1, 1996

21-20,141. DISSENTERS' RIGHTS; NOTICE OF INTENT TO DEMAND PAYMENT. (1) If proposed corporate action creating dissenters' rights under section 21-20,138 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights (a) shall deliver to the corporation before the vote is taken a written notice of his or her intent to demand payment for his or her shares if the proposed action is effectuated and (b) shall not vote his or her shares in favor of the proposed action.

(2) A shareholder who does not satisfy the requirements of subsection (1) of this section shall not be entitled to payment for his or her shares under sections 21-20,137 to 21-20,150.

Source: Laws 1995, LB 109, Section 141.    Operative date January 1, 1996

21-20,142. DISSENTERS' NOTICE. (1) If proposed corporate action creating dissenters' rights under section 21-20,138 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of section 21-20,141.

(2) The dissenters' notice shall be sent no later than ten days after the corporate action was taken and shall:

(a) State where the payment demand shall be sent and where and when certificates for certificated shares shall be deposited;

(b) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

(c) Supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and requires that the person asserting dissenters' rights certify whether or not he or she acquired beneficial ownership of the shares before that date;

(d) Set a date by which the corporation shall receive the payment demand which date may not be fewer than thirty nor more than sixty days after the date the notice required by subsection (1) of this section is delivered; and

(e) Be accompanied by a copy of sections 21-20,137 to 21-20,150.

Source: Laws 1995, LB 109, Section 142.    Operative date January 1, 1996

21-20,143. DISSENTERS' RIGHTS; DUTY TO DEMAND PAYMENT. (1) A shareholder who was sent a dissenters' notice described in section 21-20,142 shall demand payment, certify whether he or she acquired beneficial ownership of the shares before the date required to be set forth in the dissenters' notice pursuant to subdivision
(2)(c) of section 21-20,142, and deposit his or her certificates in accordance with the terms of the notice.

(2) The shareholder who demands payment and deposits his or her shares under subsection (1) of this section shall retain all other rights of a shareholder until such rights are canceled or modified by the taking of the proposed corporate action.

(3) A shareholder who does not demand payment or does not deposit his or her share certificates where required, each by the date set in the dissenters' notice, shall not be entitled to payment for his or her shares under sections 21-20,137 to 21-20,150.

Source: Laws 1995, LB 109, Section 143.    Operative date January 1, 1996

21-20,144. DISSENTERS' RIGHTS; SHARE RESTRICTIONS. (1) The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions are released under section 21-20,146.

(2) The person for whom dissenters rights are asserted as to uncertificated shares shall retain all other rights of a shareholder until such rights are canceled or modified by the taking of the proposed corporate action.

Source: Laws 1995, LB 109, Section 144.    Operative date January 1, 1996

21-20,145. DISSENTERS' RIGHTS; PAYMENT. (1) Except as provided in section 21-20,147, as soon as the proposed corporate action is taken, or upon receipt of a payment demand, the corporation shall pay each dissenter who complied with section 21-20,143 the amount the corporation estimates to be the fair value of his or her shares, plus accrued interest.

(2) The payment shall be accompanied by:

(a) The corporation's balance sheet as of the end of a fiscal year ending not more than sixteen months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any;

(b) A statement of the corporation's estimate of the fair value of the shares;

(c) An explanation of how the interest was calculated;

(d) A statement of the dissenter's right to demand payment under section 21-20,148; and

(e) A copy of section 21-21,137 to 21-20,150.

Source: Laws 1995, LB 109, Section 145    Operative date January 1, 1996.

21-20,146. DISSENTERS' RIGHTS; FAILURE TO TAKE ACTION. (1) If the corporation does not take the proposed action within sixty days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

(2) If, after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it shall send a new dissenter's notice under section 21-20,142 and repeat the payment demand procedure.

Source: Laws 1995, LB 109, Section 146.    Operative date January 1, 1996.

21-20,147. DISSENTERS' RIGHTS; AFTER-ACQUIRED SHARES. (1) A corporation may elect to withhold payment required by section 21-20,145 from a dissenter unless he or she was the beneficial shareholder before the date set forth in the dissenters' notice as the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action.

(2) To the extent the corporation elects to withhold payment under subsection
(1) of this section after taking the proposed corporate action, it shall estimate the fair value of the shares, plus accrued interest and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of his or her demand. The corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenter's rights to demand payment under section 21-20,148.

Source: Laws 1995, LB 109, Section 147    Operative date January 1, 1996

21-20,148. DISSENTERS' RIGHTS; PROCEDURE IF SHAREHOLDER DISSATISFIED WITH PAYMENT OR OFFER. (1) A dissenter may notify the corporation in writing of his or her own estimate of the fair value of his or her shares and amount of interest due, and demand payment of his or her estimate, less any payment under section 21-20,145, or reject the corporation's offer under section 21-20,147 and demand payment of the f air value of his or her shares and interest due if;

(a) The dissenter believes that the amount paid under section 21-20,145 or offered under section 21-20,147 is less than the fair value of his or her shares or that the interest due is incorrectly calculated;

(b) The corporation fails to make payment under section 21-20,145 within sixty days after the date set for demanding payment; or

(c) The corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within sixty days after the date set for demanding payment.

(2) A dissenter waives his or her right to demand payment under this section unless he or she notifies the corporation of his or her demand in writing under subsection (1) of this section within thirty days after the corporation made or offered payment for his or her shares.

Source: Laws 1995, LB 109, Section 148.    Operative date January 1, 1996.

21-20,149. DISSENTERS' RIGHTS; COURT ACTION. (1) If a demand for payment under section 21-20,148 remains unsettled, the corporation shall commence a proceeding within sixty days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

(2) The corporation shall commence the proceeding in the district court of the county where a corporation's principal office, or, if none in this state , its registered office, is located. If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the district court of the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

(3) The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unsettled, parties to the proceeding as in an action against their shares and all parties shall be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

(4) The jurisdiction of the court in which the proceeding is commenced under subsection (2) of this section shall be plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. Appraisers shall have the powers described in the order appointing them or in any amendment to such order. The dissenters shall be entitled to the same discovery rights as parties in other civil proceedings.

(5) Each dissenter made a party to the proceeding shall be entitled to judgment
(a) for the amount, if any, by which the court finds the fair value of his or her shares, plus interest, exceeds the amount paid by the corporation or (b) for the fair value, plus accrued interest, of his or her after-acquired shares for which the corporation elected to withhold payment under section 21-20,147.

Source: Laws 1995, LB 109, Section 149    Operative date January 1, 1996.

21-20, 150. DISSENTERS' RIGHTS; COURT COSTS AND ATTORNEY'S FEES. (1) The court in an appraisal proceeding commenced under section 21-20,149 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under section 21-20,148.

(2) The court may also assess the attorney's fees and expenses and the fees and expenses of experts for the respective parties in amounts the court finds equitable:

(a) Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of sections 21-20,140 to 21-20,148; or

(b) Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by sections 21-20,137 to 21-20,150.

(3) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated and that the fees for those services should not be assessed against the corporation, the court may award to counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.

Source: Laws 1995, LB 109, Section 150.    Operative date January 1, 1996.

PROXY                        ECO SOIL SYSTEMS, INC.                       PROXY
            10890 THORNMINT ROAD, SUITE 200, SAN DIEGO, CA 92127

         THE UNDERSIGNED SHAREHOLDER(S) OF ECO SOIL SYSTEMS, INC. ("ECO SOIL") HEREBY CONSTITUTES AND APPOINTS WILLIAM B. ADAMS AND MAX D. GELWIX, AND EACH OF THEM, ATTORNEYS AND PROXIES OF THE UNDERSIGNED, EACH WITH POWER OF SUBSTITUTION, TO ATTEND, VOTE AND ACT FOR THE UNDERSIGNED AT THE ANNUAL MEETING OF SHAREHOLDERS OF ECO SOIL TO BE HELD ON [____________], 2000, AND AT ANY ADJOURNMENT OR POSTPONEMENT THEREOF, ACCORDING TO THE NUMBER OF SHARES OF COMMON STOCK OF ECO SOIL WHICH THE UNDERSIGNED MAY BE ENTITLED TO VOTE, AND WITH ALL THE POWERS WHICH THE UNDERSIGNED WOULD POSSESS IF PERSONALLY PRESENT, AS FOLLOWS:

         THIS PROXY WILL BE VOTED FOR THE ELECTION AS DIRECTOR OF THE NOMINEE SET FORTH IN THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT, UNLESS THE CONTRARY IS INDICATED IN THE APPROPRIATE PLACE.

         1.   To elect the nominee for the Board of
              Directors of Eco Soil

              [ ]   FOR the nominee listed below
                    (except as marked to the contrary below)

                    EDWARD N. STEEL

              [ ]   WITHHOLD AUTHORITY to vote for
                    the nominee listed

(INSTRUCTION: To vote for the nominee listed above, mark the "FOR" box, and to withhold authority for the nominee listed above, mark the "WITHHOLD AUTHORITY" box.)



         2.   To approve an Amended and Restated Asset
              Purchase Agreement, dated April 5, 2000, as amended by that certain First Amendment to Amended and Restated Asset Purchase Agreement, dated as of June 9, 2000, by and among Eco Soil, its subsidiary Turf Partners, Inc. ("Turf Partners") and J.R. Simplot Company
              ("Simplot"), pursuant to which Turf Partners will sell substantially all of its assets to Simplot.



              [ ]  FOR       [ ]  AGAINST       [ ]  ABSTAIN

         3. In their discretion, the Proxies are authorized to transact such other business as may properly come before the Meeting.

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted for each of the proposals described above.

The undersigned revokes any prior proxy at such meeting and ratifies all that said attorneys and proxies, or any of them, may lawfully do by virtue hereof. Receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement is hereby acknowledged.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.





                                       --------------------------------------
                                       Signature



                                       --------------------------------------
                                       Signature if held jointly



                                       DATED:______________, 2000





        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ECO SOIL SYSTEMS, INC. PLEASE COMPLETE, SIGN, DATE AND MAIL PROMPTLY
                    IN THE POSTAGE-PAID ENVELOPE ENCLOSED